EXHIBIT 10.1

INVESTMENT AGREEMENT

dated as of May 11, 2020

by and between

Agilysys, Inc.
and

MAK Capital One L.L.C.

Page
ARTICLE I PURCHASE; CLOSING		1
1.1	Purchase; Use of Proceeds	1
1.2	Closing	1
1.3	Closing Conditions	2
1.4	Designation Rights	4

ARTICLE II REPRESENTATIONS AND WARRANTIES		4
2.1	Representations and Warranties of the Company	4
2.2	Representations and Warranties of the Purchaser	10

ARTICLE III COVENANTS		13
3.1	Filings; Other Actions	13
3.2	Reasonable Best Efforts to Close	13
3.3	Authorized Common Stock	14
3.4	Certain Adjustments	14
3.5	Nasdaq Listing of Shares	14
3.6	Negative Covenants	14

ARTICLE IV ADDITIONAL AGREEMENTS		15
4.1	Preferred Stock Transfer Restrictions	15
4.2	Legend	16
4.3	Standstill	16
4.4	Voting Agreement	19
4.5	Tax Matters	19
4.6	Survival	19

ARTICLE V MISCELLANEOUS		20
5.1	Expenses	20
5.2	Amendment; Waiver	20
5.3	Counterparts; Electronic Transmission	20
5.4	Governing Law	21
5.5	Notices	21
5.6	Entire Agreement	22
5.7	Assignment	22
5.8	Interpretation	23
5.9	Captions	23
5.10	Severability	23
5.11	No Third Party Beneficiaries	23
5.12	Public Announcements	23
5.13	Specific Performance	24
5.14	Termination	24
5.15	Effects of Termination	24
5.16	Non-Recourse	25

i

(Continued)
Page
5.17	Net Funding	25
5.18	Definitions	25

ii

This INVESTMENT AGREEMENT, dated as of May 11, 2020 (this “Agreement”), by and between Agilysys, Inc., an Ohio corporation (the “Company”) and MAK Capital One L.L.C., a Delaware limited liability company (the “Purchaser”).  Capitalized terms used herein are defined in Section 5.18 or as otherwise defined elsewhere in this Agreement, unless the context clearly indicates otherwise.
RECITALS:
WHEREAS, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, an aggregate of 1,735,457 shares of the Company’s convertible preferred stock, without par value, designated as “Series A Serial Preferred Shares” (the “Series A Preferred Stock”), having the terms set forth in the Certificate of Amendment to the Articles of Incorporation in substantially the form attached hereto as Exhibit A (the “Certificate of Amendment”), subject to the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:
ARTICLE I

PURCHASE; CLOSING
1.1          Purchase; Use of Proceeds.  On the terms and subject to the conditions herein, on the Closing Date, the Company agrees to sell and issue to the Purchaser, and the Purchaser agrees to purchase from the Company that number of shares of Series A Preferred Stock (the “Initial Shares” together with the  Adjustment Preferred Shares (as defined in the Certificate of Amendment), the “Shares”) set forth opposite the Purchaser’s name on Schedule I hereto, free and clear of any Liens (other than Liens incurred by the Purchaser or restrictions arising under applicable securities Laws), at a purchase price of $20.1676 per Initial Share (the “Per Share Price”).  The aggregate purchase price for the Initial Shares shall be equal to $35,000,002.60 (the number of Initial Shares multiplied by the Per Share Price) (the “Purchase Price”) and the Shares shall have an aggregate initial Liquidation Preference (as defined in the Certificate of Amendment) of $35,000,002.60.  The Company will use the proceeds for general corporate purposes.
1.2          Closing.
(a)          The closing of the purchase by the Purchaser of the Initial Shares pursuant to this Agreement (the “Closing”) shall take place remotely via the exchange of final documents and signature pages, on the first business day following the satisfaction or waiver of the conditions set forth in Section 1.3 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to their satisfaction), or such other time and place as the Company and the Purchaser may agree (the date on which the Closing actually occurs, the “Closing Date”); provided that the Closing Date shall not be earlier than May 22, 2020 unless mutually agreed by the Company and the Purchaser.

(b)          Subject to the satisfaction or waiver on or prior to the Closing Date of the applicable conditions to the Closing in Section 1.3, at the Closing:

(1)          the Company will deliver, or cause to be delivered, to the Purchaser (i) evidence reasonably satisfactory to the Purchaser of the issuance of the Initial Shares in the name of the Purchaser by book entry on the stock ledger of the Company (or, if the Initial Shares are to be represented in certificated form, a certificate representing the Initial Shares), (ii) the executed Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”) and (iii) all other documents, instruments and writings required to be delivered by the Company to the Purchaser pursuant to this Agreement; and
(2)          the Purchaser will deliver or cause to be delivered (i) to a bank account designated by the Company in writing at least two (2) business days prior to the Closing Date, the portion of the Purchase Price set forth opposite the Purchaser’s name on Schedule I hereto by wire transfer of immediately available funds, (ii) the executed Registration Rights Agreement and (iii) all other documents, instruments and writings required to be delivered by the Purchaser to the Company pursuant to this Agreement.
(c)          All deliveries at the Closing will be deemed to occur simultaneously.
1.3          Closing Conditions.
(a)          The obligation of the Purchaser to consummate the transactions contemplated hereby to be consummated at the Closing is subject to the satisfaction or written waiver by the Purchaser as of the Closing of the following conditions:
(1)           (i) the representations and warranties of the Company set forth in Section 2.1 hereof (other than Sections 2.1(a)(1), 2.1(b), 2.1(c)(1), 2.1(d), 2.1(e), 2.1(g)) shall be true and correct (disregarding all qualifications or limitations as to materiality or Company Material Adverse Effect) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that such representation or warranty speaks to an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not and would not be reasonably expected to have a Company Material Adverse Effect and (ii) the representations and warranties of the Company set forth in Sections 2.1(a)(1), 2.1(b), 2.1(c)(1), 2.1(d), 2.1(e) and 2.1(g) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date;
(2)          the Company shall have performed and complied with in all material respects all obligations required to be performed and complied with by it pursuant to this Agreement at or prior to the Closing;
(3)          no Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Entity of competent jurisdiction that temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the
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consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal;

(4)          the Company shall have filed the Certificate of Amendment in substantially the form attached hereto as Exhibit A together with such changes thereto as may be necessary, upon the advice of Ohio special counsel, to conform to the requirements of Ohio law (such changes to be effected in such manner so as not to change the rights or interests of the Purchaser or the issue in any material respect) with the Secretary of State of the state of Ohio on or prior to the Closing, which shall continue to be in full force and effect as of the Closing;
(5)          the shares of Common Stock issuable upon conversion of the Shares shall have been approved for listing on the Nasdaq Global Market (“Nasdaq”), subject to official notice of issuance;
(6)          no notice of delisting from the Nasdaq shall have been received by the Company with respect to the shares of Common Stock; and
(7)          there shall not have occurred and be continuing a Company Material Adverse Effect.
(b)          The obligation of the Company to consummate the transactions contemplated hereby to be consummated at the Closing is subject to the satisfaction or written waiver by the Company as of the Closing of the following conditions:
(1)          (i) the representations and warranties of the Purchaser set forth in Section 2.2 hereof (other than Sections 2.2(a), 2.2(b)(1) and 2.2(c)) shall be true and correct (disregarding all qualifications or limitations as to materiality) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that such representation or warranty speaks of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, have not prevented or materially delayed or would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement and (ii) the representations and warranties of the Purchaser set forth in Sections 2.2(a), 2.2(b)(1) and 2.2(c) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date;
(2)          the Purchaser shall have performed and complied with in all material respects all obligations required to be performed and complied with by it pursuant to this Agreement at or prior to the Closing;
(3)          no Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Entity of competent jurisdiction that temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal; and
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(4)          the Purchaser shall have delivered to the Company a duly executed, valid, accurate and properly completed Internal Revenue Service Form W-9 certifying that the Purchaser is a U.S. person and that the Purchaser is not subject to backup withholding.

1.4          Designation Rights.  The Purchaser shall have the right to designate by written notice to the Company no later than one (1) business day prior to the Closing Date that some or all of its shares of Series A Preferred Stock be issued in the name of, and delivered to, one or more of its Affiliates (each a “Related Purchaser”) upon receipt by the Company of payment therefor in accordance with the terms hereof, which notice of designation shall (i) be addressed to the Company and signed by the Purchaser and each such Related Purchaser, and (ii) specify the number of shares of Series A Preferred Stock to be delivered to or issued in the name of such Related Purchaser; provided, however, that no such designation pursuant to this Section 1.4 shall relieve the Purchaser from its obligations under this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES
2.1          Representations and Warranties of the Company.  Except as set forth (x) in SEC Documents filed or furnished prior to the date of this Agreement (including any exhibits thereto and excluding any disclosures set forth in any risk factor section or any “forward looking statements” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or (y) in a correspondingly identified schedule attached hereto (provided that any such disclosure shall be deemed to be disclosed with respect to each other representation and warranty to which the relevance of such exception is reasonably apparent on the face of such disclosure), the Company represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date (except to the extent made only as of a specified date in which case as of such date), that:
(a)          Organization and Authority.
(1)          The Company (i) is a corporation duly organized and validly existing under the laws of the state of Ohio, (ii) has all requisite corporate power and authority to own its properties and conduct its business as presently conducted and (iii) is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except, in the case of this clause (iii), where failure to be so qualified or in good standing, individually or in the aggregate, has not and would not reasonably be expected to have a Company Material Adverse Effect. True and accurate copies of the Amended Articles of Incorporation of the Company (as amended or modified from time to time prior to the date hereof, the “Articles of Incorporation”) or amended code of regulations of the Company (as amended or modified from time to time prior to the date hereof, the “Bylaws”), each as in effect, have been made available to the Purchaser prior to the date hereof.
(2)          Each of the Company’s Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the “SEC”)) (i) is
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duly organized and validly existing under the Laws of its jurisdiction of organization, (ii) has all requisite corporate or other applicable entity power and authority to own its properties and conduct its business as presently conducted and (iii) is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except, in the case of this clause (iii), where failure to be so qualified or in good standing, individually or in the aggregate, has not and would not reasonably be expected to have a Company Material Adverse Effect.

(b)          Capitalization.
(1)          The authorized capital stock of the Company consists of 80,000,000 shares of Common Shares, without par value (the “Common Stock”), and 5,000,000 shares of Serial Preferred Shares, without par value (the “Preferred Stock”).  As of the close of business on May 8, 2020, (i) 23,599,886 shares of Common Stock were issued and outstanding, of which 199,070 were restricted stock awards subject to forfeiture restrictions, (ii) 8,006,945 shares of Common Stock were held in the treasury of the Company or by a Company Subsidiary, (iii) 897,055 shares of Common Stock were reserved for issuance under a Plan, (iv) 1,644,439 shares of Common Stock were subject to outstanding options to purchase Common Stock (the “Company Options”), and (v) none of the shares of Preferred Stock were issued and outstanding.  Since May 8, 2020, no other shares of Common Stock or Preferred Stock have been issued other than shares of Common Stock issued in respect of the exercise of Company Options in the ordinary course of business.
(2)          All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right.  Except as set forth in Section 2.1(b)(1), the Company has not issued any securities or right to purchase securities of the Company (including any options, warrants or other rights, agreements, arrangements or commitments of any character or any securities convertible into or exchangeable for any capital stock or other Equity Interests of the Company).  Except as provided in the Transaction Documents, there are no outstanding contractual obligations of the Company or any of its Subsidiaries (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the sale, issuance, repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of, or (v) granting any preemptive or antidilutive right, with respect to any shares of capital stock of, or other Equity Interests in, the Company or any of the Company Subsidiaries.  The Company does not have outstanding shareholder purchase rights or “poison pill” or any similar arrangement in effect.
(3)          Each outstanding share of capital stock of or other Equity Interest in each Company Subsidiary is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and is owned, beneficially and of record, by the Company or one or more of its wholly-owned Subsidiaries free and clear of all Liens, except, in each case, where such failure, individually or in the aggregate, has not and would not reasonably be
5

expected to have a Company Material Adverse Effect.  No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exchangeable for, securities having the right to vote) on any matters on which the shareholders of the Company may vote are issued.

(c)          Authorization.
(1)          The Company has the corporate power and authority to enter into this Agreement and the other Transaction Documents and to carry out its obligations hereunder and thereunder.  The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the board of directors of the Company (the “Board of Directors”), including by unanimous approval of an independent special committee of the Board of Directors established in connection with the transactions contemplated by this Agreement.  This Agreement has been, and (as of the Closing) the other Transaction Documents will be, duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Purchaser, this Agreement is, and (as of the Closing) each of the other Transaction Documents will be, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles).  No other corporate proceedings are necessary for the execution and delivery by the Company of this Agreement or the other Transaction Documents, the performance by it of its obligations hereunder or thereunder or the consummation by it of the transactions contemplated hereby or thereby.
(2)          Neither the execution, delivery and performance by the Company of this Agreement or the other Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the provisions hereof or thereof (including the rights of the Shares to convert into shares of Common Stock), will (i) require notice, consent or approval pursuant to, violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under any of the terms, conditions or provisions of (A) the Articles of Incorporation or the Bylaws or the certificate of incorporation, charter, bylaws or other governing instrument of any Company Subsidiary or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (ii) violate any law, statute, ordinance, rule, regulation, permit, franchise or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties or assets, except in the case of clauses (i)(B)
6

and (ii) for such violations, conflicts and breaches as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(3)          Other than (i) the securities or blue sky laws of the various states of the United States, (ii) the filing of one or more Forms 8-K and (iii) the listing on Nasdaq of the shares of Common Stock issuable upon the conversion of the Shares, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of any Governmental Entity or stock exchange, nor expiration or termination of any statutory waiting period, is necessary for the execution or delivery by the Company of this Agreement or the other Transaction Documents or the consummation by the Company of the transactions contemplated by this Agreement or the other Transaction Documents, except, in the case of any such matters arising in respect of a non-United States Governmental Entity or Law, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(d)          Sale of Securities.  Assuming the accuracy of the Purchaser’s representations in Section 2.2, the offer and sale of the Shares is exempt from the registration and prospectus delivery requirements of the Securities Act and the rules and regulations promulgated thereunder.
(e)          Status of Securities.  The Initial Shares to be issued pursuant to this Agreement, the Adjustment Preferred Shares to be issued pursuant to the Certificate of Amendment and the shares of Common Stock to be issued upon conversion of the Shares have been duly authorized by all necessary corporate action of the Company.  When issued and sold against receipt of the consideration therefor as provided in this Agreement or the Certificate of Amendment, the Shares will be validly issued, fully paid and nonassessable, will not be subject to preemptive rights of any other shareholder of the Company, and will effectively vest in the Purchaser good title to all such securities, free and clear of all Liens, except restrictions imposed by the Securities Act and any applicable state, foreign or other securities Laws.  Upon any conversion of any Shares into shares of Common Stock pursuant to the terms of the Certificate of Amendment, such shares of Common Stock issued upon such conversion will be validly issued, fully paid and nonassessable, and will not be subject to preemptive rights of any other shareholder of the Company, and will effectively vest in the Purchaser good title to all such securities, free and clear of all Liens, except restrictions imposed by the Securities Act and any applicable state, foreign or other securities Laws.  The shares of Common Stock to be issued upon any conversion of the Shares have been duly reserved for such issuance.
(f)          SEC Documents; Financial Statements.
(1)          The Company has filed, on a timely basis, all required reports, proxy statements, forms, and other documents with the SEC since May 1, 2018 (collectively, the “SEC Documents”).  Each of the SEC Documents, as of its respective filing date complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and, except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document filed and publicly available prior to the date of this Agreement, none of the SEC Documents
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contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(2)          The Company (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) that are reasonably designed to ensure that material information (both financial and non-financial) relating to the Company, including its consolidated Subsidiaries, is made known to the individuals responsible for the preparation of the Company’s filings with the SEC and (ii) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the Board of Director’s audit committee (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.  As of the date of this Agreement, to the Knowledge of the Company, there is no reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.
(3)          There is no transaction, arrangement or other relationship between the Company and/or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its SEC Documents and is not so disclosed.
(4)          The financial statements of the Company and its consolidated Subsidiaries included in the SEC Documents (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, in each case as of the date such SEC Document was filed, and (ii) have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in such financial statements or the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows of the Company and its consolidated Subsidiaries for the periods then ended (subject, in the case of unaudited quarterly statements, to the absence of footnote disclosures and normal year-end audit adjustments).
(g)          Brokers and Finders.  Except for J. Wood Capital Advisors LLC pursuant to that certain engagement letter dated April 23, 2020, the fees and expenses of which will be paid by the Company on behalf of the independent special committee of the Board of Directors, neither the Company nor its Subsidiaries or any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted
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directly or indirectly for the Company in connection with this Agreement or the transactions contemplated hereby.

(h)          Litigation.  There is no action, suit, proceeding or investigation pending or, to the Knowledge of the Company, threatened (including “cease and desist” letters or invitations to take patent license) against, nor any outstanding judgment, order, writ or decree against, the Company or any of its Subsidiaries or any of their respective assets before or by any Governmental Entity, which individually or in the aggregate has had, or, would reasonably be expected to have (including for this purpose, assuming an adverse determination of any such matter), a Company Material Adverse Effect.  Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is subject to any judgment, order or decree of any Governmental Entity.
(i)          Indebtedness.  Neither the Company nor any of its Subsidiaries is in default in the payment of any material indebtedness or in default under any agreement relating to its material indebtedness.
(j)          Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and listed for trading on the Nasdaq and the Company has taken no action designed to, or which to the Knowledge of the Company is reasonably likely to, have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on the Nasdaq, as applicable, nor has the Company received as of the date of this Agreement any notification that the SEC is contemplating terminating such registration or any notice of delisting.
(k)          Form S-3 Eligibility. The Company is eligible to register the resale of the shares of Common Stock to be issued upon conversion of the Shares by the Purchaser on a registration statement on Form S-3 under the Securities Act.
(l)          No Restrictions on Distributions. None of the Company or any of its Subsidiaries is a party to or otherwise bound by any instrument or agreement that limits or prohibits or could limit or prohibit, directly or indirectly, the Company from issuing the Adjustment Preferred Shares or redeeming the Shares pursuant to their terms or paying dividends on the Shares, except in each case for prohibitions mandated by the Laws of the jurisdiction of formation of such Subsidiary.
(m)          No Additional Representations.  Except for the representations and warranties made by the Company in this Section 2.1, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or any Subsidiaries or their respective businesses, operations, assets, liabilities, employees, employee benefit plans, conditions or prospects, and the Company hereby disclaims any such other representations or warranties.  In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person makes or has made any representation or warranty to the Purchaser, or any of its Affiliates or representatives, with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Company or any of its Subsidiaries or their respective business, or (ii) any oral or written information presented to the Purchaser or any of its
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Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby.  Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the right of the Purchaser and its Affiliates to rely on the representations, warranties, covenants and agreements expressly set forth in this Agreement or in any certificate delivered pursuant hereto, nor will anything in this Agreement operate to limit any claim by the Purchaser or any of its Affiliates for actual and intentional fraud.

2.2          Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date (except to the extent made only as of a specified date in which case as of such date) that:
(a)          Organization and Authority.  The Purchaser (i) is duly organized, validly existing and in good standing under the laws of the state of Delaware (ii) has all requisite entity power and authority to own its properties and assets and conduct its business as presently conducted and (iii) is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except, in the case of this clause (iii), where failure to be so qualified has not and would not reasonably be expected to materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.
(b)          Authorization.
(1)          The Purchaser has the entity power and authority to enter into this Agreement and the other Transaction Documents and to carry out its obligations hereunder and thereunder.  The execution, delivery and performance of this Agreement and the other Transaction Documents by the Purchaser and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Purchaser, and no further approval or authorization by any of its stockholders, partners, members or other equity owners, as the case may be, is required.  This Agreement has been, and (as of the Closing) the other Transaction Documents will be, duly and validly executed and delivered by the Purchaser and assuming due authorization, execution and delivery by the Company, this Agreement is, and (as of the Closing) each of the other Transaction Documents will be, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles).  No other organizational proceedings are necessary for the execution and delivery by the Purchaser of this Agreement or the other Transaction Documents, the performance by it of its obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby.
(2)          Neither the execution, delivery and performance by the Purchaser of this Agreement or the other Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Purchaser with any of the provisions hereof or thereof, will (i) require notice, consent or approval pursuant to,
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violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of the Purchaser under any of the terms, conditions or provisions of (A) its organizational documents or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Purchaser is a party or by which it may be bound, or to which the Purchaser or any of the properties or assets of the Purchaser may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any law, statute, ordinance, rule or regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to the Purchaser or any of their respective properties or assets except in the case of clauses (i)(B) and (ii) for such violations, conflicts and breaches as would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement or have a material adverse effect on the Purchaser’s ability to fully perform its respective covenants and obligations under this Agreement.

(3)          Other than (i) the securities or blue sky laws of the various states and (ii) filings pursuant to Section 13 and Section 16 of the Exchange Act, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, nor expiration or termination of any statutory waiting period, is necessary for the execution, delivery and performance by the Purchaser of this Agreement or the other Transaction Documents or the consummation by the Purchaser of the transactions contemplated by this Agreement or the other Transaction Documents, except, in the case of any such matters arising in respect of a non-United States Governmental Entity or Law, as would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement or have a material adverse effect on the Purchaser’s ability to fully perform its respective covenants and obligations under this Agreement.
(c)          Financial Capability.  At the Closing, the Purchaser will have access to available funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement.  The Purchaser is not aware of any reason why the funds sufficient to fulfill its obligations under Article I (including paying the Purchase Price) will not be available on the Closing Date.
(d)          Brokers and Finders.  Neither the Purchaser nor its Affiliates or any of their respective officers, directors, employees or agents has employed any broker or finder for which the Company will incur any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees in connection with this Agreement or the transactions contemplated hereby.
(e)          Purchase for Investment.  The Purchaser is an accredited investor (as defined in Rule 501 of the Securities Act) and acknowledges that the Shares have not been registered under the Securities Act or under any state securities Laws.  The Purchaser (i) acknowledges that it is acquiring the Shares and the shares of Common Stock issuable upon the
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conversion of the Shares pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Shares or the shares of Common Stock issuable upon the conversion of the Shares to any person in violation of applicable securities Laws, (ii) will not sell, transfer, or otherwise dispose of any of the Shares or shares of Common Stock issuable upon the conversion of the Shares, except in compliance with this Agreement, the Articles of Incorporation, the registration requirements or exemption provisions of the Securities Act and any other applicable securities Laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Shares and the shares of Common Stock issuable upon the conversion of the Shares and of making an informed investment decision, and (iv) without prejudice to any claim of Purchaser hereunder for breach of the Company’s representations and warranties or for actual and intentional fraud, (A) has been furnished with or has had full access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Shares and the shares of Common Stock issuable upon the conversion of the Shares, (B) has had an opportunity to discuss with management of the Company the intended business and financial affairs of the Company and to obtain information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to it or to which it had access and (C) can bear the economic risk of (1) an investment in the Shares and the shares of Common Stock issuable upon the conversion of the Shares indefinitely and (2) a total loss in respect of such investment. The Purchaser has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an investment decision with respect to, its investment in the Shares and the shares of Common Stock issuable upon the conversion of the Shares and to protect its own interest in connection with such investment.

(f)          Existing Ownership.  The SEC Documents filed by the Purchaser prior to the date of this Agreement sets forth all of the Common Stock and any other securities of the Company owned by the Purchaser, and except as set forth therein, the Purchaser does not legally or beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) or control, directly or indirectly, any shares, convertible debt or an securities convertible into or exercisable or exchangeable for, or any rights, warrants or options to acquire, any shares or convertible debt in the Company, or have any agreement, understanding or arrangement to acquire any of the foregoing, except with respect to such Shares as to be acquired by the Purchaser pursuant to the transactions contemplated herein.
(g)          No Additional Representations.  The Purchaser and its Affiliates acknowledge and agree that, except for the representations and warranties contained in Section 2.1, neither the Company nor any other Person, makes any express or implied representation or warranty with respect to the Company, its Subsidiaries or their respective businesses, operations, assets, liabilities, employees, employee benefit plans, conditions or prospects, and the Company hereby disclaims any such other representations or warranties.  In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person, makes or has made any representation or warranty to the Purchaser, or any of its Affiliates or representatives, with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Company, its Subsidiaries or their respective business, or (ii) except for the representations and warranties made by the Company in Section 2.1, any information presented to the Purchaser or any of its Affiliates or representatives in the course of their due diligence investigation of the
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Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby.  To the fullest extent permitted by applicable law, except with respect to the representations and warranties contained in Section 2.1, neither the Company nor any of its Subsidiaries shall have any liability to Purchaser or its Affiliates or representatives on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any other representation or warranty, either express or implied, included in any information or statements (or any omissions therefrom) provided or made available by the Company or its Subsidiaries to Purchaser or its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated by this Agreement.  Notwithstanding the foregoing, nothing in this Section 2.2(g) shall limit, preclude or prohibit any claim of actual and intentional fraud.

ARTICLE III

COVENANTS
3.1          Filings; Other Actions.
(a)          Each of the Purchaser, on the one hand, and the Company, on the other hand, will cooperate and consult with the other and use reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, necessary or advisable to consummate the transactions contemplated by this Agreement.  Each of the Purchaser and the Company shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement such transactions or to evidence such events or matters.
(b)          The Purchaser and the Company will have the right to review in advance, and to the extent practicable, each will consult with the other, in each case, subject to applicable Laws relating to the exchange of information, all the information relating to such other party, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement.  In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable.  Each party hereto agrees to keep the other party apprised of the status of matters referred to in this Section 3.1.  The Purchaser shall promptly furnish the Company, and the Company shall promptly furnish the Purchaser, to the extent permitted by Law, with copies of written communications received by it or its Subsidiaries from any Governmental Entity in respect of the transactions contemplated by this Agreement.  Neither the Purchaser nor the Company shall participate in any substantive meeting with any Governmental Entity in respect of the transactions contemplated by this Agreement unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Entity, gives the other party the opportunity to attend and participate therein or thereat.
3.2          Reasonable Best Efforts to Close.  During the Pre-Closing Period, each of the Company and the Purchaser will use reasonable best efforts in good faith to take, or cause to
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be taken, all actions, and to do, or cause to be done, all things necessary under applicable Laws so as to permit consummation of the transactions contemplated hereby as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate reasonably with the other party hereto to that end.

3.3          Authorized Common Stock.  At any time that any Shares are outstanding, the Company shall from time to time take all lawful action within its control to cause the authorized share capital of the Company to include a number of authorized but unissued shares of Common Stock equal to the number of shares of Common Stock issuable upon the conversion of all Shares then issued and outstanding.  All shares of Common Stock delivered upon conversion of the Shares shall be newly issued shares or shares held in treasury by the Company, shall have been duly authorized and validly issued and shall be fully paid and nonassessable, and free and clear of any Liens (other than Liens created by the Purchaser or restrictions on Transfer arising under applicable securities Laws ).
3.4          Certain Adjustments.  During the Pre-Closing Period, the Company shall not effect any transaction that would have resulted in an adjustment to the Conversion Price (as defined in the Certificate of Amendment) pursuant to Section 10(f)(i) of the Certificate of Amendment if the Shares had been issued since the date hereof.
3.5          Nasdaq Listing of Shares.  To the extent it has not already done so, the Company shall promptly apply to cause the shares of Common Stock issuable upon the conversion of the Shares to be approved for listing on the Nasdaq, subject to official notice of issuance, and will otherwise use its reasonable commercial efforts to list the shares of Common Stock issuable upon the conversion of the Shares on the Nasdaq and maintain such listing.
3.6          Negative Covenants.  During the Pre-Closing Period, the Company and its Subsidiaries shall operate their businesses in the ordinary course consistent with past practice (provided, that the Company and its Subsidiaries may, in connection with the COVID-19 pandemic, take such actions as are reasonably necessary or advisable (i) to protect the health and safety of their employees and other individuals having business dealings with the Company and its Subsidiaries or (ii) to respond to third-party supply or service delays or disruptions caused by the COVID-19 pandemic), and, without the prior written consent of the Purchaser, shall not:
(a)          declare, or make payment in respect of, any dividend or other distribution upon any shares of the Company;
(b)          redeem, repurchase or acquire any shares of the Company or any of its Subsidiaries, other than repurchases of shares (i) approved by the Board of Directors and publicly announced prior to the date hereof, (ii) made in an “open market” transaction at the then-prevailing price or through an “accelerated share repurchase” on customary terms or (iii) from employees, officers or directors of the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice pursuant to any of the Company’s agreements or plans in effect as of the date hereof;
(c)          authorize, issue or reclassify any capital stock, or securities exercisable for, exchangeable for or convertible into shares, of the Company or any Company
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Subsidiary other than (i) the authorization and issuance of the Shares and (ii) issuances pursuant to any of the Company’s agreements or plans in effect as of the date hereof of shares, or securities exercisable for, exchangeable for or convertible into shares, of the Company to (A) officers or directors of the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice or (B) non-officer employees of the Company or any of its Subsidiaries;

(d)          amend or otherwise change, or waive any provision of, the Certificate of Incorporation (as modified by the Certificate of Amendment) or the Bylaws or any organizational document of any Company Subsidiary, including as a result of a merger, amalgamation, consolidation or other similar or extraordinary transaction;
(e)          sell, assign, transfer, convey, lease or otherwise dispose of any material assets or properties of the Company or any of its Subsidiaries, except pursuant to existing agreements or for sales of products in the ordinary course of business consistent with past practice;
(f)          make any material loans or material advances of money to any Person (other than the Company and its Subsidiaries), except for (i) loans made pursuant to any Plan, (ii) advances to employees or officers of the Company or any of its Subsidiaries for expenses incurred in the ordinary course of business consistent with past practice or (iii) trade credit extended to customers, franchisees and other business counterparties in the ordinary course of business consistent with past practice; or
(g)          authorize or enter into a contract or otherwise make any commitment to do any of the foregoing.
ARTICLE IV

ADDITIONAL AGREEMENTS
4.1          Preferred Stock Transfer Restrictions.
(a)          Until the first anniversary of the Closing, the Purchaser shall not Transfer any Share except as otherwise permitted pursuant to the terms and conditions of this Agreement, including Section 4.1(b).
(b)          Notwithstanding anything to the contrary in Section 4.1(a), the Purchaser shall be permitted to Transfer all or any portion of its Shares at any time under the following circumstances:
(1)          Transfers to any controlled Affiliates of the Purchaser, but only if such transferee agrees in writing for the benefit of the Company (in form and substance reasonably satisfactory to the Company and with a copy thereof to be furnished to the Company) to be bound by the terms of this Article IV (and upon such Transfer the Permitted Transferee shall become a “Purchaser” for purposes of this Article IV);
(2)          Transfers pursuant to a merger, tender offer or exchange offer, consolidation or recapitalization of the Company;
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(3)          Transfers following the date the Company commences a voluntary case under Title 11 of the United States Bankruptcy Code or any other similar insolvency laws; or

(4)          Transfers that have been approved in writing by the Board of Directors prior to such Transfer.
(c)          Any attempted Transfer in violation of this Section 4.1 shall be null and void ab initio and the Company shall not be required to give any effect thereto.
4.2          Legend.
(a)          The Purchaser agrees that all certificates or other instruments representing the Shares subject to this Agreement (or the shares of Common Stock issuable upon conversion thereof) will bear a legend substantially to the following effect:
THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF MAY 11, 2020, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER.
THE ISSUER WILL MAIL TO ANY SHAREHOLDER WITHOUT CHARGE, WITHIN FIVE DAYS AFTER RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR, COPIES OF THE EXPRESS TERMS OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE.
(b)          Upon request of the Purchaser, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state Laws, the Company shall promptly cause the first paragraph of the legend to be removed from any certificate for any Shares to be transferred in accordance with the terms hereof.  The Purchaser acknowledges that the Shares have not been registered under the Securities Act or under any state securities Laws and agrees that it will not sell or otherwise dispose of any of the Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act, any other applicable securities Laws.
4.3          Standstill.  The Purchaser agrees that (i) with respect to clauses (b)-(k), until the later of (x) the third anniversary of the Closing and (y) the date on which the Purchaser no longer has record or beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of shares of Common Stock and Preferred Stock (including all shares of Common Stock issuable upon conversion of the Shares without regard to the Ownership Limitation (as defined in
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the Certificate of Amendment) that constitute at least ten percent (10%) of the outstanding Common Stock of the Company, and (ii) with respect to clause (a) and clauses (f)-(i) solely as they relate to clause (a), until the third anniversary of the Closing, in each case, without the prior written approval of the Board of Directors, the Purchaser will not, directly or indirectly, and will cause its directors, officers, employees, managing member, general partner and similar control persons and controlled Affiliates not to:

(a)          make or in any way encourage or participate in any “solicitation” of “proxies” (whether or not relating to the election or removal of directors), as such terms are used in the rules of the SEC, to vote, or seek to advise or influence any Person with respect to voting of, any voting securities of the Company or any of its Subsidiaries, or call or seek to call a meeting of the Company’s stockholders or initiate any stockholder proposal for action by the Company’s stockholders, or seek election to or to place a representative on the Board of Directors or seek the removal of any director from the Board of Directors that is inconsistent with a recommendation by the Board of Directors;
(b)          acquire beneficial ownership of, by purchase or otherwise, shares of Common Stock (including as a result of the conversion of the Shares) that would result in the Purchaser’s record or beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock (including all shares of Common Stock issuable upon conversion of the Shares without regard to the Ownership Limitation exceeding 25% of the Company’s outstanding Common Stock, but in any case excluding any issuance by the Company of shares of Common Stock or options, warrants or other rights to acquire Common Stock (or the exercise thereof) to any director affiliated with the Purchaser as compensation for their membership on the Board);
(c)          make any short sale of, grant any option for the purchase of, or enter into any similar transaction with the same economic effect as a short sale of or the purpose of which is to offset the loss which results from a decline in the market price of, any shares of Common Stock or Preferred Stock, or otherwise establish or increase, directly or indirectly, a put equivalent position, as defined in Rule 16a-1(h) under the Exchange Act, with respect to any of the Common Stock, Preferred Stock or any other capital stock or debt securities of the Company;
(d)          make any public announcement with respect to, or offer, seek, propose or indicate an interest in (in each case with or without conditions), any merger, consolidation, business combination, tender or exchange offer, recapitalization, reorganization or purchase of a material portion of the assets, properties or securities of the Company or any Subsidiary of the Company, or any other extraordinary transaction involving the Company or any Subsidiary of the Company or any of their respective securities, or enter into any discussions, negotiations, arrangements, understandings or agreements (whether written or oral) with any other Person regarding any of the foregoing that is inconsistent with a recommendation by the Board of Directors;
(e)          otherwise act, alone or in concert with others, to seek to control or influence, in any manner, the management, board of directors or policies of the Company or any of its Subsidiaries;
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(f)          make any proposal or statement of inquiry or disclose any intention, plan or arrangement inconsistent with any of the foregoing;

(g)          advise, assist, encourage or direct any Person to do, or to advise, assist, encourage or direct any other Person to do, any of the foregoing;
(h)          take any action that would, in effect, require the Company to make a public announcement regarding the possibility of a transaction or any of the events described in this Section 4.3;
(i)          enter into any discussions, negotiations, arrangements or understandings with any third party (including, without limitation, security holders of the Company, but excluding, for the avoidance of doubt, the Purchaser) with respect to any of the foregoing, including, without limitation, forming, joining or in any way participating in a “group” (as defined in Section 13(d)(3) of the Exchange Act) with any third party with respect to any securities of the Company or otherwise in connection with any of the foregoing;
(j)          request the Company or any of its Representatives, directly or indirectly, to amend or waive any provision of this Section 4.3; provided, that this clause shall not prohibit the Purchaser from making a confidential request to the Board of Directors seeking an amendment or waiver of the provisions of this Section 4.3, which the Company may accept or reject in its sole discretion, so long as any such request is made in a manner that does not require public disclosure thereof by any Person; or
(k)          contest the validity of this Section 4.3 or make, initiate, take or participate in any demand, Action (legal or otherwise) or proposal to amend, waive or terminate any provision of this Section 4.3 other than as provided in Section 4.3(j);
provided, however, that nothing in this Section 4.3 will limit (1) the Purchaser’s ability to vote (subject to the Certificate of Amendment and Section 4.4 of this Agreement), Transfer (subject to Section 4.1), convert (subject to Section 10 of the Certificate of Amendment) or otherwise exercise rights under its Common Stock or Series A Preferred Stock,  (2) the ability of any director affiliated with the Purchaser to act in his or her capacity as a member of the Board of Directors including, but not limited to, his or her ability to vote or otherwise exercise his or her fiduciary duties (including making suggestions or raising issues to the Board of Directors and communicating with employees, customers, advisors, representatives and shareholders of the Company), (3) private communications with, including making any offer or proposal to, the Company’s directors, officers or advisors, directly by the Purchaser or any Affiliate or through any director affiliated with the Purchaser, (4) the Purchaser or its Affiliates from selling or transferring any of their Shares or shares of Common Stock, subject to any restrictions relating thereto contained in this Agreement, (5) the Purchaser or its Affiliates from receiving any (A) Adjustment Preferred Shares (as defined in the Certificate of Amendment) pursuant to the Certificate of Amendment or (B) Shares or shares of Common Stock pursuant to a stock split, reverse stock split, reclassification, reorganization or other transaction by the Company affecting any class of Company securities generally or a dividend of stock or other pro rata distribution by the Company to holders of Company securities or (6) the Purchaser or its Affiliates from discussing and reporting on their investment in the Company with current or potential investors.  Notwithstanding anything herein to the contrary, the
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restrictions set forth under this Section 4.3 shall not prohibit the Purchaser and its Affiliates from purchasing and selling any securities of any person (other than the Company) in the ordinary course of business that the Purchaser or Affiliate may now, or in the future, hold or acquire, in each case, in accordance with applicable Law.

4.4          Voting Agreement.  Until the third anniversary of the Closing, the Purchaser shall take such action as may be required so that all of the Shares and the shares of Common Stock owned, directly or indirectly, of record or beneficially by the Purchaser (including the shares of Common Stock issued upon conversion of the Shares) (a) that are entitled to vote at each meeting of the stockholders of the Company are voted at each such meeting of stockholders and at every postponement or adjournment thereof (i) in favor of each director nominated or recommended by the Board of Directors for election at any such meeting, and against the removal of any director who has been elected following nomination or recommendation by the Board of Directors, (ii) against any stockholder nomination for director that is not approved and recommended by the Board of Directors for election at any such meeting, (iii) in favor of the Company’s “say-on-pay” proposal and any proposal by the Company relating to equity compensation that has been approved by the Board of Directors or the Compensation Committee of the Board of Directors (or any successor committee, however denominated), (iv) in favor of the Company’s proposal for ratification of the appointment of the Company’s independent registered public accounting firm and (v) in favor of any Merger and (b) are tendered pursuant to any Tender Offer in which Purchaser is eligible to participate.  Except as set forth in the preceding sentence, no Purchaser shall be under any obligation to vote in the same manner as recommended by the Board of Directors or in any other manner, other than in its sole discretion, with respect to any other matter. In furtherance of the foregoing, until the third anniversary of the Closing, the Purchaser shall take such action as may be required so that the Purchaser is present, in person or by proxy, at each meeting of the stockholders of the Company and at every postponement or adjournment thereof so that all of the Shares and shares of Common Stock owned, directly or indirectly, of record or beneficially by the Purchaser (including the shares of Common Stock issued upon conversion of the Shares) may be counted for the purposes of determining the presence of a quorum and voted in accordance with the terms and conditions of this Section 4.4.
4.5          Tax Matters.  The Company shall pay any and all documentary, stamp and similar issue or transfer tax due on (a) the issuance of the Shares or (b) the issuance of shares of Common Stock upon conversion of the Shares.  However, in the case of conversion of Shares, the Company shall not be required to pay any tax or duty that may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or Preferred Stock in a name other than that of the holder of the shares to be converted, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.
4.6          Survival.
(a)          Except in the case of actual and intentional fraud or the Fundamental Representations, no representations and warranties of the parties shall survive the Closing. The representations and warranties of the Company in Sections 2.1(a)(1), 2.1(b), 2.1(c)(1), 2.1(d), 2.1(e) and 2.1(g) and the representations and warranties of the Purchaser in Sections 2.2(a),
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2.2(b)(1) and 2.2(c) (the “Fundamental Representations”), and any claims for actual and intentional fraud, shall survive for eighteen (18) months following the Closing Date, and shall then expire. Notwithstanding the preceding sentence, any claim for breach of the Fundamental Representations or for actual and intentional fraud that is to be brought under this Agreement shall survive the time at which it would otherwise have expired if written notice containing good-faith allegation of the inaccuracy thereof giving rise to such claim shall have been given to the Company or the Purchaser, as applicable, prior to such time.

(b)          Except in the case of actual and intentional fraud, the exclusive remedy for any party and its Affiliates, for any claim arising out of an alleged breach of the Fundamental Representations will be to bring a claim for a breach of contract in respect of such Fundamental Representation, to the extent permitted under this Agreement; provided that in no event shall any party have any liability hereunder for any exemplary, punitive or similar damages, except for any such damages to the extent actually awarded by a court of competent jurisdiction and paid to a third party.
ARTICLE V

MISCELLANEOUS
5.1          Expenses.  At the Closing, the Company shall pay the reasonable and documented fees and expenses of the Purchaser incurred in connection with the consummation of the transactions contemplated herein, in an aggregate amount not to exceed $500,000.
5.2          Amendment; Waiver.  No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Law.  No waiver of any party to this Agreement will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
5.3          Counterparts; Electronic Transmission.  This Agreement, and any amendments hereto, to the extent signed and delivered by means of an electronic transmission, including by a facsimile machine or via email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system,
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as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any state Laws based on the Uniform Electronic Transactions Act.  Neither party hereto or to any such agreement or instrument shall raise the use of electronic transmission by a facsimile machine or via email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through such electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.  This Agreement may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on each party hereto.

5.4          Governing Law.  This Agreement shall be governed by, and construed in accordance with, the Laws of the state of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the state of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the state of New York.  Any dispute relating hereto shall be heard first in any state or federal court located in the state of New York (each a “Chosen Court” and collectively, the “Chosen Courts”), and the parties agree to the exclusive jurisdiction and venue of the Chosen Courts.  Such Persons further agree that any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or by any matters related to the foregoing (the “Applicable Matters”) shall be brought exclusively in a Chosen Court, and that any proceeding arising out of this Agreement or any other Applicable Matter shall be deemed to have arisen from a transaction of business in the state of New York, and each of the foregoing Persons hereby irrevocably consents to the jurisdiction of such Chosen Courts in any such proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that such Person may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such Chosen Court or that any such proceeding brought in any such Chosen Court has been brought in an inconvenient forum.  Such Persons further covenant not to bring a proceeding with respect to the Applicable Matters (or that could affect any Applicable Matter) other than in such Chosen Court and not to challenge or enforce in another jurisdiction a judgment of such Chosen Court.  Process in any such proceeding may be served on any Person with respect to such Applicable Matters anywhere in the world, whether within or without the jurisdiction of any such Chosen Court.  Without limiting the foregoing, each such Person agrees that service of process on such party as provided in Section 5.5 shall be deemed effective service of process on such Person.  AS SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.
5.5          Notices.  Any notice, request, instruction or other document to be given hereunder by any party to the other will be either personally delivered, or sent by certified mail, return receipt requested, or sent by reputable overnight courier service (charges prepaid) to the parties at the applicable address set forth below, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.  Notices will be deemed to have been given hereunder when delivered personally or sent by telecopier or
21

electronic mail (provided confirmation of transmission is received), three (3) days after deposit in the U.S. mail and one (1) day after deposit with a reputable overnight courier service.

(a)          If to Purchaser:
MAK Capital One L.L.C.
Attn: Michael A. Kaufman
E-mail: kaufman@makcap.com
with a copy to (which copy alone shall not constitute notice):
Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana Street, 44th Floor
Houston, TX 77002-5200
Attn: Christopher E. Centrich
E-mail:  ccentrich@akingump.com
(b)          If to the Company:
Agilysys, Inc.
1000 Windward Concourse, Suite 250
Alpharetta, GA 30005
Attn: Kyle C. Badger
E-mail: kyle.badger@agilysys.com
with a copy to (which copy alone shall not constitute notice):
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attn:   Ross A. Fieldston
   Jeffrey D. Marell
E-mail: rfieldston@paulweiss.com
    jmarell@paulweiss.com
5.6          Entire Agreement.  This Agreement (including the Exhibits hereto and the documents and instruments referred to in this Agreement), constitutes the entire agreement among the parties and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and transactions contemplated hereby.
5.7          Assignment.  Neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other party, provided, however, that (a) the Purchaser may assign its rights, interests and obligations under this Agreement, in whole or in part, to one or more Permitted Assignees, and (b) in the event of such assignment, the assignee shall agree in writing to be bound by the provisions of this Agreement, including the rights, interests and obligations so assigned; provided that no such assignment will relieve the Purchaser of its obligations hereunder prior to the Closing.
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5.8          Interpretation.  Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time.  All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex, letter and schedule references not attributed to a particular document shall be references to such exhibits, annexes, letters and schedules to this Agreement.  In addition, the following terms are ascribed the following meanings:
(a)          the word “or” is not exclusive;
(b)          the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;
(c)          the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision; and
(d)          the term “business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in Chicago, Illinois generally are authorized or required by law or other governmental action to close.
5.9          Captions.  The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.
5.10          Severability.  If any provision of this Agreement or the application thereof to any Person (including the officers and directors of the parties hereto) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.
5.11          No Third Party Beneficiaries.  Nothing contained in this Agreement, expressed or implied, is intended to confer upon any Person other than the parties hereto (and their permitted assigns), any benefit, right or remedies.
5.12          Public Announcements.  Subject to each party’s disclosure obligations imposed by law or regulation or the rules of any stock exchange upon which its securities are listed, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement, and neither the Company nor the Purchaser will make any such news release or public disclosure without first consulting with the other, and, in each case, also receiving the other’s consent (which shall not be unreasonably
23

withheld or delayed) and each party shall coordinate with the party whose consent is required with respect to any such news release or public disclosure.  Notwithstanding the forgoing, this Section 5.12 shall not apply to any press release or other public statement made by the Company or the Purchaser (a) which is consistent with prior disclosure and does not contain any information relating to the transactions that has not been previously announced or made public in accordance with the terms of this Agreement or (b) is made to its auditors, attorneys, accountants, financial advisors, limited partners or other Permitted Assignees.

5.13          Specific Performance.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that, without the necessity of posting bond or other undertaking, the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity, and in the event that any action or suit is brought in equity to enforce the provisions of this Agreement, and no party will allege, and each party hereby waives, the defense or counterclaim that there is an adequate remedy at law.
5.14          Termination.  Prior to the Closing, this Agreement may only be terminated:
(a)          by mutual written agreement of the Company and the Purchaser;
(b)          by the Company or the Purchaser, upon written notice to the other parties if the Closing has not occurred by June 30, 2020; provided, however that the right to terminate this Agreement pursuant to this Section 5.14(b) shall not be available to any party whose failure to fulfill any obligations under this Agreement shall have been the principal cause of, or shall have primarily resulted in, the failure of the Closing to occur on or prior to such date;
(c)          by notice given by the Company to the Purchaser, if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by the Purchaser in this Agreement such that the conditions in Section 1.3(b)(1) or (2) would not be satisfied and which have not been cured by the Purchaser within thirty (30) days after receipt by the Purchaser of written notice from the Company requesting such inaccuracies or breaches to be cured; or
(d)          by notice given by the Purchaser to the Company, if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by the Company in this Agreement such that the conditions in Section 1.3(a)(1) or (2) would not be satisfied and which have not been cured by the Company within thirty (30) days after receipt by the Company of written notice from the Purchaser requesting such inaccuracies or breaches to be cured.
5.15          Effects of Termination.  In the event of any termination of this Agreement in accordance with Section 5.14, neither party (or any of its Affiliates) shall have any liability or obligation to the other (or any of its Affiliates) under or in respect of this Agreement, except to the extent of any actual and intentional fraud or intentional or willful breach of this Agreement.  In the event of any such termination, this Agreement shall become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto,
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in each case, except (x) as set forth in the preceding sentence and (y) that the provisions of Sections 5.2 to 5.13 (Amendment, Waiver; Counterparts, Electronic Transmission; Governing Law; Waiver of Jury Trial; Notices; Entire Agreement, Assignment; Interpretation; Captions; Severability; No Third Party Beneficiaries; Public Announcements; and Specific Performance), Section 5.16 (Non-Recourse) and Section 5.18 (Definitions) shall survive the termination of this Agreement.

5.16          Non-Recourse.  This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto, including entities that become parties hereto after the date hereof, including permitted assignees and successors, or that agree in writing for the benefit of the Company to be bound by the terms of this Agreement applicable to the Purchaser, and no former, current or future equityholders, controlling Persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future equityholder, controlling Person, director, officer, employee, general or limited partner, member, manager, advisor, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith.  Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.
5.17          Net Funding.  In order to simplify the cash movements in respect of the payment of the Purchase Price and the reimbursement amount set forth in Section 5.1, the Company and the Purchaser hereby agree that, at the option of the Purchaser, the reimbursement amount set forth in Section 5.1 shall be deducted from the Purchase Price, whereupon, following the payment of such amount, all obligations of the Purchaser under this Agreement in connection with its payment of the Purchase Price shall be deemed to have been satisfied in full as if the Purchaser had paid the full amount of the Purchase Price to the Company.
5.18          Definitions.
(a)          As used herein, the following terms have the meanings ascribed thereto below:
“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person; provided, however, that (i) portfolio companies in which any Person or any of its Affiliates has an investment shall not be deemed an Affiliate of such Person (except for the purposes of Sections 5.1, 5.15 and 5.16, such portfolio companies shall be deemed Affiliates), or (ii) the Company, any of its Subsidiaries, or any of the Company’s other controlled Affiliates, in each case, will not be deemed to be Affiliates of the Purchaser for purposes of this Agreement.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
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“Code” means the United Stated Internal Revenue Code of 1986, as amended.

“Company Material Adverse Effect” means, with respect to the Company, any Effect that, individually or taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, is or is reasonably likely to be materially adverse to (i) the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole or (ii) the ability of the Company to perform its obligations under, or to consummate the transactions contemplated by, the Transaction Documents in full on a timely basis; provided, however, that in no event shall any of the following individually or taken together, be deemed to constitute, or be taken into account in determining whether a Company Material Adverse Effect has occurred or is expected to occur: (i) any change in the Company’s stock price or trading volume on the Nasdaq, (ii) any failure by the Company to meet internal or analyst revenue, earnings or other financial projections or expectations for any period, (iii) any Effect that results from changes affecting the industry in which the Company operates, or the United States economy generally, or any Effect that results from changes affecting general worldwide economic or United States or global capital market conditions, (iv) any Effect caused by the announcement of the transactions contemplated by this Agreement or the other Transaction Documents, or the identity of the Purchaser or any of its Affiliates as the Purchaser in connection with the transactions contemplated by this Agreement, (v) political conditions, including acts of war or terrorism or natural disasters or any pandemic or epidemic, including COVID-19, (vi) any action taken or omitted to be taken by the Company at the written request or with the prior written consent of the Purchaser, (vii) changes in GAAP or other accounting standards (or any interpretation thereof) or (viii) changes in any Laws or other binding directives issued by any Governmental Entity or interpretations or enforcement thereof; provided, however, that (A) the exceptions in clause (i) and (ii) shall not prevent or otherwise affect a determination that any Effect underlying such change or failure has resulted in, or contributed to, a Company Material Adverse Effect or that the underlying cause of such failure (unless such underlying cause would otherwise be excluded from this definition) has resulted in, or contributed to, a Company Material Adverse Effect and (B) with respect to clauses (iii), (vii) and (viii), such Effects, alone or in combination, may be deemed to constitute, or be taken into account in determining whether a Company Material Adverse Effect has occurred, but only to the extent such Effects disproportionately affect the Company and its Subsidiaries, taken as a whole, relative to other companies operating in the same industry as the Company and its Subsidiaries.
“Company Subsidiary” means any Subsidiary of the Company.
“Effect” means any change, event, effect, development or circumstance.
“Equity Interest” means any share, capital stock, partnership, limited liability company, member or similar equity interest in any Person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable into or for any such share, capital stock, partnership, limited liability company, member or similar equity interest.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations adopted by the Internal Revenue Service or the Department of Labor thereunder.
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“Governmental Entity” means any court, administrative or regulatory agency or commission or other governmental or arbitral body or authority or instrumentality, including any state-controlled or owned corporation or enterprise, in each case whether federal, state, local or foreign, and any applicable industry self-regulatory organization.

“Knowledge of the Company” means the actual knowledge after reasonable inquiry of one or more of the Company’s chief executive officer, chief financial officer, and general counsel.
“Law” means any applicable federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, rule, regulation, ruling or other legally binding requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.
“Lien” means any mortgage, pledge, security interest, encumbrance, lien, charge or other restriction of any kind, whether based on common law, statute or contract.
“Merger” means any merger, consolidation, sale or disposition of substantially all of the assets of the Company or other similar business combination transaction involving the Company that (i) is approved and recommended to both the Holders (as defined in the Certificate of Amendment) and the holders of the shares of Common Stock by the Board of Directors, (ii) provides for consideration in respect of the Shares in the form of cash or equity securities freely tradeable by a non-Affiliate of the Company registered and listed for trading on a national securities exchange or quoted on an established automated over-the-counter trading market in the United States, (iii) would not expressly require the approval of the Holders under the Certificate of Amendment, and (iv) would not cause the Holders to be unable to exercise their rights, preferences or voting powers as set forth in the Certificate of Amendment on the account of the Merger or Tender Offer.
“Permitted Assignee” means, with respect to any Person, (i) any Affiliate of such Person, (ii) any successor entity of such Person or (iii) any investment fund, vehicle or similar entity of which the first specified Person, or any Affiliate, advisor or manager of the first specified Person serves as a general partner, manager or advisor, or any successor entity of the Persons described in this clause (iii).
“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.
“Plan” means (i) any employee pension benefit plan (as defined in Section 3(2)(A) of ERISA) maintained for employees of the Company or of any member of a “controlled group,” as such term is defined in Section 414 of the Code, of which the Company or any of its Subsidiaries is a part, or any such employee pension benefit plan to which the Company or any of its Subsidiaries is required to contribute on behalf of its employees, and any other employee benefit plan (as defined in Section 3(3) of ERISA), whether or not subject to ERISA; or (ii) any compensation or other benefit plan, policy, program, agreement or arrangement, including any employment, change in control, bonus, equity-based compensation, retention or other similar agreement, that the Company or any of its Subsidiaries, maintains, sponsors, is a party to, or as to
27

which the Company or any of its Subsidiaries otherwise has any material obligation or material liability in respect of its employees; in each case, excluding any compensation or benefit arrangement maintained by a Governmental Entity.

“Pre-Closing Period” means the period commencing on the date hereof and terminating on the earlier to occur of (a) the Closing and (b) the termination of this Agreement in accordance with the provisions hereof.
“Stockholder” means a holder of Common Stock or Preferred Stock.
“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other entity (i) of which such Person or a Subsidiary of such Person is a general partner or (ii) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or Persons performing similar functions with respect to such Person, is directly or indirectly owned by such Person and/or one or more subsidiaries thereof.
“Tender Offer” means any tender offer in connection with a Merger that (i) is approved and recommended to both the Holders and the holders of the shares of Common Stock by the Board of Directors, (ii) provides for consideration in respect of the Shares in the form of cash or equity securities freely tradeable by a non-Affiliate of the Company registered and listed for trading on a national securities exchange or quoted on an established automated over-the-counter trading market in the United States, and (iii) would not cause the Holders to be unable to exercise their rights, preferences or voting powers as set forth in the Certificate of Amendment on the account of the Merger or Tender Offer.
 “Transaction Documents” means this Agreement, the Certificate of Amendment and the Registration Rights Agreement.
“Transfer” by any Person means, directly or indirectly, to (i) sell, transfer, assign, pledge, encumber, hypothecate, establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement, agreement, or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation, establishment or increase of a put equivalent position or liquidation or decrease of a call equivalent position or similar disposition of any securities owned by such Person or of any interest (including any voting interest) in any securities owned by such Person, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any subject securities, for cash or otherwise; provided, however, that, notwithstanding anything to the contrary in this Agreement, a Transfer shall not include (x) the conversion of one or more shares of Series A Preferred Stock into shares of Common Stock pursuant to the Certificate of Amendment, (y) the redemption or other acquisition of Common Stock or Series A Preferred Stock by the Company or (z) the direct or indirect transfer (by the operation of law or otherwise) of any limited partnership interests or other equity interests in the Purchaser (or any direct or indirect parent entity of the Purchaser) (provided, that if any transferor or transferee referred to in this clause (z) ceases to be controlled
28

 (directly or indirectly) by the Person (directly or indirectly) controlling such Person immediately prior to such transfer, such event shall be deemed to constitute a “Transfer”).

(b)          As used herein, the following terms are defined in the Section of this Agreement set forth after such term below:
Term	Section
Agreement	Preamble
Applicable Matters	5.4
Articles of Incorporation	2.1(a)(1)
Board of Directors	2.1(c)(1)
Bylaws	2.1(a)(1)
Certificate of Amendment	Recitals
Chosen Court	5.4
Chosen Courts	5.4
Closing	1.2(a)
Closing Date	1.2(a)
Common Stock	2.1(b)(1)
Company	Preamble
Company Options	2.1(b)(1)
Exchange Act	2.1
GAAP	2.1(f)(4)
Nasdaq	2.1(c)(3)
Non-Recourse Party	5.16
Per Share Price	1.1
Preferred Stock	2.1(b)(1)
Purchase Price	1.1
Purchaser	Preamble
Registration Rights Agreement	1.2(b)(1)
Related Purchaser	1.4
SEC	2.1(a)(2)
SEC Documents	2.1(f)(1)
Securities Act	2.1
Series A Preferred Stock	Recitals
Shares	1.1

* * * * *
[Signature Page Follows]
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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

AGILYSYS, INC.

By:	/s/ Kyle C. Badger
	Name:	Kyle C. Badger
	Title:	Senior Vice President, General Counsel

MAK Capital One L.L.C.

By:	/s/ Michael A. Kaufman
	Name:	Michael A. Kaufman
	Title:	Chief Executive Officer

[Signature Page to Investment Agreement]

Schedule I
Purchaser	Number of Initial Shares	Purchase Price
MAK Capital One L.L.C.	1,735,457	$35,000,002.60
TOTAL	1,735,457	$35,000,002.60

Exhibit A
Form of Certificate of Amendment

ATTACHMENT TO
CERTIFICATE OF AMENDMENT OF
THE ARTICLES OF INCORPORATION OF AGILYSYS, INC.

On May 10, 2020, the Board of Directors of Agilysys, Inc., an Ohio corporation (the “Company”), adopted the following resolution at a duly called meeting of the Board of Directors, at which a quorum was at all times present, designating and creating, out of the authorized and unissued serial preferred shares of the Company, 1,735,457 authorized serial preferred shares of the Company titled the “5.25% Series A Convertible Preferred Shares”:
NOW, THEREFORE, BE IT RESOLVED, that, in accordance with Article Fourth of the Amended Articles of Incorporation of the Company (as amended, the “Articles of Incorporation”) and Section 1701.70(B)(1) of the Ohio Revised Code, the Board hereby adopts the certificate of amendment to the Articles of Incorporation in the form attached hereto as Exhibit A (the “Certificate of Amendment”) pursuant to which a series of preferred shares of the Company titled the “5.25% Series A Convertible Preferred Shares,” and having no par value and an initial number of authorized shares equal to 1,735,457, is hereby designated and created out of the authorized and unissued shares of serial preferred shares of the Company, which series has the rights, designations, preferences, voting powers and other provisions set forth in the Certificate of Amendment:

Exhibit A

AMENDMENT TO THE AMENDED ARTICLES OF INCORPORATION OF
AGILYSYS, INC.
The following is hereby inserted at the end of Subdivision A of Article Fourth of the Amended Articles of Incorporation of Agilysys, Inc.:
EXPRESS TERMS OF THE 5.25% SERIES A CONVERTIBLE PREFERRED SHARES
The designation and number of shares of the 5.25% Series A Convertible Preferred Stock of Agilysys, Inc. (the “Company”), and the preferences and relative participating, optional and other special rights and qualifications, limitations and restrictions thereof, are as set forth below (as amended or supplemented from time to time, this “Certificate of Amendment”):
SECTION 1.          DEFINITIONS.
“Adjustment Cancellation Preferred Shares” has the meaning set forth in Section 10(f)(i).
“Adjustment Preferred Shares” has the meaning set forth in Section 10(f)(i).
“Affiliate” of any Person means any Person, directly or indirectly, Controlling, Controlled by or under common Control with such Person.
“Below Fair Market Value Issuance” has the meaning set forth in Section 10(f)(i)(3).
“Board of Directors” means the Company’s board of directors or a committee of such board duly authorized to act on behalf of such board.
“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.
“Certificate” means any Physical Certificate or Electronic Certificate.
“Certificate of Amendment” has the meaning set forth in the preamble.
“Change of Control” means any of the following events after the original issuance of the Convertible Preferred Shares:
(a) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company, its Wholly Owned Subsidiaries or a Holder (together with its Affiliates), as a result of a transaction or event or series of transactions has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s common equity representing more than fifty percent (50%) of the voting power of all of the Company’s then-outstanding common equity; provided, that this clause (a) shall not apply to a transaction specified in clause (b) below, including any exception thereto; or
(b) the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Wholly Owned Subsidiaries; (ii) any recapitalization, reclassification or change of the Common Shares (other than changes resulting from a share split or share combination or changes solely to the par value) as a result of which all of the Common Shares are converted into, or exchanged for, other securities, other property or assets; or (iii) any share exchange, consolidation or merger of the Company pursuant to which all of the Common Shares are converted into cash, securities or other property or assets; provided, however, that neither (1) a transaction or event or series of transactions or events described in subclause (ii) or (iii) in which the holders of all classes of the Common Shares of the Company immediately prior to such transaction or event or series of transactions or events own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction or event or series of transactions or events in substantially the same proportions as such ownership immediately prior thereto nor (2) any merger or consolidation of the Company solely for the purpose of changing its jurisdiction of incorporation to another state of the United States that results in a reclassification, conversion or exchange of the outstanding Common Shares solely into shares of Common Shares or other similar common equity interests of the surviving entity shall be a Change of Control pursuant to this clause (b) or clause (a) above;
For the purposes of this definition, (x) any transaction or event described in both clause (a) and in clause (b) above (without regard to the proviso in clause (b)) will be deemed to occur solely pursuant to clause (b) above (subject to such proviso); and (y) whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.
“Change of Control Company Redemption Notice” has the meaning set forth in Section 7(b)(vi)(1).
“Change of Control Holder Redemption Notice” means a notice (including a notice substantially in the form of the “Holder Repurchase Notice” set forth in Exhibit D) containing the information, or otherwise complying with the requirements, set forth in Section 7(b)(vi)(2).
“Change of Control Holder Redemption Right” has the meaning set forth in Section 7(b)(i).
“Change of Control Notice” has the meaning set forth in Section 7(b)(vi).
“Change of Control Redemption” means the redemption of any Convertible Preferred Shares by the Company pursuant to Section 7(b).
“Change of Control Redemption Date” means the date fixed, pursuant to Section 7(b)(iv), for the redemption of any Convertible Preferred Shares by the Company pursuant to a Change of Control Redemption.

“Change of Control Redemption Price” means the cash price payable by the Company to redeem any share of Convertible Preferred Shares upon its Change of Control Redemption, calculated pursuant to Section 7(b)(v).
“Charter” means the Company’s Amended Articles of Incorporation, as amended by the Certificate of Amendment and as the same (subject to Section 9(c)) may be further amended, supplemented or restated.
“Close of Business” means 5:00 p.m., New York City time.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Common Shares” means any capital stock of any class or series of the Company (including, on the Initial Issue Date, the common shares, with no par value, of the Company) which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company.  However, subject to the provisions of Section 10(i), shares issuable upon conversion of Convertible Preferred Shares shall include only shares of the class of capital stock of the Company designated as common shares, without par value, of the Company on the Initial Issue Date or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
“Common Share Change Event” has the meaning set forth in Section 10(i)(i).
“Company” has the meaning set forth in the preamble.
“Company Redemption” has the meaning set forth in Section 7(a).
“Company Redemption Date” means the date fixed, pursuant to Section 7(a)(iii), for the settlement of the redemption of the Convertible Preferred Shares by the Company pursuant to a Redemption.
“Company Redemption Notice” has the meaning set forth in Section 7(a)(v).
“Company Redemption Notice Date” means, with respect to a Company Redemption of the Convertible Preferred Shares, the date on which the Company sends the related Company Redemption Notice pursuant to Section 7(a)(v).
“Company Redemption Price” means the consideration payable by the Company to redeem any Convertible Preferred Share upon its Redemption, calculated pursuant to Section 7(a)(iv).

“Company Regulations” means the Amended Code of Regulations of the Company, dated September 15, 2016, as amended on August 9, 2019, and as the same may be further amended, supplemented or restated.
“Control” (including its correlative meanings “under common Control with” and “Controlled by”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership or other interests, by contract or otherwise.
“Conversion Consideration” means, with respect to the conversion of any Convertible Preferred Shares, the type and amount of consideration payable to settle such conversion, determined in accordance with Section 10.
“Conversion Date” means an Optional Conversion Date or a Mandatory Conversion Date.
“Conversion Price” means $20.1676; provided, however, that the Conversion Price is subject to adjustment from time to time pursuant to Section 10(f) and 10(g). Each reference in this Certificate of Amendment or the Convertible Preferred Shares to the Conversion Price as of a particular date without setting forth a particular time on such date will be deemed to be a reference to the Conversion Price immediately before the Close of Business on such date.
“Conversion Share” means any Common Shares issued or issuable upon conversion of any Convertible Preferred Shares.
“Convertible Preferred Shares” has the meaning set forth in Section 3(a).
“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Shares as displayed under the heading “Bloomberg VWAP” on Bloomberg page “AGYS <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one (1) Common Share on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm the Board of Directors selects).  The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.
“Delisting Event” means, after the Initial Issue Date, the Common Shares cease to be listed for trading on the NASDAQ Global Select Market, the NASDAQ Global Market, the New York Stock Exchange, the NASDAQ Capital Market, the OTCQX Market, the OTCQB Market or the IEX (or any of their respective successors) for a period of 20 consecutive Trading Days.
“Depositary” means The Depository Trust Company or its successor.
“Dividend Junior Shares” means any class or series of the Company’s shares whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Convertible Preferred Shares with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively).  Dividend Junior Shares include the Common Shares.  For the avoidance of doubt, Dividend Junior Shares will not include any securities of the Company’s Subsidiaries.
“Dividend Parity Shares” means any class or series of the Company’s shares (other than the Convertible Preferred Shares) whose terms expressly provide that such class or series will rank equally with the Convertible Preferred Shares with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively).  For the avoidance of doubt, Dividend Parity Shares will not include any securities of the Company’s Subsidiaries.
“Dividend Payment Date” means, with respect to any Convertible Preferred Share, each June 30 and December 31 of each year, beginning on June 30, 2020 (or beginning on such other date specified in the Certificate representing such share).
“Dividend Period” means, as to any Convertible Preferred Share, each period from, and including, a Dividend Payment Date (or, in the case of the first Dividend Period for such Convertible Preferred Share, from, and including, the Initial Accrual Date of such Convertible Preferred Share) to, but excluding, the next Dividend Payment Date.
“Dividend Rate” means five and one quarter percent (5.25%) per annum.
“Dividend Record Date” has the following meaning:  (a) June 15, in the case of a Dividend Payment Date occurring on June 30; and (b) December 15, in the case of a Dividend Payment Date occurring on December 31.
“Dividend Senior Shares” means any class or series of the Company’s shares whose terms expressly provide that such class or series will rank senior to the Convertible Preferred Shares with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively).  For the avoidance of doubt, Dividend Senior Shares will not include any securities of the Company’s Subsidiaries.
“Dividends” has the meaning set forth in Section 5(a)(i).
“Effective Price” has the following meaning with respect to the issuance or sale of any Common Shares or any Equity-Linked Securities:
(a) in the case of the issuance or sale of Common Shares, the value of the consideration received or receivable by (or at the direction of) the Company or any of its Affiliates for such shares, expressed as an amount per Common Shares; and
(b) in the case of the issuance or sale of any Equity-Linked Securities, an amount equal to a fraction whose:
(i) numerator is equal to sum, without duplication, of (x) the value of the aggregate consideration received or receivable by (or at the direction of) the Company or any of its Affiliates for the issuance or sale of such Equity-Linked Securities; and (y) the value of the minimum aggregate additional consideration, if any, payable to purchase or otherwise acquire Common Shares pursuant to such Equity-Linked Securities; and
(ii) denominator is equal to the maximum number of Common Shares underlying such Equity-Linked Securities;
provided, however, that:
(w) for purposes of clauses (a) and (b)(i) above, all underwriting commissions, placement agency commissions or similar commissions paid to any broker-dealer by the Company or any of its Affiliates in connection with such issuance or sale (excluding any other fees or expenses incurred by the Company or any of its Affiliates) will be added to the aggregate consideration referred to in such clause;
(x) for purposes of clause (b) above, if such minimum aggregate consideration, or such maximum number of Common Shares, is not determinable at the time such Equity-Linked Securities are issued or sold, then (1) the initial consideration payable under such Equity-Linked Securities, or the initial number of Common Shares underlying such Equity-Linked Securities, as applicable, will be used; and (2) at each time thereafter when such amount of consideration or number of shares becomes determinable or is otherwise adjusted (including pursuant to “anti-dilution” or similar provisions), there will be deemed to occur, for purposes of Section 10(f)(i)(3) and without affecting any prior adjustments theretofore made pursuant to Section 10(f)(i)(3), an issuance of additional Equity-Linked Securities;
(y) for purposes of clause (b) above, the surrender, extinguishment, maturity or other expiration of any such Equity-Linked Securities will be deemed not to constitute consideration payable to purchase or otherwise acquire Common Shares pursuant to such Equity-Linked Securities; and
(z) the “value” of any such consideration will be the fair value thereof, as of the date such shares or Equity-Linked Securities, as applicable, are issued or sold, determined in good faith by the Board of Directors (or, in the case of cash denominated in U.S. dollars, the face amount thereof).
“Electronic Certificate” means any electronic book-entry maintained by the Transfer Agent that represents any Convertible Preferred Shares.
“Equity-Linked Securities” means any rights, options or warrants to purchase or otherwise acquire (whether immediately, during specified times, upon the satisfaction of any conditions or otherwise) any Common Shares.
“‘ex’ date” means, with respect to an issuance, dividend or distribution on the Common Shares, the first date on which Common Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant securities exchange).  For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Shares under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Exempt Issuance” means (a) the Company’s issuance of any securities as full or partial consideration in connection with a merger, acquisition, consolidation or purchase of all or substantially all of the securities or assets of a corporation or other entity; (b) the Company’s issuance or grant of Common Shares or options to purchase Common Shares, or other equity-based awards (including restricted stock units), to employees (or prospective employees who have accepted an offer of employment), directors or consultants of the Company or any of its Subsidiaries, pursuant to plans that have been approved by a majority of the independent members of the Board of Directors or that exist as of the Initial Issue Date; (c) the Company’s issuance of securities upon the exercise, exchange or conversion of any securities that are exercisable or exchangeable for, or convertible into, Common Shares and are outstanding as of the Initial Issue Date, provided that such exercise, exchange or conversion is effected pursuant to the terms of such securities as in effect on the Initial Issue Date; (d) the Company’s issuance of securities pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by a majority of the disinterested members of the Board of Directors; and (e) the Company’s issuance of the Convertible Preferred Shares on the Initial Issue Date or pursuant to Section 10(f)(i) and any Common Shares upon conversion of any Convertible Preferred Shares so issued.  For purposes of this definition, “consultant” means a consultant that may participate in an “employee benefit plan” in accordance with the definition of such term in Rule 405 under the Securities Act.
“Expiration Date” has the meaning set forth in the definition of “Pro Rata Repurchase.”
“Holder” means a person in whose name any Convertible Preferred Share is registered in the Register.
“Holder Received Dividend” means any Property Dividend solely of cash if (but only if):
(a)          prior to the date for determination of holders of Common Shares entitled to receive such distribution the Company has delivered a written notice (a “Holder Received Dividend Notice”) to the transfer agent or agents for the Convertible Preferred Shares that the Company intends to treat such distribution as a “Holder Received Dividend” hereunder; and
(b)          at the same time the Company makes such distribution to holders of Common Shares, the Company distributes, to the Person who was the holder of each Convertible Preferred Share that was outstanding immediately after the Close of Business on such date for determination (whether or not such Convertible Preferred Share is outstanding on the date of such distribution), an amount equal to the amount of cash that would have been receivable upon such distribution by a holder of the number of Common Shares into which such Convertible Preferred Share is convertible if such Convertible Preferred Share had been converted in full immediately prior to such date for determination.

“Holder Received Dividend Notice” has the meaning set forth in the definition of Holder Received Dividend.
“Holder Repurchase” means the repurchase of any Convertible Preferred Share by the Company pursuant to Section 8.
“Holder Repurchase Date” means the date fixed, pursuant to Section 8(d), for the settlement of the repurchase of the Convertible Preferred Share by the Company pursuant to a Holder Repurchase.
“Holder Repurchase Notice” means a notice (including a notice substantially in the form of the “Holder Repurchase Notice” set forth in Exhibit C) containing the information, or otherwise complying with the requirements, set forth in Section 8(f)(i) and Section 8(f)(ii).
“Holder Repurchase Price” means the cash price payable by the Company to repurchase any Convertible Preferred Share upon its Holder Repurchase, calculated pursuant to Section 8(e).
“Holder Repurchase Right” has the meaning set forth in Section 8(a).
“Holder Repurchase Trigger Date” means the earlier of the date that the Company has a Delisting Event or May [●], 2025.
“Initial Accrual Date” means, as to any Convertible Preferred Share (other than any Adjustment Preferred Share), the Initial Issue Date or, as to any Adjustment Preferred Share, the date on which such Adjustment Preferred Share is issued pursuant to Section 10(f)(i).
“Initial Issue Date” means May [●], 2020.
“Initial Liquidation Preference” means, as to any Convertible Preferred Share (other than any Adjustment Preferred Share), $20.1676 or, as to any Adjustment Preferred Share, the Liquidation Preference of the outstanding Convertible Preferred Share in respect of which such Adjustment Preferred Share is issued pursuant to Section 10(f)(i) at the time such Adjustment Preferred Share is issued (after giving effect to any adjustment to such Liquidation Preference required to be made simultaneously with such issuance pursuant to Section 10(f)(i)).
“Investment Agreement” means the Investment Agreement, dated as of May 11, 2020, by and between the Company and MAK Capital One L.L.C., a Delaware limited liability company.
“Last Reported Sale Price” of the Common Shares for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of the Common Shares on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Shares are then listed.  If the Common Shares are not listed for trading on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per Common Share on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization.  If the Common Shares are not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per Common Share on such Trading Day from each of at least three nationally recognized independent investment banking firms the Company selects in good faith.
“Liquidation Junior Shares” means any class or series of the Company’s shares whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Convertible Preferred Shares with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up.  Liquidation Junior Shares include the Common Shares.  For the avoidance of doubt, Liquidation Junior Shares will not include any securities of the Company’s Subsidiaries.
“Liquidation Parity Shares” means any class or series of the Company’s shares (other than the Convertible Preferred Shares) whose terms expressly provide that such class or series will rank equally with the Convertible Preferred Shares with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up.  For the avoidance of doubt, Liquidation Parity Shares will not include any securities of the Company’s Subsidiaries.
“Liquidation Payment” has the meaning set forth in Section 6(a).
“Liquidation Preference” means, with respect to any Convertible Preferred Share, an amount initially equal to the Initial Liquidation Preference with respect to such Convertible Preferred Share, plus any accrued and unpaid dividends, inclusive of any dividends paid in kind; provided, however, that such Liquidation Preference is subject to adjustment from time to time pursuant to Sections 5(a)(ii)(1) and 10(f).
“Liquidation Senior Shares” means any class or series of the Company’s shares whose terms expressly provide that such class or series will rank senior to the Convertible Preferred Shares with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up.  For the avoidance of doubt, Liquidation Senior Shares will not include any securities of the Company’s Subsidiaries.
“Mandatory Conversion” has the meaning set forth in Section 10(c)(i).
“Mandatory Conversion Date” means a Conversion Date designated with respect to any Convertible Preferred Shares pursuant to Section 10(c)(i) and 10(c)(iii).
“Mandatory Conversion Notice” has the meaning set forth in Section 10(c)(iv).
“Mandatory Conversion Notice Date” means, with respect to a Mandatory Conversion, the date on which the Company sends the Mandatory Conversion Notice for such Mandatory Conversion pursuant to Section 10(c)(iv).
“Mandatory Conversion Right” has the meaning set forth in Section 10(c)(i).
“Mandatory Conversion Trigger Date” means November [●], 2023.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Shares are listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Shares or in any options contracts or futures contracts relating to the Common Shares.
“Minimum Price” means $18.09.
“Officer” means the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, or any Vice-President of the Company.
“Open of Business” means 9:00 a.m., New York City time.
“Optional Conversion” means the conversion of any Convertible Preferred Share other than a Mandatory Conversion.
“Optional Conversion Date” means, with respect to the Optional Conversion of any Convertible Preferred Share, the first Business Day on which the requirements set forth in Section 10(d)(ii) for such conversion are satisfied.
“Optional Conversion Notice” means a notice substantially in the form of the “Optional Conversion Notice” set forth in Exhibit B.
“Ownership Limitation” has the meaning set forth in Section 10(h)(i).
“Payment Date” means, as to any dividend or distribution on all or substantially all of the Common Shares, the date on which the holders of Common Shares receive any dividend or distribution or, if earlier, in the case of a dividend or distribution consisting of Common Shares, the date on which the persons receiving such Common Shares first become record holders of the Common Shares so received.
“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.  Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Certificate of Amendment.
“Physical Certificate” means any certificate (other than an Electronic Certificate) representing any Convertible Preferred Shares, which certificate is substantially in the form set forth in Exhibit A, registered in the name of the Holder of such share(s) and duly executed by the Company and countersigned by the Transfer Agent.
“Pro Rata Repurchase” means any purchase of Common Shares by the Company or any Affiliate thereof pursuant to (A) any tender offer or exchange offer subject to Section 13(e) or

14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (B) any other offer available to all or any material portion of the holders of Common Stock, in the case of both (A) and (B), whether for cash, shares of Capital Stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while any Convertible Preferred Shares are outstanding.  The “Expiration Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange by the Company under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.
“Pro Rata Repurchase Valuation Period” has the meaning set forth in Section 10(f)(i)(2).
“Property Dividend” means any payment by the Company to all holders of its Common Shares of any dividend, or any other distribution by the Company to such holders, of any shares of capital stock of the Company, evidences of indebtedness of the Company, cash or other assets (including rights, warrants or other securities (of the Company or any other Person)), other than any dividend or distribution (i) upon a Common Share Change Event to which Section 10(i) applies, or (ii) of any Common Stock referred to in Section 10(f)(i)(1).
“Redemption” means a Company Redemption or a Change of Control Redemption.
“Redemption Date” means a Change of Control Redemption Date or Company Redemption Date, as applicable.
“Reference Property” has the meaning set forth in Section 10(i)(i).
“Reference Property Unit” has the meaning set forth in Section 10(i)(i).
“Register” has the meaning set forth in Section 3(e).
“Requisite Shareholder Approval” means the shareholder approval contemplated by NASDAQ Listing Standard Rules 5635 with respect to the issuance of Common Shares upon conversion of the Convertible Preferred Shares in excess of the limitations imposed by such rules; provided, however, that the Requisite Shareholder Approval will be deemed to be obtained if, due to any amendment or binding change in the interpretation of the applicable listing standards of The NASDAQ Stock Market, such shareholder approval is no longer required for the Company to settle all conversions of the Convertible Preferred Shares in Common Shares without regard to Section 10(h).
“Restricted Share Legend” means a legend substantially in the form set forth in Exhibit E.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Security” means any Convertible Preferred Share or Conversion Share.

“Shareholder Voting Power” means the aggregate number of Voting Shares of the Company, with the calculation of such aggregate number of Voting Shares being conclusively made for all purposes under the Charter (as amended by this Certificate of Amendment), absent manifest error, by the Company based on the Company’s review of the Register, the Company’s other books and records, each Holder’s public filings pursuant to Section 13 or Section 16 of the Exchange Act and any other written evidence satisfactory to the Company regarding any Holder’s beneficial ownership of any securities of the Company.
“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or shareholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (x) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.
“Successor Person” has the meaning set forth in Section 10(i)(iii).
“Trading Day” means any day on which (a) trading in the Common Shares generally occurs on the principal U.S. national or regional securities exchange on which the Common Shares are then listed or, if the Common Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Shares are then traded; and (b) there is no Market Disruption Event.  If the Common Shares are not so listed or traded, then “Trading Day” means a Business Day.
“Transfer Agent” means the Company or its successor.
“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:
(a)          such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;
(b)          such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the

Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and
(c)          (i) such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice; and (ii) the Company has received such certificates or other documentation or evidence as the Company may reasonably require to determine that the security is eligible for resale pursuant to clause (i) and the Holder, holder or beneficial owner of such Security is not, and has not been during the immediately preceding three (3) months, an Affiliate of the Company.
“Treasury Regulations” means the Treasury regulations promulgated under the Code, as amended.
“Voting Parity Shares” means, with respect to any matter as to which Holders are entitled to vote pursuant to Section 9(a), each class or series of outstanding shares of the Company that constitutes both Dividend Parity Shares and Liquidation Parity Shares, if any, upon which similar voting rights are conferred and are exercisable with respect to such matter.
“Voting Shares” means the Common Shares, the Convertible Preferred Shares and any other capital stock of the Company having the right to vote generally in any election of directors of the Board.
“VWAP Market Disruption Event” means, with respect to any date, (a) the failure by the principal U.S. national or regional securities exchange on which the Common Shares are then listed, or, if the Common Shares are not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Shares are then traded, to open for trading during its regular trading session on such date; or (b) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Shares or in any options contracts or futures contracts relating to the Common Shares, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.
“VWAP Trading Day” means a day on which (a) there is no VWAP Market Disruption Event; and (b) trading in the Common Shares generally occurs on the principal U.S. national or regional securities exchange on which the Common Shares are then listed or, if the Common Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Shares are then traded.  If the Common Shares are not so listed or traded, then “VWAP Trading Day” means a Business Day.
“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.
SECTION 2.          RULES OF CONSTRUCTION.  For purposes of this Certificate of Amendment:

(a)          “or” is not exclusive;
(b)          “including” means “including without limitation”;
(c)          “will” expresses a command;
(d)          the “average” of a set of numerical values refers to the arithmetic average of such numerical values;
(e)          a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;
(f)          words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;
(g)          “herein,” “hereof” and other words of similar import refer to this Certificate of Amendment as a whole and not to any particular Section or other subdivision of this Certificate of Amendment, unless the context requires otherwise;
(h)          references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and
(i)          the exhibits, schedules and other attachments to this Certificate of Amendment are deemed to form part of this Certificate of Amendment
SECTION 3.          THE CONVERTIBLE PREFERRED SHARES.
(a)          Designation; Par Value.  A series of serial preferred shares of the Company titled the “5.25% Series A Convertible Preferred Shares” (hereinafter referred to as the “Convertible Preferred Shares”) is hereby designated and created out of the authorized and unissued serial preferred shares of the Company.  The Convertible Preferred Shares have no par value.
(b)          Number of Authorized Shares. The total authorized number of Convertible Preferred Shares is 1,735,457; provided, however that, by resolution of the Board of Directors, the total number of authorized Convertible Preferred Shares may hereafter be increased (subject to Section 9(a)(i)(4)) or be reduced to a number that is not less than the number of Convertible Preferred Shares then outstanding.
(c)          Form, Dating and Denominations.
(i)          Form and Date of Certificates Representing Convertible Preferred Shares.  Each Certificate representing any Convertible Preferred Share will bear the legends required by Section 3(f) and may bear notations, legends or endorsements required by law, securities exchange rule or usage or the Depositary.
(ii)          Certificates.

(1)          Generally. The Convertible Preferred Shares will be originally issued initially in the form of one or more Physical Certificates. Electronic Certificates may be exchanged for Physical Certificates, and Physical Certificates may be exchanged for Electronic Certificates upon request by the Holder thereof pursuant to customary procedures.
(2)          Electronic Certificates; Interpretation.  For purposes of this Certificate of Amendment, (A) each Electronic Certificate will be deemed to include the text of the stock certificate set forth in Exhibit A; (B) any legend or other notation that is required to be included on a Certificate will be deemed to be included in any Electronic Certificate notwithstanding that such Electronic Certificate may be in a form that does not permit affixing legends thereto; (C) any reference in this Certificate of Amendment to the “delivery” of any Electronic Certificate will be deemed to be satisfied upon the registration of the electronic book-entry representing such Electronic Certificate in the name of the applicable Holder; and (D) upon satisfaction of any applicable requirements of the Ohio Revised Code, the Charter and the Company Regulations, and any related requirements of the Transfer Agent, in each case for the issuance of Convertible Preferred Shares in the form of one or more Electronic Certificates, such Electronic Certificates will be deemed to be executed by the Company and countersigned by the Transfer Agent.
(iii)          No Bearer Certificates; Denominations.  The Convertible Preferred Shares will be issued only in registered form and only in whole numbers of shares.
(iv)          Registration Numbers.  Each Certificate representing any Convertible Preferred Share will bear a unique registration number that is not affixed to any other Certificate representing any other outstanding Convertible Preferred Share.
(v)          Identical with Other Convertible Preferred Shares.  Each Convertible Preferred Share shall be identical in all respects with the other Convertible Preferred Shares except as to the dates from and after which Dividends thereon shall be cumulative and subject to the provisions of Section 5.
(d)          Method of Payment; Delay When Payment Date is Not a Business Day.
(i)          Method of Payment.  The Company will pay all cash amounts due on any Convertible Preferred Shares by check issued in the name of the Holder thereof; provided, however, that if such Holder has delivered to the Company, no later than the time set forth in the next sentence, a written request to receive payment by wire transfer to an account of such Holder within the United States, then the Company will pay all such cash amounts by wire transfer of immediately available funds to such account.  To be timely, such written request must be delivered no later than the Close of Business on the following date:  (x) with respect to the payment of any declared cash Dividend due on a Dividend Payment Date for the Convertible Preferred Shares, the related Record Date; and (y) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due.

 (ii)          Delay of Payment when Payment Date is Not a Business Day.  If the due date for a payment on any Convertible Preferred Share as provided in this Certificate of Amendment is not a Business Day, then, notwithstanding anything to the contrary in this Certificate of Amendment, such payment may be made on the immediately following Business Day and no interest, dividend or other amount will accrue or accumulate on such payment as a result of the related delay.  Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”
(e)          Transfer Agent; Register.  The Company or any of its Subsidiaries may act as the Transfer Agent.  The Company will, or will retain another Person (who may be the Transfer Agent) to act as registrar who will, keep a record (the “Register”) of the names and addresses of the Holders, the number of Convertible Preferred Shares held by each Holder and the transfer, exchange, repurchase, Redemption and conversion of the Convertible Preferred Shares.  Absent manifest error, the entries in the Register will be conclusive and the Company and the Transfer Agent may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes.  The Register will be in written form or in any form capable of being converted into written form reasonably promptly.  The Company will promptly provide a copy of the Register to any Holder upon its request.
(f)          Legends.
(i)          Restricted Share Legend.
(1)          Each Certificate representing any Convertible Preferred Share that is a Transfer-Restricted Security will bear the Restricted Share Legend.
(2)          If any Convertible Preferred Share is issued in exchange for, in substitution of, or to effect a partial conversion of, any other Convertible Preferred Share (such other share(s) being referred to as the “old share(s)” for purposes of this Section 3(f)(i)(2)), including pursuant to Section 3(h) or 3(j), then the Certificate representing such Convertible Preferred Share will bear the Restricted Share Legend if the Certificate representing such old share(s) bore the Restricted Share Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that the Certificate representing such Convertible Preferred Share need not bear the Restricted Share Legend if such Convertible Preferred Share does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Conversion Date, as applicable.
(ii)          Other Legends.  The Certificate representing any Convertible Preferred Share may bear any other legend or text, not inconsistent with this Certificate of Amendment, as may be required by applicable law or by any securities exchange or automated quotation system on which such Convertible Preferred Share is traded or quoted or as may be otherwise reasonably determined by the Company to be appropriate.

(iii)          Acknowledgement and Agreement by the Holders.  A Holder’s acceptance of any Convertible Preferred Share represented by a Certificate bearing any legend required by this Section 3(f) will constitute such Holder’s acknowledgement of, and agreement to comply with, the restrictions set forth in such legend.
(iv)          Legends on Conversion Shares.
(1)          Each Conversion Share will bear a legend substantially to the same effect as the Restricted Share Legend if the Convertible Preferred Share upon the conversion of which such Conversion Share was issued was (or would have been had it not been converted) a Transfer-Restricted Security at the time such Conversion Share was issued; provided, however, that such Conversion Share need not bear such a legend if the Company determines, in its reasonable discretion, that such Conversion Share need not bear such a legend.
(2)          Notwithstanding anything to the contrary in Section 3(f)(iv)(1), a Conversion Share need not bear a legend pursuant to Section 3(f)(iv)(1) if such Conversion Share is issued in an uncertificated form that does not permit affixing legends thereto, provided the Company takes measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in such legend.
(g)          Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions.
(i)          Provisions Applicable to All Transfers and Exchanges.
(1)          Generally.  Subject to this Section 3(g) and the applicable provisions of the Investment Agreement, Convertible Preferred Shares represented by any Certificate may be transferred or exchanged from time to time, and the Company will cause each such transfer or exchange to be recorded in the Register.
(2)          No Services Charge; Transfer Taxes.  The Company will not impose any service charge on any Holder for any transfer, exchange or conversion of any Convertible Preferred Share, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer or exchange of a Convertible Preferred Share, other than exchanges pursuant to Section 3(h) or Section 3(p) not involving any transfer.
(3)          No Transfers or Exchanges of Fractional Shares.  Notwithstanding anything to the contrary in this Certificate of Amendment, all transfers or exchanges of Convertible Preferred Shares must be in an amount representing a whole number of Convertible Preferred Shares, and no fractional Convertible Preferred Share may be transferred or exchanged.

(4)          Legends.  Each Certificate representing any Convertible Preferred Share that is issued upon transfer of, or in exchange for, another Convertible Preferred Share will bear each legend, if any, required by Section 3(f).
(5)          Settlement of Transfers and Exchanges.  Upon satisfaction of the requirements of this Certificate of Amendment to effect a transfer or exchange of any Convertible Preferred Share as well as the delivery of all documentation reasonably required by the Transfer Agent or the Company in order to effect any transfer or exchange, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.
(ii)          Transfers of Shares Subject to Redemption, Repurchase or Conversion.  Notwithstanding anything to the contrary in this Certificate of Amendment, the Company will not be required to register the transfer of or exchange any Convertible Preferred Share:
(1)          that has been surrendered for conversion;
(2)          that has been called for Company Redemption pursuant to a Company Redemption Notice, except to the extent that the Company fails to pay the related Company Redemption Price when due;
(3)          as to which a Change of Control Company Redemption Notice or a Change of Control Holder Redemption Notice has been duly delivered pursuant to Section 7(b)(vi), and not withdrawn, except to the extent that the Company fails to pay the related Change of Control Redemption Price when due; or
(4)          as to which a Holder Repurchase Notice has been duly delivered pursuant to Section 8(f), except to the extent that the Company fails to pay the related Holder Repurchase Price when due.
(h)          Exchange and Cancellation of Convertible Preferred Share to Be Converted, Repurchased or Redeemed.
(i)          Partial Conversions, Cancellations, Repurchases and Redemptions of Certificates.  If only a portion of a Holder’s Convertible Preferred Shares represented by a Certificate (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(h)(i)) is to be converted or cancelled pursuant to Section 10, repurchased pursuant to a Holder Repurchase or redeemed pursuant to a Redemption, then, as soon as reasonably practicable after such Certificate is surrendered for such conversion, cancellation, repurchase or redemption, as applicable, the Company will cause such Certificate to be exchanged for (1) one or more Certificates that each represent a whole number of Convertible Preferred Shares and, in the aggregate, represent a total number of Convertible Preferred Shares equal to the number of Convertible Preferred Shares represented by such old Certificate that are not to be so converted, cancelled, repurchased or redeemed, as applicable, and deliver such Certificate(s) to such Holder; and (2) a Certificate representing a whole number of Convertible Preferred Shares equal to the number of Convertible Preferred Shares represented by such old Certificate that are to be so converted, cancelled, repurchased or redeemed, as applicable, which Certificate will be converted, cancelled, repurchased or redeemed, as applicable, pursuant to the terms of this Certificate of Amendment; provided, however, that the Certificate referred to in this clause (2) need not be issued at any time after which such Convertible Preferred Shares subject to such conversion, cancellation, repurchase or redemption, as applicable, are deemed to cease to be outstanding pursuant to Section 3(n).
(ii)          Cancellation of Convertible Preferred Share that Is Converted, Cancelled, Repurchased or Redeemed.  If a Holder’s Convertible Preferred Share represented by a Certificate (or any portion thereof that has not theretofore been exchanged pursuant to Section 3(h)(i)) (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(h)(ii)) is to be converted or cancelled pursuant to Section 10, repurchased pursuant to a Holder Repurchase or redeemed pursuant to a Redemption, then, promptly after the later of the time such Convertible Preferred Share is deemed to cease to be outstanding pursuant to Section 3(n) and the time such Certificate is surrendered for such conversion, cancellation, repurchase or redemption, as applicable, (A) such Certificate will be cancelled pursuant to Section 3(l); and (B) in the case of cancellation pursuant to Section 10 or a partial conversion, repurchase or redemption, the Company will issue, execute and deliver to such Holder, and cause the Transfer Agent to countersign one or more Certificates that (x) each represents a whole number of Convertible Preferred Shares and, in the aggregate, represents a total number of Convertible Preferred Shares equal to the number of Convertible Preferred Shares represented by such old Certificate that are not to be so converted, cancelled, repurchased or redeemed, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(f).
(i)          Status of Retired Shares.  Upon any Convertible Preferred Share ceasing to be outstanding, such share will be deemed to be retired and to resume the status of an authorized and unissued serial preferred share of the Company, undesignated as to series, and such share cannot thereafter be reissued as a Convertible Preferred Share.
(j)         Replacement Certificates.  If a Holder claims that the Certificate(s) representing Convertible Preferred Shares have been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(c), a replacement Certificate representing such Convertible Preferred Shares upon surrender to the Company or the Transfer Agent of such mutilated Certificate, or upon delivery to the Company or the Transfer Agent of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Transfer Agent and the Company.  In the case of a lost, destroyed or wrongfully taken Certificate representing any Convertible Preferred Shares, the Company and the Transfer Agent may require the Holder thereof to provide such security or indemnity that is reasonably satisfactory to the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss that any of them may suffer if such Certificate is replaced.  Every replacement Convertible Preferred Share issued pursuant to this Section 3(j) will, upon such replacement, be deemed to be an outstanding Convertible Preferred Share, entitled to all of the benefits of this Certificate of Amendment equally and ratably with all other Convertible Preferred Share then outstanding.

(k)          Registered Holders.  Only the Holder will have rights under this Certificate of Amendment as the owner of such Convertible Preferred Shares.
(l)          Cancellation.  The Company may at any time deliver Convertible Preferred Shares to the Transfer Agent for cancellation.  The Company will cause the Transfer Agent to promptly cancel all Convertible Preferred Shares so surrendered to it in accordance with its customary procedures.
(m)         Shares Held by the Company or its Subsidiaries.  Without limiting the generality of Sections 3(n) and 3(o), in determining whether the Holders of the required number of outstanding Convertible Preferred Shares have concurred in any direction, waiver or consent, Convertible Preferred Shares owned by the Company or any of its Subsidiaries will be deemed not to be outstanding.
(n)          Outstanding Shares.
(i)          Generally.  The Convertible Preferred Shares that are outstanding at any time will be deemed to be those Convertible Preferred Shares that, at such time, have been duly executed by the Company and countersigned by the Transfer Agent, excluding those Convertible Preferred Shares that have theretofore been (1) cancelled by the Transfer Agent or delivered to the Transfer Agent for cancellation in accordance with Section 3(l); (2) paid in full upon their conversion, repurchase or redemption in accordance with this Certificate of Amendment; or (3) deemed to cease to be outstanding to the extent provided in, and subject to, clause (ii), (iii), (iv), (v) or (vi) of this Section 3(n).
(ii)          Replaced Shares.  If any Certificate representing any Convertible Preferred Share is replaced pursuant to Section 3(j), then such Convertible Preferred Share will cease to be outstanding at the time of such replacement, unless the Transfer Agent and the Company receive proof reasonably satisfactory to them that such share is held by a “bona fide purchaser” under applicable law.
(iii)          Shares to Be Redeemed.  If, on a Redemption Date, the Company has segregated, solely for the benefit of the applicable Holders, consideration in kind and amount that is sufficient to pay the aggregate Company Redemption Price or Change of Control Redemption Price due on such date, then (unless there occurs a default in the payment of the Change of Control Redemption Price or Company Redemption Price, as applicable) (1) the Convertible Preferred Shares to be redeemed on such date will be deemed, as of such date, to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(b)); (2) Dividends will cease to accumulate on such Convertible Preferred Shares from and after such Redemption Date; and (3) the rights of the Holders of such Convertible Preferred Shares, as such, will terminate with respect to such Convertible Preferred Shares, other than the right to receive the Change of Control Redemption Price or Company Redemption Price, as applicable, as provided in Section 7 (and, if applicable, declared Dividends as provided in Section 5(b)) and any Holder Received Dividend pursuant to Section 10(f)(viii).

(iv)          Shares to Be Converted.  If any Convertible Preferred Share is to be converted, then, at the Close of Business on the Conversion Date for such conversion (unless there occurs a default in the delivery of the Conversion Consideration due pursuant to Section 10 upon such conversion):  (1) such Convertible Preferred Share will be deemed to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(b)); (2) Dividends will cease to accumulate on such Convertible Preferred Share from and after such Conversion Date; and (3) the rights of the Holders of such Convertible Preferred Share, as such, will terminate with respect to such Convertible Preferred Share, other than the right to receive such Conversion Consideration as provided in Section 10 (and, if applicable, declared Dividends as provided in Section 5(b)) and any Holder Received Dividend pursuant to Section 10(f)(viii).
(v)          Shares to Be Repurchased Pursuant to a Holder Repurchase.  If, on a Holder Repurchase Date, the Company holds consideration in kind and amount that is sufficient to pay the aggregate Holder Repurchase Price due on such date, then (unless there occurs a default in the payment of the Holder Repurchase Price) (1) the Convertible Preferred Shares to be repurchased on such date will be deemed, as of such date, to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(b)); and (2) the rights of the Holders of such Convertible Preferred Shares, as such, will terminate with respect to such Convertible Preferred Shares, other than the right to receive the Holder Repurchase Price as provided in Section 8 (and, if applicable, declared Dividends as provided in Section 5(b)) and any Holder Received Dividend pursuant to Section 10(f)(viii).
(vi)          Shares to Be Cancelled.  If, on the effective date of any share combination of Common Shares to which Section 10(f)(i)(6) applies, any Adjustment Cancellation Preferred Shares are required to be cancelled pursuant to Section 10(f)(i)(6)(C), (1) the Adjustment Cancellation Preferred Shares to be cancelled on such date will be deemed, as of such date, to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(b)); (2) Dividends will cease to accumulate on such Convertible Preferred Shares from and after such date; and (3) the rights of Holders of such Adjustment Cancellation Preferred Shares, as such, will terminate with respect to such Adjustment Cancellation Preferred Shares, other than the right to receive the Change of Control Redemption Price or Company Redemption Price, as applicable, as provided in Section 7 (and, if applicable, declared Dividends as provided in Section 5(b)) and any Holder Received Dividend pursuant to Section 10(f)(viii).
(o)          Repurchases by the Company and its Subsidiaries.  Without limiting the generality of Section 3(l) and the next sentence, and subject to Section 10(f)(i)(2), the Company may, from time to time, repurchase Convertible Preferred Shares in open market purchases or in negotiated transactions without delivering prior notice to Holders.  The Company will promptly deliver to the Transfer Agent for cancellation all Convertible Preferred Shares that the Company or any of its Subsidiaries have purchased or otherwise acquired.
(p)          Notations and Exchanges.  Without limiting any rights of Holders pursuant to Section 9, if any amendment, supplement or waiver to the Charter (including this Certificate of Amendment) changes the terms of any Convertible Preferred Shares, then the Company may, in its discretion, require the Holder of the Certificate representing such Convertible Preferred Shares to deliver such Certificate to the Transfer Agent so that the Transfer Agent may place an appropriate notation prepared by the Company on such Certificate and return such Certificate to such Holder.  Alternatively, at its discretion, the Company may, in exchange for such Convertible Preferred Shares, issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(c), a new Certificate representing such Convertible Preferred Shares that reflects the changed terms.  The failure to make any appropriate notation or issue a new Certificate representing any Convertible Preferred Shares pursuant to this Section 3(p) will not impair or affect the validity of such amendment, supplement or waiver, nor will such failure impair or affect the Holder’s rights with respect to such Convertible Preferred Shares.
(q)          CUSIP and ISIN Numbers.  The Company may use one or more CUSIP or ISIN numbers to identify any of the Convertible Preferred Shares, and, if so, the Company will use such CUSIP or ISIN number(s) in notices to Holders; provided, however, that the effectiveness of any such notice will not be affected by any defect in, or omission of, any such CUSIP or ISIN number.
SECTION 4.          RANKING.  The Convertible Preferred Shares will rank (a) senior to (i) Dividend Junior Shares with respect to the payment of dividends; and (ii) Liquidation Junior Shares with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; (b) equally with (i) Dividend Parity Shares with respect to the payment of dividends; and (ii) Liquidation Parity Shares with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; and (c) junior to (i) Dividend Senior Shares with respect to the payment of dividends; and (ii) Liquidation Senior Shares with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up.
SECTION 5.          DIVIDENDS.
(a)          Generally.
(i)          Dividends.
(1)          Accumulation and Payment of Dividends.  The Convertible Preferred Shares will accumulate cumulative dividends at a rate per annum equal to the Dividend Rate on the Liquidation Preference thereof (calculated in accordance with Section 5(a)(i)(2)), regardless of whether or not declared or funds are legally available for their payment (such dividends that accumulate on the Convertible Preferred Shares pursuant to this sentence, “Dividends”).  Subject to the other provisions of this Section 5 (including, for the avoidance of doubt, Section 5(a)(ii)(1)), such Dividends will be payable when, as and if declared by the Board of Directors, out of funds legally available for their payment to the extent paid in cash, semi-annually in arrears on each Dividend Payment Date, to the Holders as of the Close of Business on the immediately preceding Dividend Record Date.  Dividends on any Convertible Preferred Share will accumulate from, and including, the last date to which Dividends have been paid on such Convertible Preferred Share (or, if no Dividends have been paid on such Convertible Preferred Share, from, and including, the Initial Accrual Date for such Convertible Preferred Share) to, but excluding, the next Dividend Payment Date.

 (2)          Computation of Accumulated Dividends.  Accumulated Dividends will be computed on the basis of a 360-day year comprised of twelve 30-day months.  Dividends on each Convertible Preferred Share will accrue on the Liquidation Preference of such Convertible Preferred Share as of immediately after the Close of Business on each day during the relevant Dividend Period (after giving effect to any adjustment to the Liquidation Preference required to be made at or prior to such time pursuant to Section 10(f)(i)).
(ii)          Method of Payment; Payments in Kind.
(1)          Generally.  Subject to the next sentence, each declared Dividend on the Convertible Preferred Shares will be paid, at the election of the Board of Directors:
(A)          100% in cash; or
(B)          50% in cash and 50% in kind, any such payment in kind to be reflected as an increase in the Liquidation Preference of each Convertible Preferred Share outstanding as of such time, effective immediately before the Close of Business on the related Dividend Payment Date, subject to Section 10(d)(iii)(2).
Notwithstanding anything to the contrary in this Certificate of Amendment, if, as of the Close of Business on any Dividend Payment Date, the Company has not paid in cash all or any portion of the full amount of the Dividends that have accumulated on the Convertible Preferred Shares in respect of the Dividend Period ending on, but excluding, such Dividend Payment Date and that is required to be paid in cash in accordance with Section 5(a)(ii)(1)(A) or (B), then, the dollar amount (expressed as an amount per Convertible Preferred Share) of such Dividend (or, if applicable, such portion thereof) not paid in cash will (without duplication) be added, to the Liquidation Preference of each Convertible Preferred Share outstanding as of such time, effective immediately before the Close of Business on the related Dividend Payment Date, subject to Section 10(d)(iii)(2).
(2)          Construction.  Any Dividends the amount of which is added to the Liquidation Preference thereof pursuant to Section 5(a)(ii)(1) will be deemed to be “declared” and “paid” on the Convertible Preferred Shares for all purposes of this Certificate of Amendment.
(3)          Election and Notice of Method of Payment.  Subject to the last sentence of Section 5(a)(ii)(1), the Company shall pay each Dividend in cash, except to the extent the Company makes an election pursuant to Section 5(a)(ii)(1)(B), out of funds legally available for the payment of dividends to the Holders under Ohio law and to the extent permitted under the terms of its indebtedness for borrowed money. The Company shall give notice to the Holders of the election of the Board of Directors of the method of payment of each declared

Dividend not fewer than ten (10) Business Days prior to the Dividend Record Date for such Dividend.
(b)          Treatment of Dividends Upon Redemption, Repurchase or Conversion.  If the Company Redemption Date, Change of Control Redemption Date, Holder Repurchase Date or Conversion Date of any Convertible Preferred Share is after a Record Date for a declared Dividend on the Convertible Preferred Shares and on or before the next Dividend Payment Date, then the Holder of such Convertible Preferred Share at the Close of Business on such Record Date will be entitled, notwithstanding the related Redemption, Change of Control Redemption, Holder Repurchase or conversion, as applicable, to receive, on or, at the Company’s election, before such Dividend Payment Date, such declared Dividend on such Convertible Preferred Share.  Solely for purposes of the preceding sentence, and not for any other purpose, a Dividend will be deemed to be declared only to the extent that it is declared for payment fully or partially in cash.  Except as provided in this Section 5(b), Section 7(a)(iv), Section 7(b)(v) or Section 8(e), Dividends on any Convertible Preferred Share will cease to accumulate from and after the Company Redemption Date, Change of Control Redemption Date, Holder Repurchase Date or Conversion Date, as applicable, for such share, unless the Company defaults in the payment of the related Company Redemption Price, Change of Control Redemption Price, Holder Repurchase Price or Conversion Consideration, as applicable.
(c)          Prohibition on Certain Junior Dividends or Distributions.  So long as any Convertible Preferred Shares are outstanding, if on any date any pending Redemption, Holder Repurchase or Conversion required to be effected on or prior to such date shall not have been effected, then the Company shall not, directly or indirectly, declare or pay or set apart for payment any dividends (other than a dividend payable solely in Liquidation Junior Shares or Dividend Junior Shares) or make any other distribution on Liquidation Junior Shares or Dividend Junior Shares and shall not (and shall not permit any Subsidiary of the Company to), directly or indirectly, redeem, purchase or otherwise acquire for value, or set apart money for any sinking or other similar fund for the redemption or purchase of, any Liquidation Junior Shares or Dividend Junior Shares (other than the acquisition of (x) Liquidation Junior Shares or Dividend Junior Shares as a result of a reclassification, exchange or conversion of Liquidation Junior Shares solely into Liquidation Junior Shares or Dividend Junior Shares solely into Dividend Junior Shares, as applicable, or (y) Liquidation Junior Shares or Dividend Junior Shares upon the exercise, conversion or exchange thereof solely for Liquidation Junior Shares or Dividend Junior Shares, as applicable).
SECTION 6.          RIGHTS UPON LIQUIDATION, DISSOLUTION OR WINDING UP.
(a)          Generally.  If the Company liquidates, dissolves or winds up, whether voluntarily or involuntarily, then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Shares, each Convertible Preferred Share will entitle the Holder thereof to receive payment for the greater of the amounts set forth in clause (i) and (ii) below out of the Company’s assets or funds legally available for distribution to the Company’s shareholders (the “Liquidation Payment”), before any such assets or funds are distributed to, or set aside for the benefit of, any Liquidation Junior Shares:
(i)          the sum of (without duplication):

(1)          the Liquidation Preference per Convertible Preferred Share; and
(2)          all unpaid Dividends that will have accumulated on such Convertible Preferred Share to, but excluding, the date of such payment; and
(ii)          the amount such Holder would have received in respect of the number of Common Shares that would be issuable (determined in accordance with Section 10 but without regard to Section 10(e)(ii), Section 10(e)(iii) and Section 10(h)) upon conversion of such Convertible Preferred Share assuming the Conversion Date of such conversion occurs on the date of such payment.
Upon payment of such amount in full on the Holder’s outstanding Convertible Preferred Shares, the Holder will have no rights or claims, based on their outstanding Convertible Preferred Shares, to the Company’s remaining assets or funds, if any.  If such assets or funds are insufficient to fully pay such amount on all outstanding Convertible Preferred Shares and the corresponding amounts payable in respect of all outstanding Liquidation Parity Shares, if any, then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Shares, such assets or funds will be distributed ratably on the outstanding Convertible Preferred Shares and Liquidation Parity Shares in proportion to the full respective distributions to which such shares would otherwise be entitled.
(b)          Certain Transactions Deemed Not to Be a Liquidation, Dissolution or Winding Up. Neither the voluntary sale, lease, conveyance, exchange or transfer of all or substantially all of the property or assets of the Company (whether for cash, shares, securities or other consideration), nor the consolidation or merger of the Company with one or more other entities, nor any other Common Share Change Event shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Company, even if, in connection therewith, the Convertible Preferred Shares are converted into, or are exchanged for, or represent solely the right to receive other securities, cash or other property, or any combination of the foregoing, unless such voluntary sale, lease, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the affairs of the Company.
(c)          Notice.   Notice of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, shall be given in accordance with Section 13 not fewer than 30 days prior to the distribution or payment date stated therein, to each Holder as of the Close of Business on the date of such notice at the address of said Holder shown in the Register. Such notice shall state a distribution or payment date, the amount of the Liquidation Payment and the place where the Liquidation Payment shall be distributable or payable.
SECTION 7.          RIGHT OF THE COMPANY TO REDEEM THE CONVERTIBLE PREFERRED SHARES.
(a)          Right to Redeem the Convertible Preferred Shares on or After Fifth Year Anniversary of the Initial Issue Date.
(i)          Right to Redeem.  Subject to the terms of this Section 7, the Company has the right, at its election, to redeem, subject to the right of the Holders to convert the

Convertible Preferred Shares pursuant to Section 10 prior to such redemption, all, but not less than all, of the Convertible Preferred Shares, at any time and from time to time, on a Company Redemption Date on or after the fifth year anniversary of the Initial Issue Date, for a cash purchase price equal to the Company Redemption Price (such redemption, a “Company Redemption”).
(ii)          Redemption Prohibited in Certain Circumstances.  The Company will not call for a Company Redemption, or otherwise send a Company Redemption Notice in respect of the Company Redemption of, any Convertible Preferred Shares pursuant to this Section 7 unless the Company has sufficient funds legally available, and is permitted under the terms of its indebtedness for borrowed money, to fully pay the Company Redemption Price in respect of all Convertible Preferred Shares.
(iii)          Company Redemption Date.  The Company Redemption Date for any Company Redemption will be a Business Day of the Company’s choosing that is no more than sixty (60), nor fewer than thirty (30), calendar days after the Company Redemption Notice Date for such Company Redemption.
(iv)          Company Redemption Price.  The Company Redemption Price for any Convertible Preferred Share to be repurchased pursuant to a Company Redemption is an amount in cash equal to the sum of (without duplication) (1) the Liquidation Preference of such Convertible Preferred Share at the Close of Business on the Company Redemption Date for such Redemption plus (2) accumulated and unpaid Dividends on such Convertible Preferred Share to, but excluding, such Company Redemption Date (to the extent such accumulated and unpaid Dividends are not included in such Liquidation Preference); provided, however, that if such Company Redemption Date is after a Dividend Record Date for a Dividend on the Convertible Preferred Shares that has been declared for payment fully or partially in cash and on or before the next Dividend Payment Date, then (1) pursuant to Section 5(b), the Holder of such Convertible Preferred Share at the Close of Business on such Dividend Record Date will be entitled, notwithstanding such Company Redemption, to receive, on or, at the Company’s election, before such Dividend Payment Date, such declared cash Dividend on such Convertible Preferred Share; and (2) the Company Redemption Price will not include such declared cash Dividend on such Convertible Preferred Share (and, for the avoidance of doubt, any portion of the full Dividend scheduled to be paid on such Dividend Payment Date that is not declared and paid in cash and is to be added to the Liquidation Preference of such share pursuant to Section 5(a)(ii)(1) will be included in the Company Redemption Price).
(v)          Company Redemption Notice.  To call the Convertible Preferred Shares for a Company Redemption, the Company must send to the Holder of such Convertible Preferred Shares a notice of such Company Redemption (a “Company Redemption Notice”).  Such Company Redemption Notice must state:
(1)          that such Convertible Preferred Shares have been called for a Company Redemption, briefly describing the Company’s Company Redemption right under this Certificate of Amendment;

(2)          the Company Redemption Date for such Company Redemption;
(3)          the Company Redemption Price per Convertible Preferred Share;
(4)          if the Redemption Date is after a Dividend Record Date for a declared Dividend on the Convertible Preferred Shares and on or before the next Dividend Payment Date, that such Dividend will be paid in accordance with Section 5(b) and, if applicable, the proviso to Section 7(a)(iv) or Section 7(b)(v);
(5)          that Convertible Preferred Shares called for a Company Redemption may be converted at any time before the Close of Business on the Business Day immediately before the Company Redemption Date (or, if the Company fails to pay the Company Redemption Price due on such Company Redemption Date in full, at any time until such time as the Company pays such Company Redemption Price in full);
(6)          the Liquidation Preference in effect on the Company Redemption Notice Date for such Company Redemption; and
(7)          the CUSIP and ISIN numbers, if any, of the Convertible Preferred Shares.
(vi)          Delivery of Company Redemption Notice is Irrevocable.  Once delivered in accordance with this Section 7(a)(vi), a Company Redemption Notice will be irrevocable subject to Section 7(a)(ii).
(vii)          Payment of the Company Redemption Price.  The Company will cause the Company Redemption Price for each Convertible Preferred Share subject to Company Redemption to be paid to the Holder thereof on or before the applicable Company Redemption Date. To the extent, and only to the extent, the Company does not have sufficient funds legally available to pay the Company Redemption Price of all Convertible Preferred Shares that are otherwise to be redeemed pursuant to a Company Redemption, then (1) the Company will pay the maximum amount of such Company Redemption Price that can be paid out of funds legally available for payment, which payment will be made pro rata to each Holder based on the total number of Convertible Preferred Shares of such Holder that were otherwise to be redeemed pursuant to such Company Redemption; and (2) the Company will cause all such Convertible Preferred Shares as to which the Company Redemption Price was not paid to be returned to the Holder(s) thereof, and such Convertible Preferred Shares will be deemed to remain outstanding. For the avoidance of doubt, Dividends payable pursuant to the proviso to Section 7(a)(iv) on any Convertible Preferred Share subject to Redemption will be paid pursuant to such proviso and Section 5(b).
(viii)          Limitations when Company Redemption Not Effected. If on any date any Company Redemption required to be effected on or prior to such date (without giving effect to the second sentence of Section 7(a)(vii)) shall not have been effected, the Company shall not, directly or indirectly, redeem, purchase or otherwise acquire for value, or set apart money for any discharge, any sinking or other similar fund for the redemption or purchase of, any Liquidation Parity Shares or Dividend Parity Shares (except for Convertible Preferred Shares to be redeemed pursuant to the second sentence of Section 7(a)(vii)) or any Junior Parity Shares or Dividend Junior Shares.
(b)          Redemption of Convertible Preferred Shares upon a Change of Control.
(i)          Change of Control Redemption.  Subject to the other terms of this Section 7, if a Change of Control occurs, then the Company will have the right, but not the obligation, and each Holder will have the right (the “Change of Control Holder Redemption Right”), but not the obligation, to require the Company, to redeem, contingent upon and contemporaneously with the consummation of the Change of Control, but subject to the right of the Holders to convert the Convertible Preferred Shares pursuant to Section 10 prior to such Redemption, all, or any whole number of shares that is less than all, of the Convertible Preferred Shares on the Change of Control Redemption Date for such Change of Control for a cash purchase price equal to the Change of Control Redemption Price.
(ii)          No Change of Control Redemption in Certain Circumstances.  Notwithstanding anything to the contrary in this Section 7(b), the Company will not be required to offer or effect any Change of Control Redemption, and Holders will not have a Change of Control Holder Redemption Right, with respect to any Convertible Preferred Share that has been called for Company Redemption or Holder Repurchase.
(iii)          Funds Legally Available for Payment of Change of Control Redemption Price.  Notwithstanding anything to the contrary in this Section 7, (i) the Company will not be obligated to pay the Change of Control Redemption Price of any Convertible Preferred Shares to the extent, and only to the extent, the Company does not have sufficient funds legally available to pay the same; and (ii) if the Company does not have sufficient funds legally available to pay the Change of Control Redemption Price of all Convertible Preferred Shares that are otherwise to be redeemed pursuant to a Change of Control Redemption, then (1) the Company will pay the maximum amount of such Change of Control Redemption Price that can be paid out of funds legally available for payment, which payment will be made pro rata to each Holder based on the total number of Convertible Preferred Shares of such Holder that were otherwise to be redeemed pursuant to such Change of Control Redemption; and (2) the Company will cause all such Convertible Preferred Shares as to which the Change of Control Redemption Price was not paid to be returned to the Holder(s) thereof, and such Convertible Preferred Shares will be deemed to remain outstanding.  The Company will not voluntarily take any action, or voluntarily engage in any transaction, that would result in a Change of Control unless the Company has (and will have through the date of payment) sufficient funds legally available to fully pay the maximum aggregate Change of Control Redemption Price that would be payable in respect of such Change of Control on all Conversion Preferred Shares then outstanding.
(iv)          Change of Control Redemption Date.  The Change of Control Redemption Date for any Change of Control will be the effective date of the Change of Control.

(v)          Change of Control Redemption Price.  The Change of Control Redemption Price for any Convertible Preferred Share to be redeemed upon a Change of Control Redemption will be an amount in cash equal to the sum of (without duplication) (x) the Liquidation Preference of such Convertible Preferred Share at the Close of Business on the Change of Control Redemption Date plus (y) accumulated and unpaid Dividends on such Convertible Preferred Share to, but excluding, such Change of Control Redemption Date (to the extent such accumulated and unpaid Dividends are not included in such Liquidation Preference), multiplied by (A) if the Change of Control Redemption Date occurs from the Initial Issue Date to (but excluding) May [●], 2023, One Hundred and Fifty Percent (150%); (B) if the Change of Control Redemption Date occurs from May [●], 2023 to (but excluding) May [●], 2025, One Hundred and Twenty-Five Percent (125%); and (C) if the Change of Control Redemption Date occurs from and after May [●], 2025, One Hundred Percent (100%);
provided, however, that if such Change of Control Redemption Date is after a Dividend Record Date for a Dividend on the Convertible Preferred Shares that has been declared for payment fully or partially in cash and on or before the next Dividend Payment Date, then (1) pursuant to Section 5(b), the Holder of such share at the Close of Business on such Dividend Record Date will be entitled, notwithstanding such Change of Control Redemption, to receive, on or, at the Company’s election, before such Dividend Payment Date, such declared cash Dividend on such Convertible Preferred Share; and (2) the Change of Control Redemption Price will not include such declared cash Dividend on such Convertible Preferred Share (and, for the avoidance of doubt, any portion of the full Dividend scheduled to be paid on such Dividend Payment Date that is not declared and paid in cash and is to be added to the Liquidation Preference of such Convertible Preferred Share pursuant to Section 5(a)(ii)(1) will be included in clause (y) of the foregoing calculation of the Change of Control Redemption Price).
(vi)          Change of Control Notice.  On or before the twentieth (20th) Business Day before the effective date of a Change of Control (or as promptly as practicable following the Company’s receipt of notice of the occurrence of a Change of Control, if within twenty (20) Business Days before the effective date of a Change of Control) the Company will send to each Holder a notice of such Change of Control (a “Change of Control Notice”).  Such Change of Control Notice shall include (1) a description of the material terms and conditions of the Change of Control; (2) the date on which the Change of Control is anticipated to be consummated; and (3) the CUSIP and ISIN numbers, if any, of the Convertible Preferred Shares.
(1)          Change of Control Company Redemption Notice. If the Company is exercising its right under Section 7(b)(i) to redeem any or all of the outstanding Convertible Preferred Shares, then such Change of Control Notice shall also state such intention of the Company (the “Change of Control Company Redemption Notice”) and also state (A) the number of Convertible Preferred Shares to be redeemed from such Holder, (B) the Change of Control Redemption Date for such Change of Control, (C) the Change of Control Redemption Price per Convertible Preferred Share, (D) if the Change of Control Redemption Date is after a Dividend

Record Date for a declared Dividend on the Convertible Preferred Shares and on or before the next Dividend Payment Date, that such Dividend will be paid in accordance with Section 5(b) and, if applicable, the proviso to Section 7(b)(v), (E) the Conversion Price and Liquidation Preference in effect on the date of such Change of Control Company Redemption Notice and a description and quantification of any adjustments to the Liquidation Preference and issuance of Adjustment Preferred Shares that may result from such Change of Control, (F) that Convertible Preferred Shares for which a Change of Control Company Redemption Notice has been duly tendered and not duly withdrawn must be delivered to the Company for the Holder thereof to be entitled to receive the Change of Control Redemption Price, and (G) that Convertible Preferred Shares that are subject to a Change of Control Company Redemption Notice that has been duly tendered may be converted only if such Change of Control Company Redemption Notice is withdrawn in accordance with this Certificate of Amendment.
(2)          Change of Control Holder Redemption Notice. If, or to the extent that, the Company is not exercising its rights pursuant to Section 7(b)(i) to redeem the outstanding Convertible Preferred Shares, the Holder may exercise its Change of Control Holder Redemption Right to require the Company to redeem all or any portion of the Convertible Preferred Shares owned by such Holder by delivering (A) a duly completed, written Change of Control Holder Redemption Notice with respect to such share(s), which shall state (I) if such share(s) are represented by one or more Physical Certificates, the certificate number(s) of the  Physical Certificates(s) representing such Convertible Preferred Shares; (II) the number of Convertible Preferred Shares to be redeemed, which must be a whole number; and (III) that such Holder is exercising Change of Control Holder Redemption Right with respect to such share(s); and (B) such share(s), duly endorsed for transfer.  Once delivered in accordance with this Section 7(b)(vi)(2), such Change of Control Holder Redemption Notice will be irrevocable subject to Section 7(b)(iii) and 7(b)(vii).
(vii)          Withdrawal of Change of Control Company Redemption Notice.  If the underlying Change of Control has been terminated or cancelled and the Company has delivered a Change of Control Company Redemption Notice with respect to any Convertible Preferred Shares, the Company shall withdraw such Change of Control Company Redemption Notice by delivering a written notice of withdrawal to the Holders at any time before the Close of Business on the Change of Control Redemption Date.  Such withdrawal notice must state:
(1)          If such share(s) are represented by one or more Physical Certificates, the certificate number(s) of the Physical Certificates(s) representing such Convertible Preferred Shares; and
(2)          the number of Convertible Preferred Shares to be withdrawn, which must be a whole number;

(viii)          Payment of the Change of Control Redemption Price.  The Company will cause the Change of Control Redemption Price for each Convertible Preferred Share to be redeemed pursuant to a Change of Control Redemption to be paid to the Holder thereof on or before the later of (i) the applicable Change of Control Redemption Date; and (ii) the date such Convertible Preferred Share is tendered to the Transfer Agent or the Company.  For the avoidance of doubt, Dividends payable pursuant to the proviso to Section 7(b)(v) on any Convertible Preferred Shares to be redeemed pursuant to a Change of Control Redemption will be paid pursuant to such proviso and Section 5(b).
(ix)          Limitations when Change of Control Redemption Not Effected. If on any date any Change of Control Redemption required to be effected on or prior to such date (without giving effect to the first sentence of Section 7(b)(iii)) shall not have been effected, the Company shall not, directly or indirectly, redeem, purchase or otherwise acquire for value, or set apart money for any discharge, any sinking or other similar fund for the redemption or purchase of, any Liquidation Parity Shares or Dividend Parity Shares (except for Convertible Preferred Shares to be redeemed pursuant to Section 7(b)(iii)) or any Junior Parity Shares or Dividend Junior Shares.
SECTION 8.          RIGHT OF HOLDERS TO REQUIRE THE COMPANY TO REPURCHASE CONVERTIBLE PREFERRED SHARES ON OR AFTER THE HOLDER REPURCHASE TRIGGER DATE.
(a)          Holder Repurchase Right.  Subject to the other terms of this Section 8, each Holder will have the right (the “Holder Repurchase Right”) to require the Company to repurchase all, but not less than all, of such Holder’s Convertible Preferred Shares on a Holder Repurchase Date occurring on or after the Holder Repurchase Trigger Date (determined pursuant to Section 8(d)) for a cash purchase price equal to the Holder Repurchase Price.
(b)          No Holder Repurchase Right in Certain Circumstances.  Notwithstanding anything to the contrary in this Section 8, the Company will not be required to offer or effect any Holder Repurchase, and Holders will not have a Holder Repurchase Right, with respect to any Convertible Preferred Share that has been called for Redemption.
(c)          Funds Legally Available for Payment of Holder Repurchase Price.  Notwithstanding anything to the contrary in this Section 8, (i) the Company will not be obligated to pay the Holder Repurchase Price of any Convertible Preferred Shares to the extent, and only to the extent, the Company does not have sufficient funds legally available to pay the same; and (ii) if the Company does not have sufficient funds legally available to pay the Holder Repurchase Price of all Convertible Preferred Shares that are otherwise to be repurchased on a Holder Repurchase Date pursuant to a Holder Repurchase, then (1) the Company will pay the maximum amount of such Holder Repurchase Price that can be paid out of funds legally available for payment, which payment will be made pro rata to each Holder based on the total number of Convertible Preferred Shares of such Holder that were otherwise to be repurchased on such Holder Repurchase Date pursuant to such Holder Repurchase; and (2) the Company will cause all such shares as to which the Holder Repurchase Price was not paid to be returned to the Holder(s) thereof, and such Convertible Preferred Shares will be deemed to remain outstanding.

(d)          Holder Repurchase Date.  The Holder Repurchase Date for the Holder Repurchase of any Convertible Preferred Share will be the tenth (10th) Business Day after the date the Holder of such Convertible Preferred Share has duly delivered the Holder Repurchase Notice relating to such share to the Company pursuant to Section 8(f); provided, however, that the Holder Repurchase Date will in no event be before the Holder Repurchase Trigger Date.
(e)          Holder Repurchase Price.  The Holder Repurchase Price for any Convertible Preferred Share to be repurchased upon a Holder Repurchase is an amount in cash equal to the Liquidation Preference of such share at the Close of Business on the Holder Repurchase Date for such Holder Repurchase plus accumulated and unpaid Dividends on such Convertible Preferred Share to, but excluding, such Holder Repurchase Date (to the extent such accumulated and unpaid Dividends are not included in such Liquidation Preference); provided, however, that if such Holder Repurchase Date is after a Dividend Record Date for a declared Dividend on the Convertible Preferred Shares that has been declared for payment fully or partially in cash and on or before the next Dividend Payment Date, then (1) pursuant to Section 5(b), the Holder of such share at the Close of Business on such Dividend Record Date will be entitled, notwithstanding such Holder Repurchase, to receive, on or, at the Company’s election, before such Dividend Payment Date, such declared cash Dividend on such Convertible Preferred Share; and (2) the Holder Repurchase Price will not include such declared cash Dividend on such Convertible Preferred Share (and, for the avoidance of doubt, any portion of the full Dividend scheduled to be paid on such Dividend Payment Date that is not declared and paid in cash and is to be added to the Liquidation Preference of such share pursuant to Sections 5(a)(ii)(1) will be included in the Holder Repurchase Price).
(f)          Procedures to Exercise the Holder Repurchase Right.
(i)          Delivery of Holder Repurchase Notice and Convertible Preferred Shares to be Repurchased.  To exercise its Holder Repurchase Right for any Convertible Preferred Shares, the Holder thereof must deliver to the Company:
(1)          a duly completed, written Holder Repurchase Notice with respect to such share(s); and
(2)          such share(s), duly endorsed for transfer;
provided, however, that no Holder Repurchase Notice may be delivered before, and each purported delivery of a Holder Repurchase Notice will be deemed null and void if delivered before, the tenth (10th) Business Day before the Holder Repurchase Trigger Date.
(ii)          Contents of Holder Repurchase Notices.  Each Holder Repurchase Notice with respect to any Convertible Preferred Shares must state:
(1)          if such share(s) are represented by one or more Physical Certificates, the certificate number(s) of the  Physical Certificates(s) representing such Convertible Preferred Shares;
(2)          the number of Convertible Preferred Shares to be repurchased, which must be a whole number; and

(3)          that such Holder is exercising its Holder Repurchase Right with respect to such share(s);
(iii)          Delivery of Holder Repurchase Notice is Irrevocable.  Once delivered in accordance with this Section 8(f), a Holder Repurchase Notice will be irrevocable subject to Section 8(c).
(g)          Payment of the Holder Repurchase Price.  Subject to Section 8(c), the Company will cause the Holder Repurchase Price for each Convertible Preferred Share to be repurchased pursuant to a Holder Repurchase to be paid to the Holder thereof on or before the later of (i) the applicable Holder Repurchase Date; and (ii) the date the Certificate representing such share is delivered to the Company.
(h)          Limitations When Holder Repurchase Not Effected.  If on any date any Holder Repurchase required to be effected on or prior to such date (without giving effect to Section 8(c)) shall not have been effected, the Company shall not, directly or indirectly, redeem, purchase or otherwise acquire for value, or set apart money for any discharge, any sinking or other similar fund for the redemption or purchase of, any Liquidation Parity Shares or Dividend Parity Shares (except for Convertible Preferred Shares to be repurchased pursuant to Section 8(c)) or any Junior Parity Shares or Dividend Junior Shares.
SECTION 9.          VOTING RIGHTS.  The Convertible Preferred Shares will have no voting rights except as set forth in this Section 9 or as provided in the Charter or required by the Ohio Revised Code.
(a)          Voting and Consent Rights with Respect to Specified Matters.
(i)          Generally.  Subject to the other provisions of this Section 9(a), while any Convertible Preferred Share is outstanding, each following event will require, and cannot be effected without, the affirmative vote or consent of Holders, and holders of each class or series of Voting Parity Shares, if any, with similar voting or consent rights with respect to such event, representing two-thirds (66.6%) of the combined outstanding voting power of the Convertible Preferred Shares and such Voting Parity Shares, if any:
(1)          any amendment or modification of the Charter to authorize or create, or to increase the authorized number of shares of, any class or series of, or Equity-Linked Security or other equity interest convertible into, Dividend Parity Shares, Liquidation Parity Shares, Dividend Senior Shares or Liquidation Senior Shares;
(2)          any amendment, modification or repeal of any provision of the Charter (including this Certificate of Amendment) or the Company Regulations, whether directly or indirectly (including through merger or consolidation with any other corporation), that adversely affects the rights, preferences or voting powers of the Convertible Preferred Shares (other than an amendment, modification or repeal permitted by Section 9(a)(iii));

(3)          any amendment, alteration, repeal or change to the rights, preferences or privileges of the Convertible Preferred Shares;
(4)          any issuance of Convertible Preferred Shares (other than the issuance of Adjustment Preferred Shares pursuant to Section 10(f)), Dividend Parity Shares, Liquidation Parity Shares, Dividend Senior Shares or Liquidation Senior Shares;
(5)          except to the extent any of the following would constitute a Change of Control (in which case the provisions of Section 7(b) shall apply), the Company’s consolidation or combination with, or merger with or into, another Person, or any binding or statutory share exchange or reclassification involving the Convertible Preferred Shares, in each case unless:
(A)          the Convertible Preferred Shares either (x) remain outstanding after such consolidation, combination, merger, share exchange or reclassification; or (y) are converted or reclassified into, or are exchanged for, or represent solely the right to receive, preference securities of the continuing, resulting or surviving Person of such consolidation, combination, merger, share exchange or reclassification, or the parent thereof;
(B)          the Convertible Preferred Shares that remain outstanding or such preference securities, as applicable, have rights, preferences and voting powers that, taken as a whole, are not materially less favorable (as determined by the Board of Directors in good faith) to the Holders or the holders thereof, as applicable, than the rights, preferences and voting powers, taken as a whole, of the Convertible Preferred Shares immediately before the consummation of such consolidation, combination, merger, share exchange or reclassification; and
(C)          the successor issuer of the Convertible Preferred Shares that remain outstanding or such preference securities, as applicable, is a corporation duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that, if not the Company, will succeed to the Company under the Charter and the Convertible Preferred Shares; or
(6)          agree or consent to any of the actions prohibited by this Section 9(a)(i);
provided, however, that (x) a consolidation, combination, merger, share exchange or reclassification that satisfies the requirements of clauses (A), (B) and (C) of Section 9(a)(i)(5) will not require any vote or consent pursuant to Section 9(a)(i)(1), 9(a)(i)(2), Section 9(a)(i)(3), Section 9(a)(i)(6) or Section 9(b); and (y) each of the following will be deemed, without limitation, not to adversely affect the rights, preferences or voting powers of the Convertible Preferred Shares (or cause any of the rights, preferences or voting powers of any such preference securities to be

“materially less favorable” for purposes of Section 9(a)(i)(5)(B)) and will not require any vote or consent pursuant to Section 9(a)(i)(1), 9(a)(i)(2), Section 9(a)(i)(3), 9(a)(i)(5), 9(a)(i)(6) or Section 9(b):
(I)          any increase in the number of the authorized but unissued shares of the Company’s undesignated serial preferred shares;
(II)          the creation and issuance, or increase in the authorized or issued number, of any class or series of shares that constitutes both Dividend Junior Shares and Liquidation Junior Shares; and
(III)          the application of Section 10(i), including the execution and delivery of any supplemental instruments pursuant to Section 10(i)(iii) solely to give effect to such provision.
(ii)          Where Some But Not All Classes or Series of Stock Are Adversely Affected. If any event set forth in Section 9(a)(i) would require the approval of one or more, but not all, classes or series of Voting Parity Shares (which term, solely for purposes of this sentence, includes the Convertible Preferred Shares), then those classes or series of Voting Parity Shares (other than Convertible Preferred Shares) whose approval is not required pursuant to their terms will be deemed not to have voting or consent rights with respect to such event.  Furthermore, an amendment, modification or repeal described in Section 9(a)(i)(2) above that adversely affects the rights, preferences or voting powers of the Convertible Preferred Shares or an amendment, alteration, repeal or change to the rights, preferences or privileges of the Convertible Preferred Shares described in Section 9(a)(i)(3) above cannot be effected without the affirmative vote or consent of Holders, voting separately as a class, of at least two-thirds (66.6%) of the Convertible Preferred Shares then outstanding.
(iii)          Certain Amendments Permitted Without Consent.  Notwithstanding anything to the contrary in Section 9(a)(i)(2), Section 9(a)(i)(3) or Section 9(a)(ii), the Company may, to the extent permitted by, and subject to the requirements of, the Ohio Revised Code, amend, modify or repeal any of the terms of the Convertible Preferred Shares without the vote or consent of any Holder to:
(1)          cure any ambiguity or correct any omission, defect or inconsistency in the Charter (including this Certificate of Amendment) or the Certificates representing the Convertible Preferred Shares, including the adoption and filing of a certificate of amendment to the Charter, or a corrected instrument, in connection therewith; or
(2)          make any other change to the Charter (including this Certificate of Amendment), the Company Regulations or the Certificates representing the Convertible Preferred Shares that does not, individually or in the aggregate with all other such changes, adversely affect the rights of any Holder (other than any Holders that have consented to such change), as such.

(b)          Right to Vote with Holders of Common Shares.  The Holders shall be entitled to one vote for each Convertible Preferred Share upon all matters presented to the shareholders of the Company.  Subject to the other provisions of, and without limiting the other voting rights provided in, this Section 9, and except as provided in the Charter or required by the Ohio Revised Code, the Holders will have the right to vote together as a single class with the holders of the Common Shares on each matter submitted for a vote or consent by the holders of the Common Shares, and, for these purposes, the Holders will be entitled to notice of all shareholder meetings or proposed actions by written consent in accordance with the Charter, the Company Regulations, and the Ohio Revised Code as if the Holders were holders of Common Shares.
(c)          Procedures for Voting and Consents.
(i)          Rules and Procedures Governing Votes and Consents.  If any vote or consent of the Holders will be held or solicited, including at a regular annual meeting or a special meeting of shareholders, then (1) the Board of Directors will adopt customary rules and procedures at its discretion to govern such vote or consent, subject to the other provisions of this Section 9; and (2) such rules and procedures may include fixing a record date to determine the Holders that are entitled to vote or provide consent, as applicable, and rules governing the solicitation and use of proxies or written consents; provided, however, that with respect to any voting rights of the Holders pursuant to Section 9(b), such rules and procedures will be the same rules and procedures that apply to holders of the Common Shares with respect to the applicable matter referred to in Section 9(b).
(ii)          Voting Power of the Convertible Preferred Shares.  Each Convertible Preferred Share will be entitled to one vote on each matter on which the Holders of the Convertible Preferred Shares are entitled to vote separately as a class and not together with the holders of any other class or series of shares.
(iii)          Written Consent in Lieu of Shareholder Meeting.  A consent or affirmative vote of the Holders pursuant to Section 9(a) may be given or obtained either in writing without a meeting or in person or by proxy at a regular annual meeting or a special meeting of shareholders.
SECTION 10.          CONVERSION.
(a)          Generally.  Subject to the provisions of this Section 10, the Convertible Preferred Shares may be converted only pursuant to an Optional Conversion or a Mandatory Conversion.
(b)          Conversion at the Option of the Holders.
(i)          Conversion Right; When Shares May Be Submitted for Optional Conversion.  Holders will have the right to submit all, or any whole number of shares that is less than all, of their Convertible Preferred Shares pursuant to an Optional Conversion at any time; provided, however, that, notwithstanding anything to the contrary in this Certificate of Amendment,

(1)        Convertible Preferred Shares that are called for a Company Redemption may not be submitted for Optional Conversion after (A) the Close of Business on the second (2nd) Business Day immediately prior to the related Company Redemption Date (unless the Company fails to pay the Company Redemption Price due on such Company Redemption Date) or (B) if the Company fails to pay the Company Redemption Price due on such Company Redemption Date in full, such time as the Company pays such Company Redemption Price in full;
(2)          Convertible Preferred Shares that are subject to Mandatory Conversion may not be submitted for Optional Conversion after the Close of Business on the second (2nd) Business Day immediately prior to the related Mandatory Conversion Date; and
(3)          If a Holder Repurchase Notice is validly delivered pursuant to Section 8(f) with respect to any Convertible Preferred Share, then such Convertible Preferred Share may not be submitted for Optional Conversion, except to the extent (A) such Convertible Preferred Share is not subject to such notice; or (B) the Company fails to pay the Holder Repurchase Price for such Convertible Share in accordance with this Certificate of Amendment.
(ii)          Conversions of Fractional Shares Not Permitted.  Notwithstanding anything to the contrary in this Certificate of Amendment, in no event will any Holder be entitled to convert a number of Convertible Preferred Shares (taking into account all Convertible Preferred Shares held by such Holder to be converted in the aggregate) that is not a whole number.
(iii)          Contingent Conversion Notice.  A Holder delivering an Optional Conversion Notice hereunder may specify in such Optional Conversion Notice that its election to effect such conversion is contingent upon the consummation of a Change of Control, in which case such Optional Conversion shall not occur until such time as such Change of Control has been consummated, and if such Change of Control is terminated or cancelled, such Optional Conversion Notice shall be deemed to be withdrawn.  For the avoidance of doubt, any such contingent Optional Conversion shall occur prior to the Change of Control Redemption that would have otherwise been effected in connection with such Change of Control.
(c)          Mandatory Conversion at the Company’s Election.
(i)          Mandatory Conversion Right.  Subject to the provisions of this Section 10, the Company has the right (the “Mandatory Conversion Right”), exercisable at its election, to designate any Business Day after the Mandatory Conversion Trigger Date as a Conversion Date for the conversion (such a conversion, a “Mandatory Conversion”) of all, or any portion that is a whole number, of the outstanding Convertible Preferred Shares, but only if the Daily VWAP exceeds one hundred fifty percent (150%) of the Conversion Price on each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the Trading Day immediately before the Mandatory Conversion Notice Date for such Mandatory Conversion.
(ii)          Mandatory Conversion Prohibited in Certain Circumstances.  Notwithstanding anything to the contrary in this Section 10(c), the Company’s exercise of its Mandatory Conversion Right, and any related Mandatory Conversion Notice, will not apply to any Convertible Preferred Share as to which a Change of Control Company Redemption Notice or a Change of Control Holder Redemption Notice has been duly delivered pursuant to Section 7(b)(vi), and not withdrawn.
(iii)          Mandatory Conversion Date.  The Mandatory Conversion Date for any Mandatory Conversion will be a Business Day of the Company’s choosing that is no more than twenty (20), nor fewer than ten (10), Business Days after the Mandatory Conversion Notice Date for such Mandatory Conversion.
(iv)          Mandatory Conversion Notice.  To exercise its Mandatory Conversion Right with respect to any Convertible Preferred Shares, the Company must (x) send to each Holder of such shares a written notice of such exercise (a “Mandatory Conversion Notice”) and (y) substantially contemporaneously therewith, issue a press release through such national newswire service as the Company then uses (or publish the same through such other widely disseminated public medium as the Company then uses, including its website) containing the information set forth in the Mandatory Conversion Notice.  Such Mandatory Conversion Notice must state:
(1)          that the Company has exercised its Mandatory Conversion Right to cause the Mandatory Conversion of the Convertible Preferred Shares, briefly describing the Company’s Mandatory Conversion Right under this Certificate of Amendment;
(2)          the Mandatory Conversion Date for such Mandatory Conversion and the date scheduled for the settlement of such Mandatory Conversion;
(3)          that Convertible Preferred Shares subject to Mandatory Conversion may be converted earlier at the option of the Holders thereof pursuant to an Optional Conversion at any time before the Close of Business on the second (2nd) Business Day immediately before the Mandatory Conversion Date;
(4)          that, on and after the Mandatory Conversion Date, Dividends shall cease to accrue on the Preferred Shares called for Mandatory Conversion, and all rights of Holders shall terminate except for the right to receive the whole Conversion Shares with respect to such Convertible Preferred Shares;
(5)          the Conversion Price and Liquidation Preference in effect on the Mandatory Conversion Notice Date for such Mandatory Conversion; and
(6)          the CUSIP and ISIN numbers, if any, of the Convertible Preferred Shares.

 (v)          Selection and Optional Conversion of Convertible Preferred Shares Subject to Partial Mandatory Conversion.  If less than all Convertible Preferred Shares then outstanding are subject to Mandatory Conversion, then:
(1)          the Convertible Preferred Shares to be subject to such Mandatory Conversion will be selected by the Company pro rata; and
(2)          if only a portion of the Convertible Preferred Shares are subject to Mandatory Conversion and a portion of such Convertible Preferred Shares is subject to Optional Conversion, then the converted portion of such Convertible Preferred Shares will be deemed to be from the portion of such Convertible Preferred Shares that was subject to Mandatory Conversion.
(d)          Conversion Procedures.
(i)          Mandatory Conversion.  If the Company duly exercises, in accordance with Section 10(c), its Mandatory Conversion Right with respect to any Convertible Preferred Share, then (1) the Mandatory Conversion of such share will occur automatically and without the need for any action on the part of the Holder(s) thereof; and (2) the Common Shares due upon such Mandatory Conversion will be registered in the name of, and, if applicable, the cash due upon such Mandatory Conversion will be delivered to, the Holder(s) of such Convertible Preferred Shares as of the Close of Business on the related Mandatory Conversion Date.
(ii)          Requirements for Holders to Exercise Optional Conversion Right.
(1)          Generally.  To convert any Convertible Preferred Shares pursuant to an Optional Conversion, the Holder of such Convertible Preferred Shares must (w) complete, manually sign and deliver to the Company an Optional Conversion Notice; (x) deliver any Physical Certificate(s) representing such Convertible Preferred Shares to the Company (at which time such Optional Conversion will become irrevocable); (y) furnish any endorsements and transfer documents that the Company may require; and (z) if applicable, pay any documentary or other taxes.
(2)          Optional Conversion Permitted only During Business Hours.  Convertible Preferred Shares may be surrendered for Optional Conversion only after the Open of Business and before the Close of Business on a day that is a Business Day.
(iii)          Treatment of Accumulated Dividends upon Conversion.
(1)          No Adjustments for Accumulated Dividends.  As specified below in Section 10(e)(i), the Liquidation Preference will not be adjusted to account for any accumulated and unpaid Dividends on any Convertible Preferred Shares being converted.

(2)          Conversions Between a Dividend Record Date and a Dividend Payment Date.  If the Conversion Date of any Convertible Preferred Share to be converted is after a Dividend Record Date for a declared Dividend on the Convertible Preferred Shares and on or before the next Dividend Payment Date, then such Dividend will be paid pursuant to Section 5(b) notwithstanding such conversion; provided, that any increases to the Liquidation Preference for such declared Dividend that would be made effective on the next Dividend Payment Date pursuant to Section 5(a)(ii)(1) shall be made effective as of the Conversion Date.
(3)          Entitlement to Receive Property Dividend.  A Holder of record of any Convertible Preferred Share on the date for determination of holders of Common Shares entitled to receive a Property Dividend as to which a Holder Received Dividend Notice has been given shall receive such Holder Received Dividend in accordance with Section 10(f)(viii) even if such Convertible Preferred Share is converted and the Conversion Date therefor is prior to the date on which such Holder Received Dividend is paid to holders of Common Shares.
(iv)          When Holders Become Shareholders of Record of the Common Shares Issuable Upon Conversion.  The Person in whose name any Common Share is issuable upon conversion of any Convertible Preferred Share will be deemed to become the holder of record of such Common Share as of the Close of Business on the Conversion Date for such conversion.
(e)          Settlement upon Conversion.
(i)          Generally.  Subject to Section 5(b), Section 10(e)(ii), Section 10(e)(iii), Section 10(h) and Section 11(b), the consideration due upon settlement of the conversion of each Convertible Preferred Share will consist of a number of Conversion Shares equal to the quotient obtained by dividing (I) the sum of (x) the Liquidation Preference of such Convertible Preferred Share immediately before the Close of Business on the Conversion Date for such conversion; and (y) an amount equal to accumulated and unpaid Dividends on such Convertible Preferred Share to, but excluding, such Conversion Date (but only to the extent such accumulated and unpaid Dividends are not included in the Liquidation Preference referred to in the preceding clause (x)); by (II) the Conversion Price in effect immediately before the Close of Business on such Conversion Date.
(ii)          Payment of Cash in Lieu of any Fractional Common Share.  Subject to Section 11(b), in lieu of delivering any fractional Common Share otherwise due upon conversion of any Convertible Preferred Share (taking into account all Convertible Preferred Shares held by such Holder to be converted in the aggregate), the Company will, to the extent it is legally able to do so and permitted under the terms of its indebtedness for borrowed money, pay cash based on the Last Reported Sale Price per Common Share on the Conversion Date for such conversion (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day).
(iii)          Company’s Right to Settle Optional Conversion in Cash.  If any Convertible Preferred Share is to be converted pursuant to an Optional Conversion, then the Company will have the right to settle such Optional Conversion of such Convertible Preferred Share (or any portion thereof that represents a whole number of Convertible Preferred Shares) solely in cash in an amount equal to the product of (1) the number of Conversion Shares that would be issuable upon such Optional Conversion of such Convertible Preferred Shares (or such portion thereof), determined in accordance with this Section 10 (but without regard to Section 10(e)(ii) or this Section 10(e)(iii)); and (2) the Last Reported Sale Price per Common Share on the Conversion Date for such Optional Conversion.  Such right can be exercised by Company solely by providing written notice to the Holder of such Convertible Preferred Share no later than the Business Day after such Conversion Date, which notice states (x) that the Company has elected to cash settle such Optional Conversion; and (y) the number of such Convertible Preferred Shares as to which such election is made; provided, that the Company shall have the right to irrevocably determine prior to such date to (A) settle such Optional Conversion solely in cash, (B) settle such Optional Conversion in a combination of cash and Common Shares or (C) eliminate its right to settle any Optional Conversion in cash.  Once such written notice is so provided exercising such right, such exercise will be irrevocable with respect to such Optional Conversion (without affecting the Company’s right to exercise or not exercise such right with respect to any other Optional Conversion).  Notwithstanding anything to the contrary in this Section 10(e)(iii), the Company will not be entitled to exercise its right to settle any Optional Conversion of Convertible Preferred Shares in cash pursuant to this Section 10(e)(iii) unless the Company has sufficient funds legally available, and is permitted under the terms of its indebtedness for borrowed money, to fully pay the cash amounts that would be payable in respect of such election.
(iv)          Delivery of Conversion Consideration.  Except as provided in Sections 10(f)(i)(2) and 10(i), the Company will pay or deliver, as applicable, the Conversion Consideration due upon conversion of any Convertible Preferred Share on or before the second (2nd) Business Day immediately after the Conversion Date for such conversion.
(f)          Conversion Price and Liquidation Preference Adjustments; Issuances of Adjustment Preferred Shares; Cancellation of Adjustment Cancellation Preferred Shares.
(i)          Events Requiring Adjustments and Issuances.  The Conversion Price and Liquidation Preference each will be adjusted from time to time, and new Convertible Preferred Shares shall be issued (such newly issued Preferred Shares, “Adjustment Preferred Shares”), and outstanding Convertible Preferred Shares shall be cancelled (such cancelled Convertible Preferred Shares, “Adjustment Cancellation Preferred Shares”), as set forth below, in each case, except that the Company shall not make any such adjustments if Holders participate, at the same time and upon the same terms as holders of Common Shares and solely as a result of holding Convertible Preferred Shares, in any transaction described in this Section 10, without having to convert their Convertible Preferred Shares, as if they held a number of Common Shares equal to the product of (A) the number of Convertible Preferred Shares held by such Holders and (B) the quotient obtained by dividing (x) the Liquidation Preference by the Conversion Price.  All references in this Section 10(f)(i) to designated clauses (1) through (6) and the subclauses thereof are to the designated clauses and subclauses of this Section 10(f)(i).

 (1)          Share Dividends, Distributions and Splits.
(A) If the Company issues solely Common Shares as a dividend or distribution on all or substantially all of the Common Shares, or if the Company effects a share split of the Common Shares (in each case excluding an issuance solely pursuant to a Common Share Change Event, as to which Section 10(i) will apply), then the Conversion Price will be adjusted based on the following formula:
where:
CP0	=
the Conversion Price in effect immediately prior to the Open of Business on the “ex” date for such dividend or distribution, or immediately before the Open of Business on the effective date of such dividend, distribution or share split, as applicable;

CP’	=
the Conversion Price in effect immediately after the Open of Business on the “ex” date for such dividend or distribution, or immediately after the Open of Business on the effective date of such dividend, distribution or share split, as applicable;

OS0	=
the number of Common Shares outstanding immediately before the Open of Business on such “ex” date or effective date, as applicable, without giving effect to such dividend, distribution or share split; and

OS’	=
the number of Common Shares outstanding immediately after the Open of Business on such “ex” date or effective date, as applicable, and solely as a result of giving effect to such dividend, distribution or share split.

Any adjustment to the Conversion Price made under clause (1)(A) shall become effective immediately after the Open of Business on the “ex” date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split, as applicable.
If any dividend or distribution described in this clause (1)(A) is announced or declared but not so paid or made, the new Conversion Price shall be readjusted, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Price that would then be in effect if such dividend or distribution had not been announced or declared.
(B) Upon any adjustment to the Conversion Price described in clause (1)(A) above, as a condition to and simultaneously with the effectuation of such dividend, distribution or share split, the Liquidation Preference will be adjusted based on the following formula:

where:
LP0	=
the Liquidation Preference in effect immediately prior to the Open of Business on the Payment Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such share split, as applicable;

LP’	=
the Liquidation Preference in effect immediately after the Open of Business on the Payment Date for such dividend or distribution, or immediately after the Open of Business on the effective date of such share split, as applicable;

OS0	=
the number of Common Shares outstanding immediately before the Open of Business on the Payment Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such share split, as applicable; and

OS’	=
the number of Common Shares outstanding immediately after the Open of Business on such Payment Date or effective date, as applicable, and solely as a result of giving effect to such dividend, distribution or share split.

Any decrease to the Liquidation Preference made under clause (1)(B) shall become effective immediately after the Open of Business on the Payment Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split, as applicable.
(C) Upon any adjustment to the Liquidation Preference described in clause (1)(B) above, as a condition to and simultaneously with the effectuation of such dividend, distribution or share split, the Company shall issue and distribute to Holders of Convertible Preferred Shares an amount of Adjustment Preferred Shares per outstanding Convertible Preferred Share based on the following formula:
where:
APS	=	the number of Adjustment Preferred Shares to be issued per outstanding Preferred Share;

LP0	=	the Liquidation Preference in effect immediately prior to the Open of Business on the Payment Date for such dividend or distribution,

or immediately before the Open of Business on the effective date of such share split, as applicable; and

LP’	=
the Liquidation Preference in effect immediately after the Open of Business on the Payment Date for such dividend or distribution, or immediately after the Open of Business on the effective date of such share split, as applicable (after giving effect to Section 5(b)).

Any such issuance and distribution of Adjustment Preferred Shares shall be effected in such manner that the Holders of Convertible Preferred Shares become the holders of record of such Adjustment Preferred Shares immediately after the Open of Business on the Payment Date for such dividend or distribution or the effective date of such share split, as applicable.
For purposes of this clause (1), “effective date” means the first date on which Common Shares trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split.
(2)          Pro Rata Repurchases.
(A) If the Company or any of its Subsidiaries makes a payment in respect of a Pro Rata Repurchase (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the end of the Pro Rata Repurchase Valuation Period (as defined below) in good faith by the Board of Directors) of the cash and any other consideration paid per Common Share in such Pro Rata Repurchase exceeds the average of the Last Reported Sale Prices per Common Share over the five (5) consecutive Trading Day period (the “Pro Rata Repurchase Valuation Period”) commencing on (and including) the Expiration Date, then the Conversion Price will be decreased based on the following formula:
where:
CP0	=	the Conversion Price in effect immediately prior to the Close of Business on the last Trading Day of the Pro Rata Repurchase Valuation Period;

CP’	=	the Conversion Price in effect immediately after the Close of Business on the last Trading Day of the Pro Rata Repurchase Valuation Period;

SP’	=	the average of the Last Reported Sale Prices of the Common Shares over the Pro Rata Repurchase Valuation Period;

OS0	=	the number of Common Shares outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase of any Common Shares purchased or exchanged in the Pro Rata Repurchase);

AC	=
the aggregate value  of all cash and other consideration (determined as of the Close of Business on the Expiration Date in good faith by the Board of Directors) paid or payable for Common Shares purchased or exchanged in such Pro Rata Repurchase; and

OS’	=	the number of Common Shares outstanding immediately after the Expiration Date (after giving effect to the purchase of all Common Shares purchased or exchanged pursuant to such Pro Rata Repurchase).

Any increase to the Conversion Price pursuant to clause (2)(A) will be calculated as of the Close of Business on the last Trading Day of the Pro Rata Repurchase Valuation Period but will be given effect immediately after the Close of Business on the Expiration Date, with retroactive effect. If the Conversion Date for any Convertible Preferred Share to be converted occurs during the Pro Rata Repurchase Valuation Period, then, in determining the Conversion Price, the reference to five (5) consecutive Trading Days in the definition of “Pro Rata Repurchase Valuation Period” for purposes of this clause (2) shall be deemed replaced with such lesser number of consecutive Trading Days as have elapsed from (and including) the Trading Day next succeeding the Expiration Date to (but excluding) the Conversion Date.
To the extent such Pro Rata Repurchase is announced but not consummated (including as a result of being precluded from consummating such Pro Rata Repurchase under applicable law), or any purchases or exchanges of Common Shares in such Pro Rata Repurchase are rescinded, the new Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of Common Shares actually made and not rescinded, if any, in such Pro Rata Repurchase.
(B) Upon any adjustment to the Conversion Price described in clause (2)(A) above with respect to any Pro Rata Repurchase, as a condition to and simultaneously with the effectuation of such Pro Rata Repurchase, the Liquidation Preference will be decreased based on the following formula:

where:
LP0	=	the Liquidation Preference in effect immediately prior to the Close of Business on the last Trading Day of the Pro Rata Repurchase Valuation Period;

LP’	=	the Liquidation Preference in effect immediately after the Close of Business on the last Trading Day of the Pro Rata Repurchase Valuation Period;

SP’	=	the average of the Last Reported Sale Prices of the Common Shares over the Pro Rata Repurchase Valuation Period;

OS0	=	the number of Common Shares outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase of any Common Shares purchased or exchanged in such Pro Rata Repurchase);

AC	=
the aggregate value  of all cash and other consideration (determined as of the Close of Business on the Expiration Date in good faith by the Board of Directors) paid or payable for Common Shares purchased or exchanged in such Pro Rata Repurchase; and

OS’	=	the number of Common Shares outstanding immediately after the Expiration Date (after giving effect to the purchase of all Common Shares purchased or exchanged pursuant to such Pro Rata Repurchase).

Any increase to the Liquidation Preference pursuant to clause (2)(B) will be calculated as of the Close of Business on the last Trading Day of the Pro Rata Repurchase Valuation Period but will be given effect immediately after the Close of Business on the Expiration Date, with retroactive effect. If the Conversion Date for any Convertible Preferred Share to be converted occurs during the Pro Rata Repurchase Valuation Period, then, in determining the Liquidation Preference, the reference to five (5) consecutive Trading Days in the definition of “Pro Rata Repurchase Valuation Period” for purposes of this clause (2) shall be deemed replaced with such lesser number of consecutive Trading Days as have elapsed from (and including) the Trading Day next succeeding the Expiration Date to (but excluding) the Conversion Date.
(C) Upon any adjustment described in clause (2)(B) above with respect to any Pro Rata Repurchase, as a condition to and simultaneously with the effectuation of such Pro Rata Repurchase, the Company shall issue and distribute to Holders of Convertible Preferred Shares an amount of Adjustment Preferred Shares per outstanding Convertible Preferred Share based on the following formula:

where:
APS	=	the number of Adjustment Preferred Shares to be issued per outstanding Convertible Preferred Share;

LP0	=	the Liquidation Preference in effect immediately prior to the Close of Business on the Expiration Date; and

LP’	=	the Liquidation Preference in effect immediately after the Close of Business on the Expiration Date (after giving effect to Section 5(b)).

Any such issuance and distribution of Adjustment Preferred Shares shall be effected in such manner that the Holders of Convertible Preferred Shares become the holders of record of such Adjustment Preferred Shares immediately after the Close of Business on the Expiration Date, with retroactive effect. If the Conversion Date for any Convertible Preferred Share to be converted occurs during the Pro Rata Repurchase Valuation Period, then in determining the number of Adjustment Preferred Shares to be issued and distributed, the reference to five (5) consecutive Trading Days in the definition of “Pro Rata Repurchase Valuation Period” for purposes of this clause (2) shall be deemed replaced with such lesser number of consecutive Trading Days as have elapsed from (and including) the Trading Day next succeeding the Expiration Date to (but excluding) the Conversion Date.
(3)          Below Fair Market Value Issuances.
(A) Subject to Section 10(h), if, on or after the Initial Issue Date, but before the eighteen (18) month anniversary of the Initial Issue Date, the Company or any of its Subsidiaries issues or otherwise sells any Common Shares, or any Equity-Linked Securities, in each case at an Effective Price per Common Share that is less than the average of the Last Reported Sale Prices of the Common Shares over the five (5) consecutive Trading Day period prior to (and excluding) the date of the issuance or sale of such Common Shares or Equity-Linked Securities (other than (x) any dividend, distribution or share split described under clause (1), (y) any Property Dividend described under clause (5) or (z) any issuance solely pursuant to a Common Share Change Event as to which Section 10(i) will apply) (such an issuance or sale, a “Below Fair Market Value Issuance”), then the Conversion Price shall be decreased based on the following formula:
where:
CP0	=	the Conversion Price in effect immediately prior to the Open of Business on the date such Below Fair Market Value Issuance is effectuated;

CP’	=	the Conversion Price in effect immediately after the Open of Business on the date such Below Fair Market Value Issuance is effectuated;

OS	=	the number of Common Shares outstanding immediately before the Open of Business on the date such Below Fair Market Value Issuance is effectuated;

SP0	=
the average of the Last Reported Sale Prices of the Common Shares over the five (5) consecutive Trading Day period prior to (and excluding) the date such Below Fair Market Value Issuance is effectuated;

EP	=	the Effective Price per Common Share in such Below Fair Market Value Issuance; and

X	=
the sum, without duplication, of (x) the total number of Common Shares issued or sold in such Below Fair Market Value Issuance; and (y) the maximum number of Common Shares underlying such Equity-Linked Securities issued or sold in such Below Fair Market Value Issuance.

Any adjustment to the Conversion Price made under clause (3)(A) shall become effective immediately after the Open of Business on the date such Below Fair Market Value Issuance is effectuated.
(B) Upon any adjustment to the Conversion Price described in clause (3)(A) above with respect to any Below Fair Market Value Issuance, as a condition to and simultaneously with the effectuation of such Below Fair Market Value Issuance, the Liquidation Preference shall be adjusted based on the following formula:
where:
LP0	=	the Liquidation Preference in effect immediately prior to the Open of Business on the date such Below Fair Market Value Issuance is effectuated;

LP’	=	the Liquidation Preference in effect immediately after the Open of Business on the date such Below Fair Market Value Issuance is effectuated;

OS	=	the number of Common Shares outstanding immediately before the Open of Business on the date such Below Fair Market Value Issuance is effectuated;

SP0	=
the average of the Last Reported Sale Prices of the Common Shares over the five (5) consecutive Trading Day period prior to (and excluding) the date such Below Fair Market Value Issuance is effectuated;

EP	=	the Effective Price per Common Share in such Below Fair Market Value Issuance; and

X	=
the sum, without duplication, of (x) the total number of Common Shares issued or sold in such Below Fair Market Value Issuance; and (y) the maximum number of Common Shares underlying such Equity-Linked Securities issued or sold in such Below Fair Market Value Issuance.

Any adjustment to the Liquidation Preference made under clause (3)(B) shall become effective immediately after the Open of Business on the date such Below Fair Market Value Issuance is effectuated.
(C) Upon any adjustment described in clause (3)(B) above with respect to any Below Fair Market Value Issuance, as a condition to and simultaneously with the effectuation of such Below Fair Market Value Issuance, the Company shall issue and distribute to Holders of Convertible Preferred Shares an amount of Adjustment Preferred Shares per outstanding Convertible Preferred Share based on the following formula:
where:
APS	=	the number of Adjustment Preferred Shares to be issued per outstanding Convertible Preferred Share;

LP0	=	the Liquidation Preference in effect immediately prior to the Open of Business on the date such Below Fair Market Value Issuance is effectuated; and

LP’	=	the Liquidation Preference in effect immediately after the Open of Business on the date such Below Fair Market Value Issuance is effectuated (after giving effect to Section 5(b)).

Any such issuance and distribution of Adjustment Preferred Shares shall be effected in such manner that the Holders of Convertible Preferred Shares become the holders of record of such Adjustment Preferred Shares immediately after the Open of Business on the date such Below Fair Market Value Issuance is effectuated.
(D) Notwithstanding clauses (3)(A), (3)(B) or (3)(C), (I) the Conversion Price and Liquidation Preference will not be adjusted, nor will Adjustment Preferred Shares be issuable, pursuant to this clause (3) solely as a result of an Exempt Issuance; and (II) the issuance of Common Shares pursuant to the conversion of any Equity-Linked Securities as to which this clause (3) applies will not constitute an additional issuance or sale of Common Shares for purposes of this clause (3) (it being understood, for the avoidance of doubt, that the issuance or sale of Equity-Linked Securities, or any re-pricing or amendment thereof, will be subject to this clause (3)). For purposes of this clause (3), any re-pricing or amendment of any Equity-Linked Securities (including, for the avoidance of doubt, any re-pricing or amendment of Equity-Linked Securities existing as of the Initial Issue Date) will be deemed to be the issuance of additional Equity-Linked Securities, without affecting any prior adjustments theretofore made to the Conversion Price or Liquidation Preference or Adjustment Preferred Shares theretofore distributed.
(4)          Cash Dividends.
(A) Subject to Section 10(h), in the event the Company shall, at any time or from time to time after the Initial Issue Date while the Convertible Preferred Shares remain outstanding, distribute any cash dividend or distribution to all or substantially all holders of Common Shares, excluding (i) any Holder Received Dividend and (ii) distributions of Reference Property pursuant to a transaction specified in Section 10(i), the Conversion Price shall be adjusted based on the following formula:
where:
CP0	=	the Conversion Price in effect immediately prior to the Open of Business on the “ex” date for such dividend or distribution;

CP’	=	the Conversion Price in effect immediately after the Open of Business on the “ex” date for such dividend or distribution;

SP0	=
the average of the Last Reported Sale Prices of the Common Shares over the five (5) consecutive Trading Day period ending on (and including) the Trading Day immediately preceding the “ex” date for such dividend or distribution; and

C	=	the amount of such cash dividend or distribution the Company distributes to one Common Share.

Any decrease in the Conversion Price made under clause (4)(A) shall become effective immediately after the Open of Business on the “ex” date for such dividend or distribution. If any dividend or distribution described in this clause (4)(A) is announced or declared but not so paid or made, the new Conversion Price shall be readjusted, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Price that would then be in effect if such dividend or distribution had not been announced or declared.
(B) Upon any adjustment to the Conversion Price described in clause (4)(A) above with respect to any distribution, as a condition to and simultaneously with the effectuation of such distribution, the Liquidation Preference shall be adjusted based on the following formula:
where:
LP0	=	the Liquidation Preference in effect immediately prior to the Open of Business on the Payment Date for such dividend or distribution;

LP’	=	the Liquidation Preference in effect immediately after the Open of Business on the Payment Date for such dividend or distribution;

SP0	=
the average of the Last Reported Sale Prices of the Common Shares over the five (5) consecutive Trading Day period ending on (and including) the Trading Day immediately preceding the “ex” date for such dividend or distribution; and

C	=	the amount of such cash dividend or distribution the Company distributes to one Common Share.

Any decrease in the Liquidation Preference made under clause (4)(B) shall become effective immediately after the Open of Business on the Payment Date for such dividend or distribution.
(C) Upon any adjustment described in clause (4)(B) above with respect to any distribution, as a condition to and simultaneously with the effectuation of such distribution, the Company shall issue and distribute to Holders of Convertible Preferred Shares an amount of Adjustment Preferred Shares per outstanding Convertible Preferred Share based on the following formula:

where:
APS	=	the number of Adjustment Preferred Shares to be issued per outstanding Convertible Preferred Share;

LP0	=	the Liquidation Preference in effect immediately prior to the Open of Business on the Payment Date for such dividend or distribution; and

LP’	=	the Liquidation Preference in effect immediately after the Open of Business on the Payment Date for such dividend or distribution (after giving effect to Section 5(b)).

Any such issuance and distribution of Adjustment Preferred Shares shall be effected in such manner that the Holder of Convertible Preferred Shares become the holders of record of such Adjustment Preferred Shares immediately after the Open of Business on the Payment Date for such cash dividend or distribution.
(5)          Property Dividends.
(A) Subject to Section 10(h), in the event the Company shall, at any time or from time to time after the Initial Issue Date while the Convertible Preferred Shares remain outstanding, make or issue to all or substantially all holders of Common Shares a Property Dividend (other than (w) distributions of Reference Property pursuant to a transaction specified in Section 10(i), (x) a dividend or distribution described under clause (1), or (y) a cash dividend described under clause (4) or (z) constituting a Holder Received Dividend), then in each such event the Conversion Price shall be adjusted based on the following formula:
where:
CP0	=	the Conversion Price in effect immediately prior to the Open of Business on the “ex” date for such Property Dividend;

CP’	=	the Conversion Price in effect immediately after the Open of Business on the “ex” date for such Property Dividend;

SP0	=	the average of the Last Reported Sale Prices of the Common Shares over the five (5) consecutive Trading Day period ending on

(and including) the Trading Day immediately preceding the “ex” date for such Property Dividend; and

D	=	the fair market value of the Property Dividend (as determined in good faith by the Board of Directors) attributable to one Common Share.

Any decrease in the Conversion Price made under clause (5)(A) shall become effective immediately after the Open of Business on the “ex” date for such dividend or distribution. If any Property Dividend described in this clause (5)(A) is announced or declared but not so paid or made, the new Conversion Price shall be readjusted, effective as of the date the Board of Directors determines not to make or pay such Property Dividend, to be the Conversion Price that would then be in effect if such Property Dividend had not been announced or declared.
(B) Upon any adjustment to the Conversion Price described in clause (5)(A) above with respect to any Property Dividend, as a condition to and simultaneously with the effectuation of such Property Dividend, the Liquidation Preference shall be adjusted based on the following formula:
where:
LP0	=	the Liquidation Preference in effect immediately prior to the Open of Business on the Payment Date for such Property Dividend;

LP’	=	the Liquidation Preference in effect immediately after the Open of Business on the Payment Date for such Property Dividend;

SP0	=
the average of the Last Reported Sale Prices of the Common Shares over the five (5) consecutive Trading Day period ending on (and including) the Trading Day immediately preceding the “ex” date for such Property Dividend; and

D	=	the fair market value of the Property Dividend (as determined in good faith by the Board of Directors) attributable to one Common Share.

Any decrease in the Liquidation Preference made under clause (5)(B) shall become effective immediately after the Open of Business on the Payment Date for such Property Dividend.
(C) Upon any adjustment described in clause (5)(B) above with respect to any Property Dividend, as a condition to and simultaneously with the effectuation of such Property Dividend, the Company shall issue and distribute to Holders of

Convertible Preferred Shares an amount of Adjustment Preferred Shares per outstanding Convertible Preferred Share based on the following formula:
where:
APS	=	the number of Adjustment Preferred Shares to be issued per outstanding Convertible Preferred Share;

LP0	=	the Liquidation Preference in effect immediately prior to the Open of Business on the Payment Date for such Property Dividend; and

LP’	=	the Liquidation Preference in effect immediately after the Open of Business on the Payment Date for such Property Dividend (after giving effect to Section 5(b)).

Any such issuance and distribution of Adjustment Preferred Shares shall be effected in such manner that the Holder of Convertible Preferred Shares become the holders of record of such Adjustment Preferred Shares immediately after the Open of Business on the Payment Date for such Property Dividend.
(6)          Share Combinations.
(A) If the Company effects a share combination of the Common Shares (excluding any combination solely pursuant to a Common Share Change Event, as to which Section 10(i) will apply), then the Conversion Price shall be adjusted based on the following formula:
where:
CP0	=	the Conversion Price in effect immediately before the Open of Business on the effective date of such share combination;

CP’	=	the Conversion Price in effect immediately after the Open of Business on the effective date of such share combination;

OS0	=	the number of Common Shares outstanding immediately before the Open of Business on such effective date without giving effect to such share combination; and

OS’	=	the number of Common Shares outstanding immediately after the Open of Business on such effective date, and solely as a result of giving effect to such share combination.

Any adjustment to the Conversion Price made under clause (6)(A) shall become effective immediately after the Open of Business on the effective date for such share combination.
(B) Upon any adjustment to the Conversion Price described in clause (6)(A) above with respect to any share combination, as a condition to and simultaneously with the effectuation of such share combination, the Liquidation Preference will be adjusted based on the following formula:
where:
LP0	=	the Liquidation Preference in effect immediately before the Open of Business on the effective date of such share combination;

LP’	=	the Liquidation Preference in effect immediately after the Open of Business on the effective date of such share combination;

OS0	=	the number of Common Shares outstanding immediately before the Open of Business on the effective date, without giving effect to such share combination; and

OS’	=	the number of Common Shares outstanding immediately after the Open of Business on such effective date, and solely as a result of giving effect to share combination.

Any adjustment to the Liquidation Preference made under clause (6)(B) shall become effective immediately after the Open of Business on the effective date for such share combination.
(C) Upon any adjustment described in clause (6)(B) above, as a condition to and simultaneously with the effectuation of such share combination, the Company shall cancel an amount of Adjustment Cancellation Preferred Shares per outstanding Convertible Preferred Share of each Holder based on the following formula:
where:

APS	=	the number of Adjustment Preferred Shares (expressed as a fraction of a Convertible Preferred Share) to be cancelled per outstanding Convertible Preferred Share.

LP0	=	the Liquidation Preference in effect immediately prior to the Open of Business on the effective date of such share combination; and

LP’	=	the Liquidation Preference in effect immediately after the Open of Business on the effective date of such share combination.

Any such cancellation of Adjustment Cancellation Preferred Shares shall be effected in such manner that the Holder of Convertible Preferred Shares cease to be the holders of record of such Adjustment Cancellation Preferred Shares immediately after the Open of Business on the effective date of such share combination.
(D) Any cancellation of Adjustment Cancellation Preferred Shares held by any Holder pursuant to this clause (6) shall (i) take into account all Adjustment Cancellation Preferred Shares held by such Holder in the aggregate and (ii) not be effected unless the increase to the Liquidation Preference of the Convertible Preferred Shares of such Holder to remain outstanding after such cancellation required by clause (6)(B) is effected simultaneously therewith. Notwithstanding anything to the contrary in this Certificate of Amendment, in no event will a number of Adjustment Cancellation Preferred Shares held by any Holder (taking into account all Adjustment Cancellation Preferred Shares held by such Holder in the aggregate) be cancelled that is not a whole number.
For purposes of this clause (6), “effective date” means the first date on which Common Shares trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share combination.
(ii)          No Adjustments in Certain Cases.
(1)          Certain Events.  Without limiting the operation of Sections 5(a)(ii)(1) and 10(e)(i), the Company will not be required to adjust the Conversion Price except pursuant to Section 10(f)(i).  Without limiting the foregoing, the Company will not be required to adjust the Conversion Price on account of:
(A)          except as otherwise provided in Section 10(f)(i), the sale of Common Shares for a purchase price that is less than the market price per Common Share or less than the Conversion Price;
(B)          except as provided in Section 10(f)(i)(3), the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Common Shares under any such plan;

(C)          except as provided in Section 10(f)(i)(3), the issuance of any Common Shares or options or rights to purchase Common Shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;
(D)          except as provided in Section 10(f)(i)(3), the issuance of any Common Shares pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Initial Issue Date; or
(E)          solely a change in the par value of the Common Shares, including a change whereby the Common Shares are assigned a par value.
(iii)          Adjustment Deferral. If an adjustment to the Conversion Price otherwise required by this Certificate of Amendment would result in a change of less than one percent (1%) to the Conversion Price, then the Company may, at its election, defer such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (1) when all such deferred adjustments would result in a change of at least one percent (1%) to the Conversion Price; (2) the Conversion Date of any Convertible Preferred Share; (3) the Company Redemption Notice Date for any Company Redemption; (4) the date of a Change of Control Company Redemption Notice for any Change of Control Redemption; (5) the date of a Change of Control Holder Notice for any Change of Control Redemption; (6) the date of a Holder Repurchase Notice for any Holder Repurchase; (7) the occurrence of, or the record date for, any vote of the holders of Common Shares of the Company; (8) the date for determination of holders of Common Shares entitled to receive a Property Dividend as to which a Holder Received Dividend Notice has been given; and (9) the effective date of any Common Share Change Event.
(iv)          Shareholder Rights Plans.  If any Common Shares are to be issued upon conversion of any Convertible Preferred Shares and, at the time of such conversion, the Company has in effect any shareholder rights plan, then the Holder of such Convertible Preferred Shares will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such conversion, the rights set forth in such shareholder rights plan.
(v)          Determination of the Number of Outstanding Common Shares.  For purposes of Section 10(f)(i), the number of Common Shares outstanding at any time will (1) include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares; and (2) exclude Common Shares held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on Common Shares held in its treasury).
(vi)          Calculations.  All calculations with respect to the Conversion Price, Liquidation Preference and adjustments thereto will be made to the nearest 1/100th of a cent (with 5/1,000ths rounded upward).  All Adjustment Preferred Shares issuable pursuant to this Section 10(f) shall be rounded up, and all Adjustment Cancellation Preferred Shares pursuant to this Section 10(f) shall be rounded down, in each case, to the nearest whole number.
(vii)          Notice of Conversion Price Adjustments, Liquidation Preference Adjustments and Issuance of Adjustment Preferred Shares.  Upon the effectiveness of any adjustment to the Conversion Price or the Liquidation Preference pursuant to Section 10(f)(i), the Company at its expense will, as soon as reasonably practicable an no later than ten (10) Business Days after the date of such effectiveness, send notice to the Holders containing (1) a brief description of the transaction or other event on account of which such adjustment was made and showing the computation by which such adjustment was made; (2) the Conversion Price and Liquidation Preference in effect immediately after such adjustment; (3) the effective time of such adjustment; (4) the number of Adjustment Preferred Shares issuable, if any, on account of such transaction or other event; (5) the date of issuance of the Adjustment Preferred Shares; (6) the number of Adjustment Cancellation Preferred Shares cancelled, if any, on account of such share combination; and (7) the date of cancellation of the Adjustment Cancellation Preferred Shares, if applicable.
(viii)          Holder Received Dividend Notices.  If the Company delivers a Holder Received Dividend Notice, the Company shall cause such Holder Received Dividend to be paid with respect to each Convertible Preferred Share outstanding immediately after the Close of Business on the date for determination of holders of Common Shares entitled to receive such distribution, regardless of whether the Conversion Date for such Convertible Preferred Shares is prior to the time at which the Company makes such distribution to holders of Common Shares.
(g)          Voluntary Conversion Price Decreases.
(i)          Generally.  To the extent permitted by law and applicable securities exchange rules, the Company, from time to time, may (but is not required to) decrease the Conversion Price by any amount if (1) the Board of Directors determines that such decrease is in the Company’s best interest or that such decrease is advisable to avoid or diminish any income tax imposed on holders of Common Shares or rights to purchase Common Shares as a result of any dividend or distribution of Common Share (or rights to acquire Common Shares) or any similar event; (2) such decrease is in effect for a period of at least twenty (20) Business Days; and (3) such decrease is irrevocable during such period; provided, however, that any such decrease that would reasonably be expected to result in any income tax imposed on Holders of Convertible Preferred Shares shall require the affirmative vote or consent of Holders representing a majority of the outstanding Convertible Preferred Shares.
(ii)          Notice of Voluntary Decrease.  If the Board of Directors determines to decrease the Conversion Price pursuant to Section 10(g)(i), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 10(g)(i), the Company will send notice to each Holder of such decrease to the Conversion Price, the amount thereof and the period during which such decrease will be in effect.

 (iii)          Limitation on Voluntary Conversion Price Decreases.  Notwithstanding anything in this Section 10(g) to the contrary, the Company may not decrease the Conversion Price pursuant to Section 10(g)(i) to the extent such decrease would cause the Conversion Price to be less than the Minimum Price per Common Share (subject to proportionate adjustments for share dividends, share splits or share combinations with respect to the Common Shares).
(h)          Restriction on Conversions.
(i)          Limitation on Conversion Right and Certain Issuances.  Notwithstanding anything to the contrary in this Certificate of Amendment, unless and until the Requisite Shareholder Approval is obtained, (A) no Common Shares will be issued or delivered upon conversion of any Convertible Preferred Share of any Holder, and no Convertible Preferred Share of any Holder will be convertible, in each case to the extent, and only to the extent, that such issuance, delivery, conversion or convertibility would result in such Holder or a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) beneficially owning in excess of nineteen and nine-tenths percent (19.9%) of the then-outstanding Common Shares or Shareholder Voting Power (these restrictions set forth in this clause (A), the “Ownership Limitation”), and (B) no Adjustment Preferred Share will be issuable to any Holder to the extent, and only to the extent, that such issuance would result in such Holder or a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) beneficially owning, in the aggregate, Convertible Preferred Shares, together with any other Voting Shares, in excess of nineteen and nine-tenths percent (19.9%) of the Shareholder Voting Power (these restrictions set forth in this clause (B), the “Voting Limitation”).  For these purposes, beneficial ownership and calculations of percentage ownership will be determined in accordance with Rule 13d-3 under the Exchange Act.  If any Conversion Consideration otherwise due upon the conversion of any Convertible Preferred Share is not delivered as a result of the Ownership Limitation, then the Company’s obligation to deliver such Conversion Consideration will not be extinguished, and the Company will deliver such Conversion Consideration as soon as reasonably practicable after the Holder of such Convertible Preferred Share provides written confirmation to the Company that such delivery will not contravene the Ownership Limitation.  If any Adjustment Preferred Share is not issued as a result of the Voting Limitation or by operation of Section 10(h)(iii), then in lieu of issuance of such Adjustment Preferred Share, the Conversion Price will be adjusted in accordance with Sections 10(f)(i)(1)(A), 10(f)(i)(2)(A), 10(f)(i)(3)(A), 10(f)(i)(4)(A) or 10(f)(i)(5)(A), as applicable, without giving effect to the adjustments set forth in Sections 10(f)(i)(1)(B)-(C), 10(f)(i)(2)(B)-(C), 10(f)(i)(3)(B)-(C), 10(f)(i)(4)(B)-(C), or 10(f)(i)(5)(B)-(C), as applicable.  Any purported delivery of Common Shares upon conversion of any Convertible Preferred Share or purported issuance of Adjustment Preferred Shares will be void and have no effect to the extent, and only to the extent, that such delivery would contravene the Ownership Limitation or the Voting Limitation, as applicable.  The satisfaction, by a Holder of any Convertible Preferred Share, of the requirements set forth in Section 10(d)(ii) to convert such Convertible Preferred Share will be deemed to be a representation, by such Holder to the Company, that the settlement of such conversion in full and without regard to this Section 10(h)(i) will not contravene the Ownership Limitation.
(ii)          Limitation of Adjustments for, and Prohibition of, Below Fair Market Value Issuance and Certain Dividends.  Notwithstanding anything to the contrary in this Certificate of Amendment but subject to the limitations set forth in Section 10(h)(i), no adjustment will be made to the Conversion Price pursuant to Sections 10(f)(i)(3), (4) or (5) to the extent such adjustment would cause the Conversion Price to be less than the Minimum Price per Common Stock Share (subject to proportionate adjustment for share dividends, share splits or share combinations with respect to the Common Shares).
(iii)          Limitation on Issuances of Adjustment Preferred Shares.  Notwithstanding anything to the contrary in this Certificate of Amendment but subject to the limitations set forth in Section 10(h)(i), no Adjustment Preferred Share will be issued in connection with the adjustments set forth in Sections 10(f)(i)(3), (4) or (5) to the extent such adjustments would cause the Conversion Price or the Liquidation Preference of such Adjustment Preferred Share to be less than the Minimum Price (subject to proportionate adjustment for share dividends, share splits or share combinations with respect to the Common Shares).
(iv)          Limitation and Prohibition of Certain Events. Notwithstanding anything to the contrary in this Certificate of Amendment, the Company shall not make or declare any dividends to Dividend Junior Shares (other than Holder Received Dividends or any other dividends in which the Holders participate, at the same time and upon the same terms as holders of Common Shares and solely as a result of holding Convertible Preferred Shares, without having to convert their Convertible Preferred Shares), in each case, unless the adjustment pursuant to Section 10(f)(i)(4) or (5) resulting from such dividend would not cause the Conversion Price to be less than the Minimum Price per Common Share (subject to proportionate adjustment for share dividends, share splits or share combinations with respect to the Common Shares).
(v)          Covenant to Seek the Requisite Shareholder Approval.  The Company will use its reasonable best efforts to obtain, at the next meeting of its shareholders held following its Annual Meeting of Shareholders in 2020, but in no event later than August 31, 2021, the Requisite Shareholder Approval, including by endorsing its approval in the related proxy materials, and by seeking such Requisite Shareholder Approval, if not previously obtained, at each future regular annual meeting of shareholders and endorsing its approval in the related proxy materials, until such time after the Requisite Shareholder Approval is obtained or, if sooner, the date that the Holders of a majority of the Convertible Preferred Shares then outstanding provides notice to the Company that they no longer seek such Requisite Shareholder Approval. The Company will promptly notify the Holders if the Requisite Shareholder Approval is or is not obtained at each regular annual meeting of shareholders until such Requisite Shareholder Approval is obtained.
(i)          Effect of Common Share Change Event.
(i)          Generally.  If there occurs any:

(1)          recapitalization, reclassification or change of the Common Shares, other than (x) changes solely resulting from a subdivision or combination of the Common Shares, (y) a change only in par value or from par value to no par value or no par value to par value or (z) share splits and share combinations that do not involve the issuance of any other series or class of securities other than the Common Shares;
(2)          consolidation, merger, combination or binding or statutory share exchange involving the Company;
(3)          sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or
(4)          other similar event,
and, as a result of which, the Common Shares are converted into, or are exchanged for, or represent solely the right to receive, other securities, cash or other property or assets, or any combination of the foregoing (such an event, a “Common Share Change Event,” and such other securities, cash or property or assets, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) Common Share would be entitled to receive on account of such Common Share Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Certificate of Amendment,
(A)          from and after the effective time of such Common Share Change Event, (I) the consideration due upon conversion of any Convertible Preferred Share will be determined in the same manner as if each reference to any number of Common Shares in this Section 10, or in any related definitions, were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 7 and Section 10(c), each reference to any number of Common Shares in such Sections (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (III) for purposes of the definition of “Change of Control,” the terms “Common Shares” and “common equity” will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property; and
(B)          for these purposes, (I) the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (II) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of common equity securities, and the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).
If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of shareholder election, then the composition of the Reference Property Unit will be deemed to be (x) the weighted average of the types and amounts of consideration actually owned or received, per Common Share, by the holders of Common Shares that affirmatively make such an election or (y) if no holders of Common Shares affirmatively make such an election, the types and amounts actually owned or received, per Common Share, by the holders of Common Shares.  The Company will notify the Holders of such weighted average as soon as practicable after such determination is made.
(ii)          Compliance Covenant.  The Company will not become a party to any Common Share Change Event unless its terms are consistent with this Section 10(i).
(iii)          Execution of Supplemental Instruments.  On or before the date the Common Share Change Event becomes effective, the Company and, if applicable, the resulting, surviving or transferee Person (if not the Company) of such Common Share Change Event (the “Successor Person”) will execute and deliver such supplemental instruments, if any, as the Company reasonably determines are necessary or desirable to (1) provide for subsequent adjustments to the Conversion Price and Liquidation Preference pursuant to Section 10(f)(i) in a manner consistent with this Section 10(i); (2) provide for the subsequent issuances of Adjustment Preferred Shares or an equivalent security pursuant to Section 10(f)(i) in a manner consistent with this Section 10(i); (3) provide for subsequent cancellations of Adjustment Cancellation Preferred Shares or an equivalent security; and (4) give effect to such other provisions, if any, as the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to Section 10(i)(i).  If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such supplemental instrument(s) and such supplemental instrument(s) will contain such additional provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of Holders.
(iv)          Notice of Common Share Change Event.  The Company will provide notice of each Common Share Change Event to Holders no later than the second (2nd) Business Day after the effective date of the Common Share Change Event.
(v)          Successive Common Share Change Events.  The above provisions of this Section 10(i) shall similarly apply to successive Common Share Change Events.
(j)          Certain Provisions Relating to the Conversions.
(i)          Equitable Adjustments to Prices.  Whenever this Certificate of Amendment requires the Company to calculate the average of the Last Reported Sale Prices or Daily VWAPs, or any function thereof, over, or, in the case of Section 10(c), to determine whether the Daily VWAP exceeds one hundred fifty percent (150%) of the Conversion Price on each of at least twenty (20) Trading Days in, a period of multiple days (including to calculate an adjustment to the Conversion Price), the Company will make appropriate adjustments, if any, to those calculations to account for any adjustment to the Conversion Price pursuant to Section 10(f)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Price (or any change to the market price per Common Share resulting from any such event) where the “ex” date, effective date or Expiration Date, as applicable, of such event occurs, at any time during such period. The Company will likewise make appropriate adjustments where a Conversion Price adjustment otherwise required to be made pursuant to Section 10(f)(i) is not made in respect of a Holder Received Dividend or any other dividend in which the Holders participate, at the same time and upon the same terms as holders of Common Shares and solely as a result of holding Convertible Preferred Shares, without having to convert their Convertible Preferred Shares.
(ii)          Reservation of Common Shares.  The Company will reserve, out of its authorized, unreserved and not outstanding Common Shares, solely for delivery upon conversion of the Convertible Preferred Shares, including any Adjustment Preferred Shares issued pursuant to Section 10(f)(i), a number of Common Shares and other securities, cash or property as from time to time shall be issuable upon the conversion in full of all Convertible Preferred Shares then outstanding, if any.  To the extent the Company delivers Common Shares held in the Company’s treasury in settlement of any obligation under this Certificate of Amendment to deliver Common Shares, each reference in this Certificate of Amendment to the issuance of Common Shares in connection therewith will be deemed to include such delivery.
(iii)          Status of Common Shares.  Each Common Share delivered upon conversion of the Convertible Preferred Shares of any Holder will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of such Holder or the Person to whom such Common Share will be delivered).  If the Common Shares are then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will cause each such Common Share, when so delivered, to be admitted for listing on such exchange or quotation on such system.
(iv)          Taxes Upon Issuance of Common Shares.  The Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any Common Shares upon conversion of the Convertible Preferred Shares of any Holder, except any tax or duty that is due because such Holder requests those Common Shares to be registered in a name other than such Holder’s name.
(v)          Authorization of Adjustment Preferred Shares.  Prior to effecting any transaction as a result of which the issuance of Adjustment Preferred Shares is required pursuant to Section 10(f), the Company shall take such action (including obtaining authorization of and effecting any amendment to the Charter) as may be required so that all such Adjustment Preferred Shares are duly authorized and may be validly issued and, upon issuance, will be fully paid and non-assessable.

SECTION 11.          CALCULATIONS.
(a)          Responsibility; Schedule of Calculations.  Except as otherwise provided in this Certificate of Amendment, the Company will be responsible for making all calculations called for under this Certificate of Amendment or the Convertible Preferred Shares, including determinations of the Conversion Price, the Liquidation Preference, the number of Adjustment Preferred Shares, the number of Adjustment Cancellation Preferred Shares, the Daily VWAPs, the Last Reported Sale Prices and accumulated Dividends on the Convertible Preferred Shares.  The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders.  The Company will provide a schedule of such calculations to any Holder upon written request.
(b)          Calculations Aggregated for Each Holder.  The composition of the Conversion Consideration due upon conversion of the Convertible Preferred Shares of any Holder will be computed based on the total number of Convertible Preferred Shares of such Holder being converted with the same Conversion Date.  For these purposes, any cash amounts due to such Holder in respect thereof will be rounded to the nearest cent.
SECTION 12.          TAX TREATMENT .  Notwithstanding anything to the contrary in this Certificate of Amendment, for U.S. federal and other applicable state and local income tax purposes, it is intended that the Convertible Preferred Shares will not be treated as “preferred Shares” within the meaning of Section 305(b)(4) of Code and Treasury Regulations Section 1.305-5(a).  The Company will, and will cause its Subsidiaries and agents to, report consistently with, and take no positions or actions inconsistent with, the foregoing treatment unless otherwise required by a determination within the meaning of Section 1313(a) of the Code.
SECTION 13.         NOTICES.  The Company will send all notices or communications to Holders pursuant to this Certificate of Amendment in writing and delivered personally, by facsimile or e-mail (with confirmation of receipt from the recipient, in the case of e-mail), or sent by nationally recognized overnight courier service to the Holder’s respective addresses shown on the Register.  Notwithstanding anything in the Certificate of Amendment to the contrary, any defect in the delivery of any such notice or communication will not impair or affect the validity of such notice or communication and the failure to give any such notice or communication to all the Holders will not impair or affect the validity of such notice or communication to whom such notice is sent.
SECTION 14.          NO OTHER RIGHTS.  The Convertible Preferred Shares will have no rights, preferences or voting powers except as provided in this Certificate of Amendment or the Charter or as required by applicable law.

EXHIBIT A
FORM OF CONVERTIBLE PREFERRED SHARE
Agilysys, Inc.
5.25% Series A Convertible Preferred Shares
[Certificate No.: [___]]	No. Shares* [___]]

Agilysys, Inc., an Ohio corporation (the “Company”), certifies that [_______] is the registered owner of [___] shares of the Company’s designated 5.25% Series A Convertible Preferred Stock, without par value (the “Convertible Preferred Shares”), represented by this certificate (this “Certificate”).  The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Convertible Preferred Shares are set forth in the Amended Articles of Incorporation of the Company, as amended from time to time (as amended, the “Articles of Incorporation”).  Capitalized terms used in this Certificate without definition have the respective meanings ascribed to them in the Articles of Incorporation.
Additional terms of this Certificate are set forth on the other side of this Certificate.
[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]
* Insert number of shares for Physical Certificate only.

IN WITNESS WHEREOF, Agilysys, Inc. has caused this instrument to be duly executed as of the date set forth below.
AGILYSYS, INC.

Date:	By:
Name:
Title:

Date:	By:
Name:
Title:

TRANSFER AGENT’S COUNTERSIGNATURE
[legal name of Transfer Agent], as Transfer Agent, certifies that this Certificate represents Convertible Preferred Shares referred to in the within-mentioned Articles of Incorporation.
Date:	By:
Authorized Signatory

REVERSE OF SECURITY
AGILYSYS, INC.
THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS, WITHIN FIVE DAYS AFTER RECEIPT BY THE COMPANY OF A WRITTEN REQUEST THEREFOR, A SUMMARY OF THE POWERS, DESIGNATIONS AND PREFERENCES, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF SHARES OF THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND RIGHTS, AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES, WHICH ARE FIXED BY THE ARTICLES OF INCORPORATION OF THE COMPANY, AS AMENDED, AND THE RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE COMPANY, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES.  SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE COMPANY OR TO THE TRANSFER AGENT.  THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED SHARE CERTIFICATE, OR HIS LEGAL REPRESENTATIVES TO GIVE THE COMPANY A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF AY SUCH CERTIFICATE.
FOR VALUE RECEIVED, ________________ hereby sell, assign and transfer unto

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)
Shares of the 5.25% Series A Convertible Preferred Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint agent to transfer the said shares of 5.25% Series A Convertible Preferred Shares evidenced hereby on the books of the within-named Company with full power of substitution in the premises.

Date:

Signature:

(Sign exactly as your name appears on the other side of this 5.25% Series A Convertible Preferred Shares)
Signature Guarantee:	†

† Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union reasonably acceptable to the Company or meeting the requirements of any transfer agent appointed by the Company from time to time, which requirements include membership or participation in the Securities Transfer Agents Medallion

Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B
OPTIONAL CONVERSION NOTICE
AGILYSYS, INC.
5.25% Series A Convertible Preferred Shares
Subject to the terms of the Articles of Incorporation, by executing and delivering this Optional Conversion Notice, the undersigned Holder of the 5.25% Series A Convertible Preferred Shares identified below directs the Company to convert (check one):
☐	all of the 5.25% Series A Convertible Preferred Shares

☐	‡ 5.25% Series A Convertible Preferred Shares

identified by CUSIP No. and Certificate No.
Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory
‡          Must be a whole number.
B-1

EXHIBIT C
HOLDER REPURCHASE NOTICE
AGILYSYS, INC.
5.25% Series A Convertible Preferred Shares
Subject to the terms of the Articles of Incorporation, by executing and delivering this Holder Repurchase Notice, the undersigned Holder of the 5.25% Series A Convertible Preferred Shares identified below is exercising its Holder Repurchase Right with respect to (check one):
☐	all of the 5.25% Series A Convertible Preferred Shares

☐	§ 5.25% Series A Convertible Preferred Shares

identified by CUSIP No. and Certificate No.
The undersigned acknowledges that Certificate identified above, duly endorsed for transfer, must be delivered to the Company before the Holder Repurchase Price will be paid.
Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory
§          Must be a whole number.

C-1

EXHIBIT D
CHANGE OF CONTROL HOLDER REDEMPTION NOTICE
AGILYSYS, INC.
5.25% Series A Convertible Preferred Shares
Subject to the terms of the Articles of Incorporation, by executing and delivering this Change of Control Holder Redemption Notice, the undersigned Holder of the 5.25% Series A Convertible Preferred Shares identified below is exercising its Change of Control Holder Redemption Right with respect to (check one):
☐	all of the 5.25% Series A Convertible Preferred Shares

☐	§ 5.25% Series A Convertible Preferred Shares

identified by CUSIP No. and Certificate No.
The undersigned acknowledges that Certificate identified above, duly endorsed for transfer, must be delivered to the Company before the Change of Control Redemption Price will be paid.
Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory
§          Must be a whole number.
D-1

EXHIBIT E
FORM OF RESTRICTED SHARE LEGEND
THE OFFER AND SALE OF THIS SECURITY AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND SUCH SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT; OR (B) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF MAY 11, 2020, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

E-1

Exhibit B
Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

BY AND BETWEEN

AGILYSYS, INC.

AND

[____________________]

Dated as of [_____], 2020

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Section 6.6	Successors and Assigns	14
Section 6.7	Headings	14
Section 6.8	Amendments and Waivers	14
Section 6.9	Interpretation; Absence of Presumption	14
Section 6.10	Severability	15

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REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of [___], 2020, by and between Agilysys, Inc., an Ohio corporation (including its successors and permitted assigns, the “Company”), and [____]  (the “Investors”).  Capitalized terms used but not defined elsewhere herein are defined in Exhibit A.
The Company has entered into an Investment Agreement, dated as of May 11, 2020 (as amended from time to time, the “Investment Agreement”), with the Investors pursuant to which the Company is selling to the Investors, and the Investors are purchasing from the Company, 1,735,457 shares of the Series A Convertible Preferred Stock, which is convertible into shares of Common Stock.
As a condition to each of the parties’ obligations under the Investment Agreement, the Company and the Investors are entering into this Agreement for the purpose of granting certain registration and other rights to the Investors.
In consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
ARTICLE I
RESALE SHELF REGISTRATION
Section 1.1          Resale Shelf Registration Statement.  Subject to the other applicable provisions of this Agreement, the Company shall use its reasonable best efforts to file within three (3) months of the date hereof a registration statement covering the sale or distribution from time to time by the Holders, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of all of the Registrable Securities on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, then such registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by such Holders in accordance with any reasonable method of distribution elected by the Holders) (the “Resale Shelf Registration Statement” and such registration, the “Resale Shelf Registration”), and if the Company is a WKSI as of the filing date, the Resale Shelf Registration Statement shall be an Automatic Shelf Registration Statement. If the Resale Shelf Registration Statement is not an Automatic Shelf Registration Statement, then the Company shall use its reasonable best efforts to cause such Resale Shelf Registration Statement to be declared effective by the Commission as promptly as practicable after the filing thereof, but in any event prior to the six (6) month anniversary of the date of this Agreement.  A Resale Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any prospectus contained in such Resale Shelf Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the date that a Resale Shelf Registration Statement becomes effective, but in any event within three (3) business days after such date, the Company shall provide the Holders with written notice of the effectiveness of such Resale Shelf Registration Statement.
Section 1.2          Effectiveness Period.  Once declared effective, the Company shall, subject to the other applicable provisions of this Agreement, use its reasonable best efforts to cause the Resale Shelf Registration Statement to be continuously effective and usable until such time as there are no longer any Registrable Securities (the “Effectiveness Period”).
Section 1.3          Subsequent Shelf Registration.  If any Shelf Registration ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use its reasonable best efforts to promptly cause such Shelf Registration to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration), and in any event shall within thirty (30) days of such cessation of effectiveness, amend such Shelf Registration in a manner reasonably expected to obtain the withdrawal of any order suspending the effectiveness of such Shelf Registration or, file an additional registration statement (a “Subsequent Shelf Registration”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Holders thereof of all securities that are Registrable Securities as of the time of such filing.  If a Subsequent Shelf Registration is filed, the Company shall use its reasonable best efforts to (a) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after such filing, but in no event later than the date that is ninety (90) days after such Subsequent Shelf Registration is filed and (b) keep such Subsequent Shelf Registration (or another Subsequent Shelf Registration) continuously effective until the end of the Effectiveness Period.  Any such Subsequent Shelf Registration shall be a Registration Statement on Form S-3 to the extent that the Company is eligible to use such form, and if the Company is a WKSI as of the filing date, such Registration Statement shall be an Automatic Shelf Registration Statement.  Otherwise, such Subsequent Shelf Registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by such Holders in accordance with any reasonable method of distribution elected by the Holders. A Subsequent Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any prospectus contained in such Subsequent Shelf Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the date that a Subsequent Shelf Registration Statement becomes effective, but in any event within three (3) business days after such date, the Company shall provide the Holders with written notice of the effectiveness of such Subsequent Shelf Registration Statement.
Section 1.4          Supplements and Amendments.  The Company shall supplement and amend any Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration or if required by the Securities Act or as reasonably requested by the Holders covered by such Shelf Registration.
Section 1.5          Subsequent Holder Notice.  If a Person becomes a Holder of Registrable Securities after a Shelf Registration becomes effective under the Securities Act, the Company
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shall, as promptly as is reasonably practicable following delivery of written notice to the Company of such Person becoming a Holder and requesting for its name to be included as a selling securityholder in the prospectus related to the Shelf Registration (a “Subsequent Holder Notice”):
(a)          if required and permitted by applicable law, file with the Commission a supplement to the related prospectus or a post-effective amendment to the Shelf Registration so that such Holder is named as a selling securityholder in the Shelf Registration and the related prospectus in such a manner as to permit such Holder to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable law; provided, however, that the Company shall not be required to file more than one post-effective amendment or a supplement to the related prospectus for such purpose in any 45-day period;
(b)          if, pursuant to Section 1.5(a), the Company shall have filed a post-effective amendment to the Shelf Registration, use its reasonable best efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable, but in any event by the date that is ninety (90) days after the date such post-effective amendment is required by Section 1.5(a) to be filed; and
(c)          notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 1.5(a), but in any event within three (3) business days after such date.
Section 1.6          Underwritten Offering.  The Holders of a majority of the Registrable Securities may on up to two (2) occasions after the Resale Shelf Registration Statement becomes effective deliver a written notice to the Company specifying that the sale of some or all of the Registrable Securities subject to the Shelf Registration, reasonably expected not to be less than fifteen million dollars ($15,000,000) offering amount of Registrable Securities, is intended to be conducted through an underwritten offering (the “Underwritten Offering”).  In the event of an Underwritten Offering:
(a)          The Company and the Holders shall mutually select the managing underwriter or underwriters to administer the Underwritten Offering.
(b)          Notwithstanding any other provision of this Section 1.6, if the managing underwriter or underwriters of a proposed Underwritten Offering advises the Board of Directors of the Company that in its or their opinion the number of Registrable Securities requested to be included in such Underwritten Offering exceeds the number which can be sold in such Underwritten Offering without adversely affecting the distribution of the Registrable Securities being offered, the Registrable Securities shall be included on a pro rata basis upon the number of securities that each Holder shall have requested to be included in such offering.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter or underwriters.
ARTICLE II
COMPANY REGISTRATION
Section 2.1          Notice of Registration.  If at any time or from time to time the Company shall determine to file a registration statement for an underwritten public offering of its Common
3

Stock (for the avoidance of doubt, the following will not apply to any registration statement filed on a Form S-4, Form S-8 or any successor forms), the Company will:
(a)          promptly give to each Holder written notice thereof; and
(b)          subject to Section 2.2, include in such registration and underwritten offering (and any related qualification under blue sky laws or other compliance) all the Registrable Securities specified in a written request or requests made within ten (10) days after receipt of such written notice from the Company by any Holder.
Section 2.2          Underwriting.  The right of any Holder to registration pursuant to Section 1.6 or this Article II shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein.  Each Holder proposing to distribute its securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into and perform such Holder’s obligations under an underwriting agreement with the managing underwriter selected for such underwriting by the Company or by the stockholders of the Company who have the right to select the underwriters (such underwriting agreement to be in the form negotiated by the Company or such stockholders, as the case may be).  Notwithstanding any other provision of this Article II, if the managing underwriter or underwriters of a proposed underwritten offering with respect to which Holders of Registrable Securities have exercised their piggyback registration rights advise the Board of Directors of the Company that in its or their opinion the number of Registrable Securities requested to be included in the offering thereby and all other securities proposed to be sold in the offering exceeds the number which can be sold in such underwritten offering without adversely affecting the distribution of the securities proposed to be sold in the offering, the Registrable Securities and such other securities to be included in such underwritten offering shall be allocated, (a) first, (i) in the event such offering was initiated by the Company, up to the total number of securities that the Company has requested to be included in such registration and (ii) in the event such offering was initiated by the holders of securities (other than the Holders) who have exercised their demand registration rights, up to the total number of securities that such holders of such securities have requested to be included in such offering, (b) second, and only if all the securities referred to in clause (a) have been included, up to the total number of securities that the Holders and other holders of securities that have contractual rights to be included in such registration have requested to be included in such offering (pro rata based upon the number of securities that each of them shall have requested to be included in such offering) and (c) third, and only if all the securities referred to in clause (b) have been included, all other securities proposed to be included in such offering that, in the opinion of the managing underwriter or underwriters can be sold without having such adverse effect.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter or underwriters.  Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.
Section 2.3          Right to Terminate Registration.  The Company or the holders of securities who have caused a registration statement to be filed as contemplated by this Article II, as the case may be, shall have the right to have any registration initiated by it or them under this Article II terminated or withdrawn prior to the effectiveness thereof, whether or not any Holder has elected to include securities in such registration.
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ARTICLE III
ADDITIONAL PROVISIONS REGARDING REGISTRATION RIGHTS
Section 3.1           Registration Procedures.  In the case of each registration effected by the Company pursuant to Article I or II, the Company will keep each Holder participating in such Registration reasonably informed as to the status thereof and, at its expense, the Company will:
(a)          prepare and file with the Commission a registration statement with respect to such securities in accordance with the applicable provisions of this Agreement;
(b)          prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement and as may be necessary to keep the registration statement continuously effective for the period set forth in this Agreement;
(c)          furnish to the Holders participating in such registration and to their legal counsel copies of the registration statement proposed to be filed, provide such Holders and their legal counsel the reasonable opportunity to review and comment on such registration statement, and not file any registration statement or amendment or supplement thereto in a form to which legal counsel reasonably objects in writing. The Company shall not submit a request for acceleration of the effectiveness of a registration statement or any amendment or supplement thereto without the prior approval of legal counsel, which consent shall not be unreasonably withheld;
(d)         furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus and final prospectus as the such underwriters may reasonably request in order to facilitate the public offering of such securities;
(e)          use reasonable best efforts to notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the Company’s knowledge of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and, subject to Section 3.1(j), at the request of any such Holder, prepare promptly and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;
(f)           use reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Company shall not be
5

required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;
(g)          in the event that the Registrable Securities are being offered in an underwritten public offering, enter into and perform its obligations under an underwriting agreement in accordance with the applicable provisions of this Agreement;
(h)          use reasonable best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;
(i)          use reasonable best efforts to cause all Registrable Securities covered by an effective Registration Statement to be listed on any securities exchange on which the Common Stock is then listed; and
(j)          notwithstanding any other provision of this Agreement, if the Board of Directors of the Company has determined in good faith that the disclosure necessary for continued use of the prospectus and registration statement by the Holders could be materially detrimental to the Company, the Company shall have the right not to file or not to cause the effectiveness of any registration covering any Registrable Securities and to suspend the use of the prospectus and the registration statement covering any Registrable Security for such period of time as its use would be materially detrimental to the Company by delivering written notice of such suspension to all Holders listed on the Company’s records; provided, however, that in any 12-month period the Company may exercise the right to such suspension not more than twice.  From and after the date of a notice of suspension under this Section 3.1(j), each Holder agrees not to use the prospectus or registration statement until the earlier of (i) notice from the Company that such suspension has been lifted or (ii) the day following the ninetieth (90th) day of suspension within any 12-month period.
Section 3.2          Limitation on Subsequent Registration Rights.  From and after the date hereof, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities that conflict with the rights granted to the Holders herein, without the prior written consent of Holders of a majority of the Registrable Securities.  It is agreed that the granting of pro rata registration rights to any other investor in the Company shall not be considered to conflict with the rights granted to the Holders herein.
Section 3.3          Expenses of Registration.  All Registration Expenses incurred in connection with any registration pursuant to Article I or II shall be borne by the Company.  All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of the registered securities included in such registration. The Company shall also reimburse the Holders for the fees and disbursements of legal counsel in connection with registration, filing or
6

qualification pursuant to Article I or II of this Agreement which amount shall be limited to twenty-five thousand dollars ($25,000) for each such registration, filing or qualification or, in the case of an underwritten offering, fifty thousand dollars ($50,000).
Section 3.4           Information by Holders.  The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and their Affiliates, the Registrable Securities held by them and the distribution proposed by such Holder or Holders and their Affiliates as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.  It is understood and agreed that the obligations of the Company under Article I or II are conditioned on the timely provisions of the foregoing information by such Holder or Holders and, without limitation of the foregoing, will be conditioned on compliance by such Holder or Holders with the following:
(a)          such Holder or Holders will, and will cause their respective Affiliates to, cooperate with the Company in connection with the preparation of the applicable registration statement, and for so long as the Company is obligated to keep such registration statement effective, such Holder or Holders will and will cause their respective Affiliates to, provide to the Company, in writing and in a timely manner, for use in such registration statement (and expressly identified in writing as such), all information regarding themselves and their respective Affiliates and such other information as may be required by applicable law to enable the Company to prepare such registration statement and the related prospectus covering the applicable Registrable Securities owned by such Holder or Holders and to maintain the currency and effectiveness thereof;
(b)        during such time as such Holder or Holders and their respective Affiliates may be engaged in a distribution of the Registrable Securities, such Holder or Holders will, and they will cause their Affiliates to, comply with all laws applicable to such distribution, including Regulation M promulgated under the Exchange Act, and, to the extent required by such laws, will, and will cause their Affiliates to, among other things: (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such laws; (ii) distribute the Registrable Securities acquired by it solely in the manner described in the applicable registration statement; and (iii) if required by applicable law, cause to be furnished to each agent or broker-dealer to or through whom such Registrable Securities may be offered, or to the offeree if an offer is made directly by such Holder or Holders or their respective Affiliates, such copies of the applicable prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree;
(c)          such Holder or Holders shall, and they shall cause their respective Affiliates to, permit the Company and its representatives and agents to examine such documents and records and will supply in a timely manner any information as they may be reasonably request to provide in connection with the offering or other distribution of Registrable Securities by such Holder or Holders; and
(d)          on receipt of written notice from the Company of the happening of any of the events specified in Section 3.1(i), or that requires the suspension by such Holder or Holders and their respective Affiliates of the distribution of any of the Registrable Securities owned by
7

such Holder or Holders, then such Holders shall, and they shall cause their respective Affiliates to, cease offering or distributing the Registrable Securities owned by such Holder or Holders until the offering and distribution of the Registrable Securities owned by such Holder or Holders may recommence in accordance with the terms hereof and applicable law.
Section 3.5           Rule 144 Reporting.  With a view to making available the benefits of Rule 144 to the Holders, the Company agrees that, for so long as a Holder owns Registrable Securities, the Company will use reasonable best efforts to:
(a)          file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and
(b)          so long as a Holder owns any Restricted Securities, furnish (i)  to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act and (ii) unless otherwise available via the Commission’s EDGAR filing system (or any successor system), to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.
Section 3.6          “Market Stand-Off” Agreement.  The Holders shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to, any Common Stock (or other securities of the Company) held by the Holders (other than those included in the registration) for a period specified by the representatives of the managing underwriter or underwriters of Common Stock (or other securities of the Company convertible into Common Stock) not to exceed ten (10) days prior and ninety (90) days following any registered public sale of securities by the Company in which the Company gave the Holders an opportunity to participate in accordance with Article II.  Each of the Holders also shall execute and deliver any “lock-up” agreement reasonably requested by the representatives of any underwriters of the Company; provided, that, notwithstanding the foregoing, the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the Company or the officers, directors or any other Affiliate of the Company on whom a restriction is imposed.
Section 3.7          Insider Trading Policy.  So long as any designee or nominee of the Holders or their Affiliates sits on the Board of Directors of the Company, the Holders shall, and shall cause their Affiliates, to comply with the Company’s insider trading policy, including by not trading in the Company’s securities during any “black-out” or “closed window” imposed thereunder.
ARTICLE IV
INDEMNIFICATION
Section 4.1          Indemnification by Company.  To the extent permitted by applicable law, the Company will, with respect to any Registrable Securities as to which registration or qualification or compliance under applicable “blue sky” laws has been effected pursuant to this Agreement, indemnify each Holder, each Holder’s current and former officers, directors, partners
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and members, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, and each underwriter thereof, if any, and each Person who controls any such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Parties”), against all expenses, claims, losses, damages and liabilities, joint or several, (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities laws applicable to the Company in connection with any such registration, and the Company will reimburse each of the Company Indemnified Parties for any reasonable legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred.  The indemnity agreement contained in this Section 4.1 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable to a Holder in any such case for any such loss, claim, damage, liability or action (a) to the extent that it arises out of or is based upon a violation or alleged violation of any state or federal law (including any claim arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission in the registration statement or prospectus) which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of any Holder or (b) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of such Holder), such untrue statement or alleged untrue statement or omission or alleged omission was corrected in a final or amended prospectus, and such Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Indemnified Party, and shall survive the transfer of such securities by such Holder.
Section 4.2          Indemnification by Holders.  To the extent permitted by applicable law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration or qualification or compliance under applicable “blue sky” laws is being effected, indemnify, severally and not jointly, the Company, each of its directors, officers, partners and members, each underwriter, if any, of the Company’s securities covered by such a registration, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other Holder and each of such Holder’s officers, directors, partners and members and each Person controlling such Holder within the meaning of Section 15 of the Securities Act (collectively, the “Holder Indemnified Parties”), against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto incident to any such registration, qualification or compliance or based on any
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omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities law applicable to such Holder, and will reimburse each of the Holder Indemnified Parties for any reasonable legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, provided, however, that in no event shall any indemnity under this Section 4.2 payable by a Holder exceed the amount by which the net proceeds actually received by such Holder from the sale of Registrable Securities included in such registration exceeds the amount of any other losses, expenses, settlements, damages, claims and liabilities that such Holder has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or violation.  The indemnity agreement contained in this Section 4.2 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the applicable Holder (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Holder be liable for any such loss, claim, damage, liability or action where such untrue statement or alleged untrue statement or omission or alleged omission was corrected in a final or amended prospectus, and the Company or the underwriters failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act
Section 4.3          Notification.  Each party entitled to indemnification under this Article IV (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld, conditioned or delayed), and the Indemnified Party may participate in such defense at such party’s expense; provided, further, however, that an Indemnified Party (together with all other Indemnified Parties) shall have the right to retain one (1) separate counsel, with the reasonable fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to conflicting interests between such Indemnified Party and any other party represented by such counsel in such proceeding.  The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Article IV, only to the extent that, the failure to give such notice is materially prejudicial or harmful to an Indemnifying Party’s ability to defend such action.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.  The indemnity agreements contained in this Article IV shall not apply to amounts paid in settlement of
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any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.  The indemnification set forth in this Article IV shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have.
Section 4.4          Contribution.  If the indemnification provided for in this Article IV is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any claim, loss, damage, liability or action referred to therein, then, subject to the limitations contained in Article IV, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the actions that resulted in such claims, loss, damage, liability or action, as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4.4.  In no event shall any Holder's contribution obligation under this Section 4.4 exceed the amount by which the net proceeds actually received by such Holder from the sale of Registrable Securities included in such registration exceeds the amount of any other losses, expenses, settlements, damages, claims and liabilities that such Holder has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or violation.  No Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
ARTICLE V
TRANSFER AND TERMINATION OF REGISTRATION RIGHTS
Section 5.1          Transfer of Registration Rights.  The rights to cause the Company to register securities granted to a Holder under this Agreement may be assigned to one or more transferees or assignees of Registrable Securities in connection with any transfer or assignment of Registrable Securities in accordance with the Investment Agreement; provided, however, that (a) such transfer may otherwise be effected in accordance with applicable securities laws, (b) prior written notice of such assignment is given to the Company, and (c) such transferee or assignee agrees in writing to be bound by, and subject to, this Agreement as a “Holder” pursuant to a written instrument in form and substance reasonably acceptable to the Company.
Section 5.2           Termination of Registration Rights.  The rights of any particular Holder to cause the Company to register securities under Articles I and II shall terminate with respect to such Holder upon the date upon which such Holder no longer holds any Registrable Securities.
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ARTICLE VI
MISCELLANEOUS.
Section 6.1          Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and will become effective when one or more counterparts have been signed by a party and delivered to the other parties.  Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 6.1, provided that receipt of copies of such counterparts is confirmed.
Section 6.2          Governing Law; Waiver of Jury Trial.
(a)          This Agreement shall be governed by, and construed in accordance with, the laws of the state of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the state of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of New York.
(b)          Any dispute relating hereto shall be heard first in any state or federal court located in the state of New York (each a “Chosen Court” and collectively, the “Chosen Courts”), and the parties agree to the exclusive jurisdiction and venue of the Chosen Courts.  Such Persons further agree that any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or by any matters related to the foregoing (the “Applicable Matters”) shall be brought exclusively in a Chosen Court, and that any proceeding arising out of this Agreement or any other Applicable Matter shall be deemed to have arisen from a transaction of business in the state of New York, and each of the foregoing Persons hereby irrevocably consents to the jurisdiction of such Chosen Courts in any such proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that such Person may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such Chosen Court or that any such proceeding brought in any such Chosen Court has been brought in an inconvenient forum.
(c)          Such Persons further covenant not to bring a proceeding with respect to the Applicable Matters (or that could affect any Applicable Matter) other than in such Chosen Court and not to challenge or enforce in another jurisdiction a judgment of such Chosen Court.
(d)          Process in any such proceeding may be served on any Person with respect to such Applicable Matters anywhere in the world, whether within or without the jurisdiction of any such Chosen Court.  Without limiting the foregoing, each such Person agrees that service of process on such party as provided in Section 6.5 shall be deemed effective service of process on such Person.
(e)        Waiver of Jury Trial.  EACH PARTY HERETO, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS
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AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.
Section 6.3          Entire Agreement; No Third Party Beneficiary.  This Agreement and the other Transaction Documents (as defined in the Investment Agreement) contain the entire agreement by and among the parties with respect to the subject matter hereof and all prior negotiations, writings and understandings relating to the subject matter of this Agreement.  Except as provided in Article IV, this Agreement is not intended to confer upon any Person not a party hereto (or their successors and permitted assigns) any rights or remedies hereunder.
Section 6.4          Expenses.  Except as provided in Section 3.3, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including accounting and legal fees shall be paid by the party incurring such expenses.
Section 6.5          Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows:  (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by nationally recognized overnight air courier, one (1) business day after mailing; (c) if sent by e-mail transmission, with a copy sent on the same day in the manner provided in Section 6.5(a) or (b), when transmitted and receipt is confirmed; and (d) if otherwise actually personally delivered, when delivered, provided, that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other Parties to this Agreement:
If to the Company, to:
Agilysys, Inc.
1000 Windward Concourse
Suite 250
Alpharetta, Georgia 30005
Attention:  Kyle C. Badger
Email: kyle.badger@agilysys.com

with a copy (which shall not constitute notice) to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Attention: Ross A. Fieldston
      Jeffrey D. Marell
Email:  rfieldston@paulweiss.com
jmarell@paulweiss.com

If to a Purchaser, to:
MAK Capital One L.L.C.
Attn: Michael A. Kaufman
E-mail: kaufman@makcap.com
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with a copy (which shall not constitute notice) to:
Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana Street, 44th Floor
Houston, TX 77002-5200
Attention:  Christopher E. Centrich
E-mail:  ccentrich@akingump.com

Section 6.6          Successors and Assigns.  This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Except as provided in Section 5.1, no assignment of this Agreement or of any rights or obligations hereunder may be made by any party hereto without the prior written consent of the other parties hereto. Any purported assignment or delegation in violation of this Agreement shall be null and void ab initio.
Section 6.7           Headings.  The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.
Section 6.8          Amendments and Waivers.  This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Company and the Holders of a majority of the Registrable Securities outstanding at the time of such amendment.  Any party hereto may, only by an instrument in writing, waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with.  No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.  The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.
Section 6.9           Interpretation; Absence of Presumption.
(a)          For the purposes hereof:  (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and paragraph references are to the Sections and paragraphs in this Agreement unless otherwise specified; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified; and (iv) the word “or” shall not be exclusive.
(b)          With regard to each and every term and condition of this Agreement, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any
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such term or condition, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement.
Section 6.10          Severability.  Any provision hereof that is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof, provided, however, that the parties will attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent.
(The next page is the signature page)

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.
AGILYSYS, INC.

By:
Name:
Title:

[____________]
By:
Its:

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

EXHIBIT A
DEFINED TERMS
The following capitalized terms have the meanings indicated:
“Affiliate” of any Person means any Person, directly or indirectly, controlling, controlled by or under common control with such Person.
“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405.
“Commission” means the Securities and Exchange Commission.
“Common Stock” means the Company’s common stock, without par value.
 “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.
“Holder” means (a) any Investor holding Registrable Securities and (b) any transferee or assignee to which the rights under this Agreement have been transferred in accordance with Section 5.1.
“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, other legal entity, or any government or governmental agency or authority.
“register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.
“Registration Expenses” means all expenses incurred by the Company in complying with Articles I and II, including, without limitation, all registration, qualification, listing and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration; provided, however, that Registration Expenses shall not include any Selling Expenses.
“Registrable Securities” means (a) any shares of Common Stock actually issued upon conversion of the Series A Convertible Preferred Stock, and (b) any Common Stock or other securities actually issued in respect of the securities described in clause (a) above or this clause (b) upon any stock split, stock dividend, recapitalization, reclassification, merger, consolidation or similar event or otherwise; provided, however, that the securities described in clauses (a) and (b) above shall only be treated as Registrable Securities until the earliest of:  (i) the date on which such security has been registered under the Securities Act and disposed of in accordance with an effective Registration Statement relating thereto; (ii) the date on which such security has been sold pursuant to Rule 144 and the security is no longer a Restricted Security; (iii) the date on which all Registrable Securities owned by the Holder thereof may be resold without volume or other restrictions during any and all three-month periods pursuant to Rule 144; or (iv) the date on which
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such security is transferred in a transaction pursuant to which the registration rights are not also assigned in accordance with Section 5.1.
“Restricted Securities” means any Common Stock required to bear the legend set forth in Section 4.2(a) of the Investment Agreement.
“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.
“Rule 405” means Rule 405 promulgated under the Securities Act and any successor provision.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
“Selling Expenses” means (a) all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders, and (b) the fees and expenses of any counsel to the Holders in excess of those fees set forth in Section 3.3.
“Series A Convertible Preferred Stock” means the Company’s Series A Serial Preferred Shares, without par value.
“Shelf Registration” means the Resale Shelf Registration or a Subsequent Shelf Registration, as applicable.
“WKSI” means a “well known seasoned issuer” as defined under Rule 405.
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The following terms are defined in the Sections of this Agreement indicated:
INDEX OF TERMS

Term	Section
Agreement	Preamble
Applicable Matters	6.2(b)
Chosen Courts	6.2(b)
Company	Preamble
Company Indemnified Parties	4.1
Effectiveness Period	1.2
Holder	5.1
Holder Indemnified Parties	4.2
Indemnified Party	4.3
Indemnifying Party	4.3
Investor	Preamble
Investment Agreement	Preamble
Market Stand-Off	3.6
Resale Shelf Registration	1.1
Resale Shelf Registration Statement	1.1
Subsequent Holder Notice	1.5
Subsequent Shelf Registration	1.3
Underwritten Offering	1.6

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